                                                                     EXHIBIT 4.2


Kmart Store No.: [STORE NO.]~
[TOWN, STATE]~




THIS INDENTURE IS A MORTGAGE, DEED OF TRUST AND SECURITY AGREEMENT OF BOTH REAL AND PERSONAL PROPERTY, INCLUDING GOODS THAT ARE OR ARE TO BECOME FIXTURES ON THE REAL ESTATE DESCRIBED HEREIN. THIS INDENTURE CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS. THIS INDENTURE IS TO BE FILED FOR RECORD IN THE RECORDS WHERE MORTGAGES OR DEEDS OF TRUST OF REAL PROPERTY ARE RECORDED. THIS INDENTURE SHOULD ALSO BE APPROPRIATELY INDEXED AS A FIXTURE FINANCING STATEMENT UNDER THE UNIFORM COMMERCIAL CODE. THIS INDENTURE SECURES OBLIGATIONS CONTAINING PROVISIONS FOR MODIFICATIONS IN THE TERMS OF THE SECURED OBLIGATIONS.


                     INDENTURE, MORTGAGE AND DEED OF TRUST,
                   ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

                           Dated as of March __, 1995

                                     Among


                    REAL ESTATE FINANCE TRUST 1995-K-_____,

                           a Delaware business trust,
                                  Owner Trust

                                      and

                            THE BANK OF NEW YORK and


                                 TODD N. NIEMY,

                               Indenture Trustees





             When recorded return to:

                SULLIVAN & CROMWELL


                250 Park Avenue

                New York, New York 10177-0021

                Attention:  Ms. Sheila Lynch


                               TABLE OF CONTENTS

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
RECITALS                            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
GRANTING CLAUSES                    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3


                                                                    ARTICLE I

Definitions                         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7


                                                                   ARTICLE II

                                                           ISSUE, EXECUTION, FORM AND
                                                       REGISTRATION OF THE MORTGAGE NOTES

SECTION 2.01.                       Authentication and Delivery of
                                     Mortgage Notes . . . . . . . . . . . . . . . . . . . . . . . .   18
SECTION 2.02.                       Execution of Mortgage Notes . . . . . . . . . . . . . . . . . .   18
SECTION 2.03.                       Certificate of Authentication . . . . . . . . . . . . . . . . .   18
SECTION 2.04.                       Form and Terms of Mortgage Notes;
                                     Payments of Principal, Premium
                                     and Interest . . . . . . . . . . . . . . . . . . . . . . . . .   19
SECTION 2.05.                       Payments from Indenture Estate Only . . . . . . . . . . . . . .   21
SECTION 2.06.                       Registration, Transfer and Exchange . . . . . . . . . . . . . .   22
SECTION 2.07.                       Mutilated, Defaced, Destroyed, Lost
                                     and Stolen Mortgage Notes  . . . . . . . . . . . . . . . . . .   24
SECTION 2.08.                       Cancellation of Mortgage Notes;
                                     Destruction Thereof  . . . . . . . . . . . . . . . . . . . . .   25
SECTION 2.09.                       Termination of Interest in
                                     Indenture Estate . . . . . . . . . . . . . . . . . . . . . . .   25


                                                                   ARTICLE III

                                                                    COVENANTS

SECTION 3.01.                       Payment of Principal, Premium
                                     and Interest . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 3.02.                       Offices for Payments, Etc.  . . . . . . . . . . . . . . . . . .   26
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SECTION 3.03.             Appointment to Fill a Vacancy in Office
                           of Corporate Indenture Trustee . . . . . . . . . . . . . . . . . . . . .   26
SECTION 3.04.             [Intentionally Omitted] . . . . . . . . . . . . . . . . . . . . . . . . .   26
SECTION 3.05.             Covenants of the Trust Company and
                           the Owner Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
SECTION 3.06.             Property Alterations and Substitutions
                           of the Indenture Estate  . . . . . . . . . . . . . . . . . . . . . . . .   30
SECTION 3.07.             Further Assurances; Financing
                           Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 3.08.             Assumption of Obligations of Owner
                           Trust by the Company . . . . . . . . . . . . . . . . . . . . . . . . . .   31
SECTION 3.09.             No Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34


                                                                   ARTICLE IV

                                                                  HOLDER LISTS  . . . . . . . . . .   34


                                                                    ARTICLE V

                                                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                                                        INCOME FROM THE INDENTURE ESTATE

SECTION 5.01.             Basic Rent Distribution . . . . . . . . . . . . . . . . . . . . . . . . .   34
SECTION 5.02.             Event of Loss and Replacement;
                           Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
SECTION 5.03.             Payment After Indenture Event of
                           Default, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
SECTION 5.04.             Certain Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 5.05.             Other Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
SECTION 5.06.             Payments to Owner Trust . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 5.07.             Application of Payments . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 5.08.             Investment of Amounts Held by
                           Indenture Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
SECTION 5.09.             Withholding Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39





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                                                                   ARTICLE VI

                                                          REDEMPTION OF MORTGAGE NOTES

SECTION 6.01.             No Redemption or Prepayment Prior
                           to Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
SECTION 6.02.             Redemption of Mortgage Notes  . . . . . . . . . . . . . . . . . . . . . .   40
SECTION 6.03.             Redemption; Notice to Corporate Indenture
                           Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
SECTION 6.04.             Mortgage Notes Redeemed in Part . . . . . . . . . . . . . . . . . . . . .   42
SECTION 6.05.             Notice of Redemption to Holders . . . . . . . . . . . . . . . . . . . . .   42
SECTION 6.06.             Right to Reject Tenant's Purchase
                           Offer or Notice of Termination   . . . . . . . . . . . . . . . . . . . .   43
SECTION 6.07.             Mortgage Notes Payable on
                           Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43



                                                                   ARTICLE VII

                                                         REMEDIES OF INDENTURE TRUSTEES
                                                                   AND HOLDERS

SECTION 7.01.             Indenture Event of Default  . . . . . . . . . . . . . . . . . . . . . . .   44
SECTION 7.02.             Remedies; Acceleration of Maturity;
                           Rescission   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
SECTION 7.03.             Exercise of Remedies, and Suits for
                           Enforcement, by Indenture Trustees;
                           Owner Trust's Right to Redeem the
                           Mortgage Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
SECTION 7.04.             Additional Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
SECTION 7.05.             Indenture Trustees May File Proofs
                           of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
SECTION 7.06.             Indenture Trustees May Enforce Claims
                           Without Possession of the Mortgage
                           Notes; Represent Holders . . . . . . . . . . . . . . . . . . . . . . . .   52
SECTION 7.07.             Application of Money Collected  . . . . . . . . . . . . . . . . . . . . .   53
SECTION 7.08.             Limitation on Suits   . . . . . . . . . . . . . . . . . . . . . . . . . .   53
SECTION 7.09.             Unconditional Right of Holders to
                           Receive Principal, Premium, if any,
                           and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54





                                      iii
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SECTION 7.10.             Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . .   54
SECTION 7.11.             Rights and Remedies Cumulative and
                           Subject to Applicable Law  . . . . . . . . . . . . . . . . . . . . . . .   54
SECTION 7.12.             Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 7.13.             Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
SECTION 7.14.             Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 7.15.             Waiver of Appraisement; Laws  . . . . . . . . . . . . . . . . . . . . . .   56
SECTION 7.16.             Special State Law Addendum  . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 7.17.             No Cross-Collateralization  . . . . . . . . . . . . . . . . . . . . . . .   57


                                                                  ARTICLE VIII

                                                            RIGHTS OF THE OWNER TRUST
                                                            AND THE OWNER PARTICIPANT

SECTION 8.01.             Certain Rights of Owner Trust and Owner
                           Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
SECTION 8.02.             Owner Trust's Right to Elect to Redeem
                           and to Provide for Payment . . . . . . . . . . . . . . . . . . . . . . .   59
SECTION 8.03.             Certain Rights of Owner Trust and
                           Owner Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
SECTION 8.04.             Company Ownership of Owner Trust  . . . . . . . . . . . . . . . . . . . .   63


                                                                   ARTICLE IX

                                                             THE INDENTURE TRUSTEES

SECTION 9.01.             Acceptance of Trusts  . . . . . . . . . . . . . . . . . . . . . . . . . .   63
SECTION 9.02.             Duties and Responsibilities of the
                           Indenture Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
SECTION 9.03.             Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
SECTION 9.04.             Certain Rights of the Indenture
                           Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
SECTION 9.05.             Issuance of Mortgage Notes
                           or Recording; Warranty . . . . . . . . . . . . . . . . . . . . . . . . .   67
SECTION 9.06.             Indenture Trustees, Owner Trustees
                           and Agents May Hold Mortgage Notes;
                           Collections, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .   67
SECTION 9.07.             Moneys Held by Indenture Trustees . . . . . . . . . . . . . . . . . . . .   68





                                       iv
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SECTION 9.08.             Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
SECTION 9.09.             The Co-Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . .   68
SECTION 9.10.             Co-Indenture Trustee Acting with
                           Corporate Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . .   68
SECTION 9.11.             Easements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
SECTION 9.12.             Resignation and Removal; Appointment
                           of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   69
SECTION 9.13.             Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . .   70
SECTION 9.14.             Merger, Conversion, Consolidation or
                           Succession to Business . . . . . . . . . . . . . . . . . . . . . . . . .   70
SECTION 9.15.             Persons Eligible for Appointment as
                           Corporate Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . .   71
SECTION 9.16.             Appointment of Separate Trustees  . . . . . . . . . . . . . . . . . . . .   71
SECTION 9.17.             Trustees' Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73


                                                                    ARTICLE X

                                                             CONCERNING THE HOLDERS

SECTION 10.01.            Evidence of Action Taken by Holders . . . . . . . . . . . . . . . . . . .   74
SECTION 10.02.            Proof of Execution of Instruments
                           and of Holding of the Mortgage Notes . . . . . . . . . . . . . . . . . .   74
SECTION 10.03.            Holders to Be Treated as Owners . . . . . . . . . . . . . . . . . . . . .   74
SECTION 10.04.            Mortgage Notes Owned by Owner Trust,
                           Owner Trustees, Owner Participant
                           and the Company Deemed
                           Not Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
SECTION 10.05.            Right of Revocation of Action Taken . . . . . . . . . . . . . . . . . . .   75
SECTION 10.06.            Voting Rights of Pass Through Trustee . . . . . . . . . . . . . . . . . .   76


                                                                   ARTICLE XI

                                                      INDEMNIFICATION OF INDENTURE TRUSTEES
                                                                 BY OWNER TRUST   . . . . . . . . .   76





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                                                                   ARTICLE XII

                                                       SUPPLEMENTS AND AMENDMENTS TO THIS
                                                          INDENTURE AND OTHER DOCUMENTS

SECTION 12.01.            Supplemental Indentures Without Consent
                           of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77
SECTION 12.02.            Supplemental Indentures With Consent
                           of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79
SECTION 12.03.            Effect of Supplemental Indenture  . . . . . . . . . . . . . . . . . . . .   80
SECTION 12.04.            Documents to be Given to Indenture
                           Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
SECTION 12.05.            Notation on Mortgage Notes in
                           Respect of Supplemental Indentures . . . . . . . . . . . . . . . . . . .   80
SECTION 12.06.            No Request Necessary for Lease
                           Supplement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
SECTION 12.07.            Amendments, Waivers, Etc. of Other
                           Indenture Documents  . . . . . . . . . . . . . . . . . . . . . . . . . .   81


                                                                  ARTICLE XIII

                                                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                                                UNCLAIMED MONEYS

SECTION 13.01.            Satisfaction and Discharge of Indenture;
                           Termination of Indenture . . . . . . . . . . . . . . . . . . . . . . . .   83
SECTION 13.02.            Application by Indenture Trustees of
                           Funds Deposited for Payment of
                           Mortgage Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
SECTION 13.03.            Transfer of Moneys Held by Indenture
                           Trustees Unclaimed for Two Years and
                           Eleven Months  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84





                                       vi
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                                                                   ARTICLE XIV

                                                           SUBSTITUTIONS AND RELEASES

SECTION 14.01.            Substitution of Property Included
                           in the Indenture Estate During
                           Continuation of Lease  . . . . . . . . . . . . . . . . . . . . . . . . .   85
SECTION 14.02.            Execution of Releases . . . . . . . . . . . . . . . . . . . . . . . . . .   86


                                                                   ARTICLE XV

                                                     ISSUANCE OF REFINANCING MORTGAGE NOTES

SECTION 15.01.            Creation and Forms of Refinancing
                           Mortgage Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86
SECTION 15.02.            Issuance of Refinancing Mortgage
                           Notes After Redemption . . . . . . . . . . . . . . . . . . . . . . . . .   86

                                                                   ARTICLE XVI

                                                         ASSIGNMENT OF LEASES AND RENTS

SECTION 16.01.            Making of Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . .   87
SECTION 16.02.            Receipt of Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
SECTION 16.03.            Irrevocability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
SECTION 16.04.            Owner Trust Remains Liable  . . . . . . . . . . . . . . . . . . . . . . .   90
SECTION 16.05.            Ongoing Right to Collect Rents;
                           Receivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   90
SECTION 16.06.            Article XVI Not Intended to Override  . . . . . . . . . . . . . . . . . .   91


                                                                  ARTICLE XVII

                                                   SECURITY AGREEMENT AND FINANCING STATEMENT   . .   91





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                                                                  ARTICLE XVIII

                                                                  MISCELLANEOUS

SECTION 18.01.            Exculpation and Release of Liability  . . . . . . . . . . . . . . . . . .   93
SECTION 18.02.            Capacity in Which Acting  . . . . . . . . . . . . . . . . . . . . . . . .   93
SECTION 18.03.            No Legal Title to Indenture Estate
                           in Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   93
SECTION 18.04.            Sale of Indenture Estate by
                           Indenture Trustees is Binding  . . . . . . . . . . . . . . . . . . . . .   94
SECTION 18.05.            Indenture for Benefit of Owner
                           Trust, Indenture Trustees and
                           Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
SECTION 18.06.            No Action Contrary to the Company's
                           Rights Under the Lease . . . . . . . . . . . . . . . . . . . . . . . . .   94
SECTION 18.07.            Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94
SECTION 18.08.            Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . .   95
SECTION 18.09.            Form of Documents Delivered to
                           Indenture Trustees . . . . . . . . . . . . . . . . . . . . . . . . . . .   96
SECTION 18.10.            Act of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 18.11.            Effect of Headings and Table of
                           Contents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 18.12.            Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 18.13.            Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 18.14.            Governing Law; Interpretation . . . . . . . . . . . . . . . . . . . . . .   97
SECTION 18.15.            Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . . .   98
SECTION 18.16.            Company Not a Party   . . . . . . . . . . . . . . . . . . . . . . . . . .   98
SECTION 18.17.            Special State Law Addendum  . . . . . . . . . . . . . . . . . . . . . . .   98




EXHIBIT A-1 - Form of Mortgage Note due [Maturity Date K-1]

EXHIBIT A-2 - Form of Mortgage Note due [Maturity Date K-2]

SCHEDULE I  - Description of Land

      INDENTURE, MORTGAGE AND DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT (this "Indenture") dated as of March __, 1995 between Real Estate Finance Trust 1995-K-_____, a Delaware business trust (the "Owner Trust") created under the Trust Agreement (as hereinafter defined) whose principal place of business and mailing address are set forth in Section 18.07, of which Wilmington Trust Company (together with its permitted successors and assigns, the "Corporate Owner Trustee") and William J. Wade (together with his permitted successors and assigns, the "Individual Owner Trustee"), acting not individually, except as otherwise provided herein (when acting in such individual capacity, the "Trust Company" and "William J. Wade", respectively), but solely as trustees for the Owner Trust (the Corporate Owner Trustee and the Individual Owner Trustee, collectively in such capacities, the "Owner Trustees"), and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, whose principal place of business and mailing address are set forth in Section 18.07, and Todd N. Niemy, whose residence and mailing address are set forth in Section 18.07, as Corporate Indenture Trustee and Co-Indenture Trustee, respectively, hereunder (collectively, together with their permitted successors and assigns, the "Indenture Trustees").


                                    RECITALS

      WHEREAS, capitalized terms used herein shall have the respective meanings set forth or referred to in Article I hereof, and in particular, the following terms shall have the following meanings:

Aggregate Initial Principal Amount of the            $[TOTAL PRINCIPAL AMOUNT]~
Mortgage Notes:

Initial Principal Amount of Mortgage Note K-1:       $[K-1 PRINCIPAL AMOUNT]~

Initial Principal Amount of Mortgage Note K-2:       $[K-2 PRINCIPAL AMOUNT]~


      WHEREAS, the Owner Trust has concurrently herewith acquired from the Company, or from a Person under an agreement with the Company to construct certain Improvements and sell the Property to the Company, (a) an estate for years in and to the parcel of land (such parcel, the "Land") more fully described in Schedule I hereto and (b) fee title in and to the Improvements; and


      WHEREAS, the Owner Trust and the Indenture Trustees desire to enter into, execute and deliver this Indenture, pursuant to which the Owner Trust will initially execute and deliver and the Corporate Indenture Trustee will initially authenticate two Mortgage Notes in the forms of Exhibit A-1 and Exhibit A-2, respectively, in the principal amounts of Initial Principal Amount of Mortgage Note K-1 and the Initial Principal Amount of Mortgage Note K-2, respectively; and

      WHEREAS, the Owner Trust desires by this Indenture to provide, among other things, (i) for the issuance by the Owner Trust of the Mortgage Notes,
(ii) for the assignment, mortgage and pledge by the Owner Trust to the Indenture Trustees, as part of the Indenture Estate hereunder, among other things, of all of the Owner Trust's right, title and interest in and to the Property and the Indenture Documents and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof (other than Excepted Rights and Payments), as security for, among other things, the Owner Trust's obligations to the Holders and for the ratable benefit and security of such Holders; and

      WHEREAS, all things have been done to make the Mortgage Notes, when executed by the Owner Trust, and authenticated, issued and delivered hereunder, the valid obligations of the Owner Trust; and

      WHEREAS, all things necessary to make this Indenture the valid, binding and legal obligation of the Owner Trust enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity or except as limited by applicable laws which may affect the remedies provided for in this Indenture, have been done and performed and have happened;

      NOW, THEREFORE, THIS INDENTURE WITNESSETH, that, (A) to secure (i) the payment of the principal of, and interest on and all other amounts in respect of the Mortgage Notes from time to time Outstanding (including any Refinancing Mortgage Notes hereafter issued and from time to time Outstanding), and (ii) the performance and observance of the covenants herein contained and the performance and observance by the Owner Trust of all of its covenants and provisions contained herein and (only with respect to the Property encumbered hereby) in the Indenture Documents to which it is a party for the benefit of the Holders and the Indenture Trustees, and (iii) all future advances and readvances that may subsequently be made to the Owner Trust by the Indenture Trustees, evidenced by the Mortgage Notes, and all renewals and extensions thereof, provided, however, nothing contained herein shall create an obligation on the part of the Indenture Trustees to make future advances or readvances to the Owner Trust and (iv) all fees of the Indenture Trustees and charges and expenses of collection incurred by the Indenture Trustees, including court costs and reasonable attorneys' fees, and (B) in consideration of the premises and of the purchase of the Mortgage Notes by the purchasers thereof, the Owner Trust has executed and delivered this Indenture; and the Owner Trust has irrevocably granted, and by these presents and by the execution and delivery hereof and of the Mortgage Notes, and the Owner Trust does hereby irrevocably grant, bargain, convey, warrant, assign, collaterally assign, mortgage, pledge, sell, alien, remise, release, transfer, hypothecate, deliver, set over and confirm (the foregoing acts being referred to herein as simply the "Grant"), to and for the benefit of the Indenture Trustees and their successors and assigns forever, in trust upon the terms herein set forth, (x) for the benefit and security of the Holders of the Mortgage Notes, without priority of any over the others, and (y) upon the issuance of any Refinancing Mortgage Notes, for the benefit of the Holders of such Refinancing Mortgage Notes (on a parity with the Holders of the Mortgage Notes hereafter issued and Outstanding), all right, title and interest of the Owner Trust (but only to the extent conveyed to the Owner Trust under the Operative Documents and only to the extent assigned by operation of this Indenture) in and to its interest in, to and under all of the property, rights, privileges and franchises described in the following Granting Clauses, exclusive, however of all Excepted Rights and Excepted Payments (collectively, described as the "Indenture Estate"), to wit:


                             Granting Clause First

      The Owner Trust's estate for years interest in the Land, together with the Owner Trust's right, title and interest in the Option Agreement and in all and singular the tenements, hereditaments, easements, rights of way, rights, privileges and appurtenances in and to the Land, belonging or in any way appertaining thereto, including any streets, ways, alleys, gores or strips of land adjoining the Land and all sewer rights, waters, water courses, water rights and powers, mineral rights, air rights and all development rights whatsoever in any way belonging, relating or appertaining to any of the Property and/or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto and whether now owned or hereafter acquired by the Owner Trust; all claims or demands of the Owner Trust at law or in equity, in possession or expectancy of, in and to the Land; and subject to the provisions of this Indenture, all rents, income, revenues, issues, awards, proceeds, deposits, tenders, profits and other benefits from and in respect of the property described in this Granting Clause First and/or Granting Clause Second or from any business, if any, conducted thereon by the Owner Trust, in each case whether now existing or hereafter arising or acquired by the Owner Trust, it being the intention of the parties hereto that, so far as may be permitted by law, all property of the character hereinabove described that is now owned or held or is hereafter acquired by the Owner Trust and affixed, attached and annexed to the Property shall be and remain or become and constitute a portion of the Indenture Estate and the security covered by and subject to the lien hereof.

                             Granting Clause Second

      The entire right, title and interest of the Owner Trust in the Improvements, including the Owner Trust's right, title and interest in all Alterations and other additions to or changes in the Improvements now located or at any time hereafter constructed or placed upon the Land and all building equipment, fixtures and goods of every kind and nature to become fixtures on the Land or in any such Improvements.

                             Granting Clause Third

      All Basic Rent and Additional Rent (including amounts payable under [ARTICLES 37 AND 38] of the Lease and Trustee Expenses); all payments, receipts and other consideration of any sort whatsoever payable under the Lease, including any of the same payable to the Owner Trust, as lessor under the Lease, as a result of or in respect of any casualty, condemnation or economic obsolescence relating to the Property, any termination of the Lease, whether by reason of the Company's default thereunder or otherwise, including any property delivered in substitution of the Property; and all other right, title and interest of the Owner Trust, as lessor under the Lease (including all extended and renewal terms under the Lease) and such other rights, title and interest as are described in Article XVI, subject to application of certain monies in accordance with Article V hereof.

                             Granting Clause Fourth

      All of the Owner Trust's right, title and interest in, to and under (a) all general intangibles relating to design, development, operation, management and use of the Property, (b) all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Property (except for any such permits and approvals that are not transferable by law), (c) all construction, service, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Property, (d) all architectural drawings, plans, specifications, soil tests, feasibility studies, engineering reports and similar materials relating to any portion of or all of the Property and (e) all payment and performance bonds or warranties or guarantees relating to the Property;

                             Granting Clause Fifth

      Proceeds of all of the foregoing and any and all other moneys and property which may from time to time become subject to the Lien hereof or which may come into the possession or be subject to the control of the Indenture Trustees pursuant to this Indenture or any other instrument included in the Indenture Estate (other than Excepted Rights and Payments), including casualty insurance proceeds and all awards which may at any time be made to the Owner Trust for the taking by eminent domain of the whole or any part of the Indenture Estate or any interest therein and other property, if any, delivered to the Indenture Trustees by or on behalf of the Owner Trust, it being the intention of the Owner Trust and it being hereby agreed that all property hereafter acquired by the Owner Trust and required to be subjected to the Lien of this Indenture or intended so to be (other than Excepted Rights and Payments) shall forthwith upon the acquisition thereof by the Owner Trust be subject to the Lien of this Indenture as if such property were at the date hereof owned by the Owner Trust and were specifically described in this Indenture and such Lien were granted hereby or pursuant hereto.

      PROVIDED, HOWEVER, that the foregoing Granting Clauses shall not subject to the Lien of this Indenture any Excepted Rights and Payments, and

      PROVIDED FURTHER, HOWEVER, the Lien of this Indenture shall be subordinate to the leasehold estate created in favor of the Company under the Lease.

      TO HAVE AND TO HOLD the Indenture Estate and all parts thereof unto the Indenture Trustees and their successors and assigns to their own use and benefit forever, but in trust, nevertheless for the benefit and security of the Holders for the use and purposes and with the power and authority and subject to the terms and conditions mentioned and set forth in this Indenture,

      WITH POWER OF SALE, to the extent permitted by applicable law, upon the terms and conditions herein set forth for the benefit and security of the Outstanding Mortgage Notes and for the enforcement of the payment of the principal of and interest on the Outstanding Mortgage Notes in accordance with their terms, and all other sums payable hereunder or thereunder and the performance and observance of the provisions of the Outstanding Mortgage Notes, this Indenture and any other Indenture Document, all as herein set forth.

      BUT IN TRUST, NEVERTHELESS, for the equal and proportionate benefit and security of the Holders from time to time of the Mortgage Notes Outstanding hereunder without any priority of any one over any other,

      AND UPON THE TRUSTS and subject to the covenants and conditions hereinafter set forth:

      IT IS HEREBY COVENANTED AND AGREED that anything herein contained to the contrary notwithstanding, the Owner Trust shall remain liable under the Indenture Documents to perform all of its respective obligations thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustees and the Holders shall have no obligation or liability under any thereof by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustees or any Holder be required or obligated in any manner to perform or fulfill any obligations of the Owner Trust under or pursuant to any of the Indenture Documents to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.



      Effective upon the occurrence and continuance of an Indenture Event of Default, and subject to the terms hereof, the Owner Trust does hereby appoint and constitute the Indenture Trustees, and each of them, the true and lawful attorneys of the Owner Trust, irrevocably, with full power (in the name of the Owner Trust, or otherwise) to ask, require, demand and receive any and all moneys and claims for moneys (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Indenture Documents (other than Excepted Rights and Payments) and all other property which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Indenture Trustees may deem to be necessary or advisable in the premises. Under the Lease, the Company is directed to make all payments of Basic Rent and all other amounts which are required to be paid to or deposited with the Lessor pursuant to the Lease (other than Excepted Rights and Payments) directly to the Corporate Indenture Trustee at such address or addresses or account as the Corporate Indenture Trustee shall specify, for application as provided in this Indenture. The Owner Trust agrees that, promptly on receipt thereof, it will transfer to the Corporate Indenture Trustee any and all moneys (other than Excepted Rights and Payments) from time to time received by it constituting part of the Indenture Estate, for distribution by the Corporate Indenture Trustee pursuant to this Indenture, except that the Owner Trust may accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Indenture Trustees under this Indenture.


      The Owner Trust agrees that at any time and from time to time, upon the written request of the Indenture Trustees, it will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustees may reasonably deem necessary or desirable in obtaining the full benefits of the Grant made hereunder and of the rights and powers granted herein.

      The Owner Trust (sometimes herein referred to as "Grantor") does hereby warrant and represent that it has not mortgaged, assigned or pledged, and hereby covenants that it will not mortgage, assign or pledge, so long as this Indenture shall remain in effect and shall not have been terminated pursuant to
Section 13.01 hereof, any of its estate, right, title or interest hereby assigned, to anyone other than the Indenture Trustees. With respect to such estate, right, title and interest hereby assigned, the Grantor will not, except as provided in this Indenture or with respect to Excepted Rights and Payments,
(i) enter into any agreement terminating, amending or supplementing any of the Indenture Documents, or execute any waiver or modification of, or consent under, the terms of any of the Indenture Documents or accept a surrender of the Company's interest under the Lease or subordinate the Lease, (ii) accept any payment from the Company under any Indenture Document, (iii) settle or compromise any claim arising under any of the

Indenture Documents or (iv) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Indenture Documents to arbitration thereunder. For purposes of subsequent references herein, this paragraph shall be regarded as the seventh paragraph following the Habendum Clause.

      IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:


                                   ARTICLE I

                                  DEFINITIONS

      The following terms (except as otherwise expressly provided) for all purposes of this Indenture and of any indenture supplemental hereto have the respective meanings specified in this Article. All accounting terms used and not expressly defined herein have the meanings given to them in accordance with generally accepted accounting principles, and the term "generally accepted accounting principles" means such accounting principles which are generally accepted at the date or time of any computation or otherwise at the date hereof. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. For all purposes of this Indenture, capitalized terms used but not defined herein have the respective meanings assigned thereto in the Lease [OR, IF NOT DEFINED THEREIN, IN THE PARTICIPATION AGREEMENT]. The terms "Property", "Improvements" and "Land" shall mean all or any portion of the Property, Improvements and Land, respectively. The term "including" shall be deemed followed by the phrase "without limitation".



      "Acceleration Date" means the date as of which the unpaid principal of all Outstanding Mortgage Notes, together with interest accrued but unpaid thereon, premium, if any, and all other amounts due thereunder shall become due and payable under either Section 7.02(b) or 7.02(c) hereof.


      "Additional Leases" shall have the meaning given such term in Section
16.01.



      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Alterations" means all alterations, additions, additional buildings and structures on or to the Improvements.



      "Business Day" means any day other than Saturday, Sunday or other day on which banking institutions in the States of New York, Delaware and Michigan are authorized or required by law to close.



      "Co-Indenture Trustee" means Todd N. Niemy of Long Beach, New York and, subject to the provisions of Article IX hereof, his successors in the trusts hereby created.


      "Company" means Kmart Corporation, a Michigan corporation, and subject to the Lease, its successors and assigns.


      "Company Indenture" has the meaning set forth in Section 3.08(a).


      "Company Mortgage Notes" has the meaning set forth in Section 3.08(a).


       "Conveyancing Documents" means the Kmart Transaction Documents (as defined in the Purchase Agreement, but only to the extent that such document relates to the Property), other than the Participation Agreement and the Tax Indemnification Agreement.


      "Corporate Indenture Trustee" means The Bank of New York, a banking corporation organized and existing under the laws of the State of New York and, subject to the provisions of Article IX hereof, its successors in the trusts hereby created.


      "Corporate Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, acting not in its individual capacity but solely as trustee and, subject to the provisions of the Trust Agreement, its successors in the trusts thereby created.


      "Corporate Trust Office" means the corporate trust office of the Corporate Indenture Trustee located at 101 Barclay Street, New York, New York 10286 or such other office at which the Corporate Indenture Trustee's corporate trust business shall be administered that the Corporate Indenture Trustee shall have specified by notice in writing to the Company, the Owner Trust, the Owner Participant and the Holders.


      "Distribution Date" has the meaning set forth in the Pass Through Trust Agreements.


      "Dollars" and "$" mean lawful currency of the United States of America.


      "Duff & Phelps" has the meaning set forth in Section 3.05(c) hereof.

      "Excepted Payments" means (i) any and all indemnity payments and interest thereon (including special tax indemnities, general tax indemnities and other general indemnities, whether or not such payments are denominated as Additional
Rent) paid or payable by the Company to the Owner Participant, the Owner Trust, the Trust Company or William J. Wade in their individual capacities, or any other Person pursuant to the Lease, the Participation Agreement, this Indenture, the Indenture Documents, the Tax Indemnification Agreement or any other Operative Document as a result of claims made or losses suffered by any such Person; (ii) any payment in respect of insurance (other than casualty insurance maintained by the Company pursuant to the Lease) by any Person, or amounts payable by the Company in respect of deductibles or self-insurance in effect (other than for casualty losses), in each case, payable as a result of insurance claims made, or losses suffered, by the Owner Trust, the Trust Company, William J. Wade or the Indenture Trustees in their respective individual capacities or by the Owner Participant or any other Person; (iii) any payment in respect of insurance maintained by or for the benefit of the Owner Participant (whether directly or through the Owner Trust) and not required to be maintained by the Company under the Lease; (iv) fees, disbursements or expenses payable by the Company to the Trust Company or William J. Wade (or any successor trustee or co-trustee) in their respective individual capacities for acting as trustees of the Owner Trust; (v) any out-of-pocket costs and expenses incurred by the Owner Trustees, as trustees or in their respective individual capacities, which are reimbursable by the Company to them or to the Owner Trust or the Owner Participant by virtue of any transactions which are contemplated by the Lease or any other Operative Document; (vi) any amount payable to the Owner Participant by any transferee as the purchase price of the Owner Participant's interest in the Trust Estate (or a portion thereof) and any amount payable to the Owner Trust or Owner Participant pursuant to Section 19 of the Participation Agreement; and (vii) all rights of the Owner Trust or the Owner Participant or any other Person under the Operative Documents, whether or not a Lease Event of Default, an unmatured Lease Default, an Indenture Event of Default or an Indenture Default has occurred and is continuing, to demand, collect, sue for, give notices, make determinations, exercise all rights with respect to and otherwise obtain all amounts from the Company due the Owner Trust, the Owner Trustees or the Owner Participant, on account of any such indemnities or payments referred to in clauses (i) through (vi) above; provided, however, that the rights referred to in this clause (vii) shall not be deemed to include the exercise of any remedy to terminate the Lease or to terminate the Company's right to possession thereunder (except upon release of the Property from the Lien of this Indenture) but shall include the right to proceed by appropriate court action or actions, either at law or in equity, to enforce performance by the Company of the applicable covenants and terms referenced above or to recover damages for the breach thereof.


      "Excepted Rights" has the meaning set forth in Section 8.01 hereof.


      "Excepted Rights and Payments" has the meaning specified in Section 8.01.

      "Federal Bankruptcy Code" means Title 11 of the United States Code, as amended.



      "Grantor" shall have the meaning given such term hereinabove.



      "Holder" means each registered holder or holders from time to time of the Mortgage Notes as evidenced on the Register.



      "Improvements" means any and all buildings, personalty and site improvements now or hereafter constructed or located on the Land, together with all licenses, rights, privileges and easements appurtenant thereto.


      "Indebtedness" of any Person means at any time, without duplication, (i) all obligations of such Person for borrowed money or the deferred purchase price of property, or evidenced by bonds, debentures, notes or other similar instruments, or arising under leases that are properly capitalized under generally accepted accounting principles applicable to such Person and (ii) all guarantees by such Person of such obligations described in clause (i) above.


      "Indenture", "this Indenture" and other like words mean this Indenture as the same may be modified, supplemented or amended from time to time in accordance with the provisions hereof.


      "Indenture Default" means an Indenture Event of Default or an event or condition that, with the giving of notice or the lapse of time or both, would become an Indenture Event of Default.


      "Indenture Documents" means the Participation Agreement (only to the extent that such document relates to the Property unless the context clearly requires the contrary), the Lease, the Option Agreement, the Trust Agreement (and any supplement thereto), this Indenture and the Mortgage Notes.


      "Indenture Estate" means the property and rights subject to the Lien hereof pursuant to the Granting Clauses of this Indenture; provided, however, that the term "Indenture Estate" does not include any Excepted Rights and Payments.


      "Indenture Event of Default" has the meaning specified in Section 7.01 hereof.


      "Indenture Trustees" means the Corporate Indenture Trustee and the Co-Indenture Trustee.


      "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Owner Trust (and, in each case where a Lease Event of Default or a Material Default has not occurred, approved in writing by the Company) that is independent in fact, does not have any direct financial interest, or any material indirect financial interest, in the Company or the Owner Participant or any Affiliate of the Company or the Owner Participant, is not connected with the Company or the Owner Participant or any Affiliate of the Company or the Owner Participant as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Corporate Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to a Redemption Date or if an Indenture Event of Default which is not caused by a Lease Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution appointed by the Corporate Indenture Trustee.


      "Individual Owner Trustee" means William J. Wade, acting not in his individual capacity but solely as trustee, and, subject to the provisions of the Trust Agreement, his successors in the trusts thereby created.


      "Initial Principal Amount of Mortgage Note K-1" and "Initial Principal Amount of Mortgage Note K-2" have the meanings given such terms in the first Recital hereof.


      "Installment Payment Amount" means, with respect to each Mortgage Note, the amount of the installment payment of principal, if any, due and payable on each Installment Payment Date, which amount shall be equal to the product of the original principal amount of such Mortgage Note and the Installment Payment Percentage for such Installment Payment Date; provided, however, that in the event of a partial redemption of the Mortgage Notes as provided in Article VI, each subsequent Installment Payment Amount shall, effective as of the Installment Payment Date immediately following the Redemption Date, be reduced as provided in Section 6.02(a).


      "Installment Payment Date" means each date on which an installment of principal of a Mortgage Note is due and payable under the terms of such Mortgage Note, as set forth in Exhibit A-1 or A-2 hereto, as applicable.



      "Installment Payment Percentage" means, with respect to each Installment Payment Date, the percentage set forth opposite such Installment Payment Date in Exhibit A-1 or A-2 hereto, as applicable.


      "Interest Payment Date" means each date on which interest is due and payable under the terms of a Mortgage Note, as set forth in Exhibit A-1 or A-2 hereto, as applicable.


      "Land" has the meaning set forth in the Recitals of this Indenture.


      "Lease" means the Lease, dated as of March __, 1995, between the Owner Trust or the Owner Trustee, as the case may be, and the Company, with respect to the

Property, as the same may be modified, supplemented or amended from time to time in accordance with the provisions thereof and hereof.


      "Lease Default" means any event or condition which, with notice or lapse of time or both, if uncured, would constitute a Lease Event of Default.


      "Lease Event of Default" means any "Event of Default" as defined in [ARTICLE 20 OF THE LEASE].


      "Lessor" means the lessor under the Lease.


      "Lien" means any mortgage, pledge, lien, charge, disposition of title, encumbrance, lease or security interest.


      "Make-Whole Premium" means, with respect to the principal amount of any Mortgage Note to be redeemed or to be paid by reason of redemption, the amount which an Independent Investment Banker determines as of the third Business Day prior to the applicable Redemption Date equals the excess, if any, of (i) the sum of the present values of all the remaining scheduled payments of principal of and interest on such Mortgage Note as of the Redemption Date (or the portion of each such scheduled payment corresponding to the portion of such Mortgage Note to be redeemed), from the Redemption Date to the stated Maturity Date of such Mortgage Note, discounted semi-annually on each Interest Payment Date at a rate equal to the Treasury Yield plus fifty basis points (0.50%), based on a 360-day year of twelve 30-day months, over (ii) the aggregate unpaid principal amount of such Mortgage Note (or the then unpaid portion to be redeemed) plus accrued and unpaid interest thereon (excluding, for this purpose, any accrued interest in default).


      "Material Default" means any "Material Default" as defined in Article 20 of the Lease.


      "Maturity Date" means, with respect to each Mortgage Note, the date specified therein as the date on which all of the remaining unpaid principal and accrued but unpaid interest payable under the applicable Mortgage Note is scheduled to be paid in full.


      "Moody's" has the meaning set forth in Section 3.05(c) hereof.


      "Mortgage Notes" means the Mortgage Notes originally issued by the Owner Trust hereunder and any Mortgage Notes issued in connection with the transfer, assignment, partial redemption or replacement of any Mortgage Note pursuant to this Indenture. The term "Mortgage Notes" shall also include, as the context may require, Refinancing Mortgage Notes.

      "Officer's Certificate" and "Officer's Request" and "Officer's Order" mean, respectively, a certificate or request or order signed by a Responsible Officer of the Corporate Owner Trustee or the Company, as the case may be, delivered to the Corporate Indenture Trustee.


      "Operative Documents" shall mean (only to the extent that such document relates to the Property unless the context requires otherwise) the Indenture Documents, the Tax Indemnification Agreement, each Purchase and Sale Agreement, the Conveyancing Documents, the Participation Agreement, the Pass Through Trust Agreements and the Pass Through Certificates.


      "Opinion of Counsel" means a written opinion of legal counsel to the Company or the Owner Trust, as the case may be, designated by the Company or the Owner Trust, as the case may be, and reasonably satisfactory to the Corporate Indenture Trustee and the Owner Trust and addressed to the party or parties to whom it is to be delivered, which opinion may include reasonable assumptions, limitations, qualifications and exclusions.


      "Option Agreement" means the Option Agreement, dated as of March __, 1995, between the Remainderman and the Owner Trust.


      "Other Indentures" means the various instruments titled "Indenture, Mortgage and Deed of Trust, Assignment of Rents and Security Agreement", dated the date hereof, entered into by the related Owner Trusts and the Indenture Trustees, provided, however, an "Other Indenture" shall cease to be an "Other Indenture" at such time as the obligations thereunder are assumed under provisions of Section 3.08(a) thereof.


      "Other Leases" has the meaning set forth in Section 7.17 hereof.


      "Other Mortgage Notes" means those mortgage notes issued by the Other Owner Trusts pursuant to the Other Indentures, including any refinancing mortgage notes which may be issued thereunder.


      "Other Owner Trusts" means those several Delaware business trusts (other than the Owner Trust), each established pursuant to a Trust Agreement, dated as of March __, 1995, and any supplement thereto, among the Trust Company, the Individual Owner Trustee, if any, and the Owner Participant.


      "Outstanding" means, when used with respect to the Mortgage Notes, as of the date of determination, and subject to the provisions of Section 10.04 hereof, all Mortgage Notes theretofore executed and delivered under this Indenture, with the exception of the following:

            (i) Mortgage Notes theretofore canceled by the Corporate Indenture Trustee or delivered to the Corporate Indenture Trustee for cancellation pursuant to Section 2.08 of this Indenture or otherwise;

            (ii) Mortgage Notes for which payment or redemption money in the necessary amount has been theretofore deposited with the Corporate Indenture Trustee in trust for the Holders of such Notes pursuant to
      Section 13.01 hereof; provided, that if such Mortgage Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Corporate Indenture Trustee has been made;


            (iii) Mortgage Notes in exchange for or in lieu of which other Mortgage Notes have been authenticated and delivered pursuant to Article II hereof; and


            (iv) Mortgage Notes alleged to have been destroyed, lost or stolen which have been paid as provided in Section 2.07 hereof.


      "Owner Participant" means the Owner Participant that is a party to the Trust Agreement, and also includes any Person to which such corporation (or any successor) transfers its right, title and interest in and to the Trust Estate in accordance with the Trust Agreement, the Participation Agreement, the Lease and this Indenture.




      "Owner Trust" means Real Estate Finance Trust 1995-K-____, the Delaware business trust formed under the Trust Agreement. Such term shall, as the context may require or permit, include any successor or successors to the Owner Trust the owner of the Property and Lessor under the Lease, to the extent permitted under this Indenture.


      "Owner Trustees" means, collectively, the Corporate Owner Trustee and the Individual Owner Trustee in their respective trust capacities under the Trust Agreement unless otherwise specifically provided.



      "Participation Agreement" means (only to the extent it refers to the Property unless the context requires otherwise) the Participation Agreement, dated as of March __, 1995, among the Company, the Owner Participants, the Owner Participant Parent, the Owner Trustees, the Owner Trust, the Other Owner Trusts, the Indenture Trustees, the Remainderman Participant, the Remainderman Trustee, and the Remainderman, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof and hereof.


      "Pass Through Certificate" means any of the Pass Through Certificates issued pursuant to either of the Pass Through Trust Agreements.

      "Pass Through Trust" means either or both (as the context may require) of the Pass Through Trusts created pursuant to the respective Pass Through Trust Agreements.


      "Pass Through Trust Agreement" means either or both (as the context may require) of (a) Pass Through Trust Agreement, dated as of March __, 1995, between the Company and The Bank of New York Trust Company of Florida, National Association, as trustee under Pass Through Trust Agreement-1995-K-1, and (b) Pass Through Trust Agreement, dated as of March __, 1995, between the Company and The Bank of New York Trust Company of California, as trustee under Pass Through Trust Agreement-1995-K-2, as either of such agreements may from time to time be supplemented or amended.


      "Pass Through Trustees" means collectively the trustees under Pass Through Trust Agreement-1995-K-1 and Pass Through Trust Agreement-1995-K-2, respectively.




      "Permitted Investments" means: (i) Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America; (ii) obligations of agencies of the United States of America which are unconditionally guaranteed by or otherwise afforded the full faith and credit of the United States of America; and (iii) time deposits secured exclusively by any of the obligations described in (i) or (ii) above, provided that all of the foregoing shall have maturities of less than one year.


Any such investments shall have a maturity or be redeemable without penalty on or before any date on which the funds invested therein are reasonably expected to be required to be applied as provided in this Indenture.

      "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, nonincorporated organization or government or any agency or political subdivision thereof.


      "Property" means the interest in the Land and the Improvements now owned or hereafter acquired by Owner Trust, including all of Lessor's right, title and interest in all Alterations now or hereafter made, and in all building equipment, fixtures and goods of every nature and kind that are now or become fixtures on the Land or on any such Improvements and Alterations.


      "Purchase Agreement" means the Agreement for Sale of Real Estate, dated as of March __, 1995, among the Company, the Remainderman Purchaser, the Owner Trust and the Other Owner Trusts.


      "Purchase and Sale Agreement" means one of the two separate agreements, dated as of March __, 1995, among the Company, the related Owner Trust and the Pass

Through Trustees, pursuant to which the Mortgage Notes will be acquired by the Pass Through Trustees.


      "Record Date" means the 15th day preceding an Interest Payment Date, Installment Payment Date or Redemption Date, whether or not such date is a Business Day.


      "Redemption Date" means, when used with respect to any Mortgage Note (or portion thereof) to be redeemed, the date fixed for such redemption by or pursuant to Section 6.03 of this Indenture.


      "Redemption Price" means, when used with respect to any Mortgage Note to be redeemed, 100% of the unpaid principal amount thereof (or when used with respect to any Mortgage Note which is to be partially redeemed, the portion of the principal balance thereof to be redeemed) plus accrued interest to the Redemption Date and, where specifically provided for herein, the applicable Make-Whole Premium, if any.


      "Refinancing Mortgage Notes" means any mortgage notes issued pursuant to
Article XV hereof to refinance the indebtedness represented by the Mortgage
Notes.


      "Register" has the meaning set forth in Section 3.02 hereof.


      "Registrar" has the meaning set forth in Section 3.02 hereof.


      "Relevant Date" has the meaning set forth in Section 3.08 hereof.


      "Remainderman" means the RemainderMart Trust, a Delaware business trust formed under the Remainderman Trust Agreement, together with its successors and assigns.


      "Remainderman Participant" means the Remainderman Limited Partnership, a Connecticut limited partnership, together with its successors and assigns.


      "Remainderman Trust Agreement" means the Business Trust Agreement, dated as of March __, 1995, between the Remainderman Participant and the Remainderman Trustee, as the same may be modified, supplemented or amended from time to time in accordance with the provisions thereof.


      "Remainderman Trustee" means Wilmington Trust Company, not in its individual capacity but solely as trustee under the Remainderman Trust Agreement, together with its successors and assigns.


      "Responsible Officer" means the president or any other officer with authority of at least a vice president; or, in the case of the Corporate Indenture Trustee, an officer of the Corporate Indenture Trustee in its corporate trust department; or, in the case of the

Corporate Owner Trustee, an officer of the Corporate Owner Trustee in its Corporate Trust Administration department.


      "Securities Act" means the Securities Act of 1933, as amended.



      "Special State Law Addendum" means that addendum, if any, to this Indenture setting forth special granting clauses, provisions regarding remedies of the Indenture Trustees and certain other provisions which are necessary or appropriate to reflect the laws and regulations of the state in which the Property is located.



      "Standard & Poor's" has the meaning set forth in Section 3.05(c) hereof.



      "Tax Indemnification Agreement" means the Tax Indemnification Agreement, dated as of March __, 1995, between the Company and the Owner Participant.



      "Treasury Yield" means, with respect to the calculation of the Make-Whole Premium, a per annum rate determined as of the date of determination of the Make-Whole Premium equal to the weekly average yield to maturity of United States Treasury Notes having a constant maturity as set forth in the most recent weekly statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" (the "H.15 Statistical Release"), corresponding to the weighted average life of the Mortgage Note (calculated to the nearest 1/12 of a year) (the "Weighted Average Life"); such yield described in this clause to be calculated by the Independent Investment Banker, by interpolation (unless the Weighted Average Life of the Mortgage Note equals a constant maturity set forth in the
H.15 Statistical Release) on a straight-line basis, between the weekly average yields (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward) on (a) the United States Treasury Notes with a constant maturity closest to and greater than the Weighted Average Life and (b) the United States Treasury Notes with a constant maturity closest to and less than the Weighted Average Life, or if such weekly average yields are not available, by interpolation of comparable rates selected by the Independent Investment Banker.



      "Trust Agreement" means the Trust Agreement of Real Estate Finance Trust 1995-K-__, dated as of March ___, 1995, between the Owner Participant and the Corporate Owner Trustee, as the same may be modified, supplemented or amended from time to time in accordance with the provisions thereof, hereof and of the Participation Agreement.



      "Trust Company" means Wilmington Trust Company, a Delaware banking corporation, in its individual capacity and not as an Owner Trustee, and its successors under the Trust Agreement, in their respective individual capacities and not as Owner Trustees.

      "Trust Estate" means the estate held by the Owner Trust.


                                   ARTICLE II

                           ISSUE, EXECUTION, FORM AND
                       REGISTRATION OF THE MORTGAGE NOTES

      SECTION 2.01. Authentication and Delivery of Mortgage Notes. Forthwith upon the execution and delivery of this Indenture, Mortgage Notes in the respective principal amounts of the Initial Principal Amount of Mortgage Note K-1 and the Initial Principal Amount of Mortgage Note K-2, and which, in the aggregate, do not exceed the amount specified in Section 2.04 (except as otherwise provided in Sections 2.06 and 2.07) shall be executed by the Owner Trust and delivered to the Corporate Indenture Trustee for authentication, and the Corporate Indenture Trustee shall thereupon authenticate and deliver said Mortgage Notes, without any further action by the Owner Trust, and register such Mortgage Notes in the name of a Pass Through Trustee as directed by the Corporate Owner Trustee pursuant to an Officer's Order delivered to the Corporate Indenture Trustee.


      SECTION 2.02. Execution of Mortgage Notes. The Mortgage Notes shall be executed by the Corporate Owner Trustee, on behalf of the Owner Trust, by a Responsible Officer of the Corporate Owner Trustee under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries or its Assistant Cashier. The signature of any of the officers of the Corporate Owner Trustee on the Mortgage Notes may be manual or facsimile. A Mortgage Note bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporate Owner Trustee shall bind the Owner Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Mortgage Note or did not hold such offices at the respective dates of such Mortgage Note. At any time and from time to time after the execution and delivery of this Indenture, the Owner Trust may deliver Mortgage Notes executed by the Corporate Owner Trustee on behalf of Owner Trust to the Corporate Indenture Trustee for authentication, together with instructions from a Responsible Officer of the Corporate Owner Trustee for the authentication and delivery of such Mortgage Notes, and the Corporate Indenture Trustee in accordance therewith shall authenticate and deliver such Mortgage Notes in accordance with the terms of this Indenture and not otherwise.


      SECTION 2.03. Certificate of Authentication. Only if a Mortgage Note shall bear thereon a certificate of authentication substantially in the form set forth in Exhibit A-1 or A-2, as applicable, executed by the Corporate Indenture Trustee by manual signature of one of its authorized signatories, shall it be entitled to the security and benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Corporate

Indenture Trustee shall be conclusive evidence, and the only evidence, that the Mortgage Note has been duly authenticated and delivered hereunder and that the Holder thereof, as evidenced on the Register, is entitled to the security and benefits of this Indenture.


      SECTION 2.04. Form and Terms of Mortgage Notes; Payments of Principal, Premium and Interest. The Mortgage Notes and the Corporate Indenture Trustee's certificate of authentication shall be substantially in the forms set forth in Exhibits A-1 and A-2 hereto respectively. The Mortgage Notes shall be issuable as registered securities without coupons and shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the Owner Trust may determine with the approval of the Corporate Indenture Trustee.

      The aggregate principal amount of Mortgage Notes (except with respect to Refinancing Mortgage Notes, which shall be limited as provided in Article XV hereof, and as otherwise provided in Sections 2.06 and 2.07) that may be authenticated and delivered under this Indenture is limited to the Initial Principal Amount of Mortgage Note K-1 and Initial Principal Amount of Mortgage Note K-2. Each Mortgage Note shall be issued in registered form only and in denominations of $1,000,000 initial principal amount and any integral multiple thereof (provided that one Mortgage Note maturing on each Maturity Date may be in a different principal amount in order to represent the balance of the principal indebtedness evidenced by all Mortgage Notes maturing on such Maturity Date), shall be dated the date of its authentication, shall have the scheduled Installment Payment Dates, Interest Payment Dates and Maturity Date, and shall bear interest at the rate per annum, specified in the forms of Mortgage Notes attached hereto as Exhibits A-1 and A-2, respectively.


      Any of the Mortgage Notes may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities exchange on which the Mortgage Notes are admitted to trading, or to conform to general usage.

      Each Mortgage Note shall bear interest from the date of issuance thereof or from the most recent date to which interest has been paid and duly provided for, as the case may be, which shall be payable on the Interest Payment Dates until the principal thereof is paid to the Corporate Indenture Trustee or made available to the Corporate Indenture Trustee for payment in the manner herein provided. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

      The principal of each Mortgage Note shall be payable in installments, on each Installment Payment Date and the Maturity Date, in amounts equal to the Installment Payment Amount for such Installment Payment Date and the Maturity Date.

      The principal of, and premium, if any, and interest on, the Mortgage Notes shall be payable to or at the direction of the Holders thereof in immediately available funds by wire transfer to an account in the United States designated by the respective Holder.

      The Refinancing Mortgage Notes shall have the terms set forth in the indenture supplements pursuant to which they are issued.

      The Holders at the close of business on any Record Date with respect to any Installment Payment Date or Interest Payment Date shall be entitled to receive the Installment Payment Amount or interest, if any, payable on such Installment Payment Date or Interest Payment Date notwithstanding any transfer or exchange of such Mortgage Note subsequent to the Record Date and prior to such Installment Payment Date or Interest Payment Date. Any Installment Payment Amount payable on an Installment Payment Date, or any interest payable on the Mortgage Note which is not punctually paid or duly provided for on any Interest Payment Date (herein called, respectively, a "Defaulted Installment" and "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date by virtue of his having been such Holder; and such Defaulted Interest shall be paid by the Owner Trust, at its election in each case, as provided in clause (1) or (2) below:


            (1) the Owner Trust shall make payment of any Defaulted Installment or Defaulted Interest to the Persons in whose names the Mortgage Notes are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Owner Trust shall notify the Corporate Indenture Trustee in writing of the amount of the Defaulted Installment or Defaulted Interest proposed to be paid on the Mortgage Notes and the date of the proposed payment, and at the same time the Owner Trust shall deposit with the Corporate Indenture Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment or Defaulted Interest as of the special record date established as provided below, or shall make arrangements satisfactory to the Corporate Indenture Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Installment or Defaulted Interest as in this clause provided. No interest shall continue to accrue on the amount of the Defaulted Installment from and after the date on which such Defaulted Installment is so deposited. Thereupon the Corporate Indenture Trustee shall fix a special record date for the payment of such Defaulted Installment or Defaulted Interest which shall be not more than 15 days and not less than 10 days after the receipt by the Corporate Indenture Trustee of the notice of the proposed payment. The Corporate Indenture Trustee shall promptly notify the Owner Trust and the Registrar of such special record date and, in the name of the Owner Trust, shall cause notice of the proposed payment of such Defaulted Installment or Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Installment or Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Installment or Defaulted Interest shall be paid to the Persons in whose names the Mortgage Notes are registered on such special record date and shall no longer be payable pursuant to the following clause (2); or

            (2) the Owner Trust shall make, or cause to be made, payment of any Defaulted Installment or Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Pass Through Certificates may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Owner Trust to the Corporate Indenture Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Corporate Indenture Trustee.

      Subject to the foregoing provisions of this Section, any Mortgage Note issued upon registration of transfer of, or in exchange for or in lieu of, any other Mortgage Note shall carry the rights to interest and Installment Payment Amounts accrued and unpaid, and interest to accrue, which were carried by such other Mortgage Note, and each such Mortgage Note shall bear interest from whatever date shall be necessary so that neither gain nor loss in interest shall result from such transfer, exchange or replacement.

      SECTION 2.05. Payments from Indenture Estate Only. (a) The terms of this Section 2.05 shall apply for all purposes of this Indenture (except as provided in Section 3.08(a)(iii)) and the other Indenture Documents, including any agreement or instrument required or contemplated to be delivered hereunder, notwithstanding anything herein or therein that may be construed to the contrary (and regardless whether any particular provision hereof or thereof makes reference to this Section 2.05).


      (b) The Owner Trust shall not be required to make any payments under this Indenture except from the Indenture Estate. Each Holder, by its acceptance of a Mortgage Note, agrees it will look solely to the Indenture Estate as provided herein and that none of the Owner Participant, the Owner Trust, the Trust Company, William J. Wade, nor the Indenture Trustees is personally liable to such Holder for any amounts payable under this Indenture or such Mortgage Note or for any amounts payable or liability under any Mortgage Note or this Indenture, except as expressly provided herein in the case of the Trust Company, William J. Wade, the Owner Trust or the Indenture Trustees, or in the case of the Owner Trustees, except to the extent of the willful misconduct or gross negligence of the Owner Trustees.

      (c) It is expressly understood and agreed by and among the parties hereto, for themselves and their respective successors and assigns, that nothing herein contained shall be construed as creating any liability of the Owner Trust or any beneficiary of the Owner

Trust or any of their respective affiliates or any of their respective officers, directors, shareholders, partners, venturers, trustees (except for the Owner Trustees which shall be governed by Section 2.05(d) hereof), beneficiaries, employees or agents (the Owner Trust and such other Persons being collectively called "Lessor Parties"), individually or personally, for breach of any representation or warranty or to observe or perform any agreement or covenants, either express or implied, contained herein, all such liability, if any, being expressly waived by each other party hereto and by each and every person now or hereafter claiming by, through or under any of the other parties hereto, and that, so far as any Lessor Party, individually or personally, is concerned, each other party hereto and any person claiming by, through or under any of the other parties hereto shall look solely to the right, title and interest of the Owner Trust in the Indenture Estate or, with respect to the Owner Participant, to the right, title and interest of the Owner Participant in the Indenture Estate, except as provided in the Participation Agreement for the performance of any obligation under this Indenture and the satisfaction of any liability arising therefrom.


      (d) It is expressly understood and agreed by the parties hereto that (i) this Indenture is executed and delivered by the Trust Company and William J. Wade, not individually or personally but solely as Owner Trustees on behalf of the Owner Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in them as the Corporate Owner Trustee and the Individual Owner Trustee, as the case may be, (ii) each of the representations, undertakings and agreements herein made on the part of the Owner Trust (other than those specifically made by the Trust Company in its individual capacity) is made and intended not as personal representations, undertakings and agreements by the Trust Company or William J. Wade, as the case may be, but is made and intended for the purpose for binding only the Trust Estate (as defined in the Trust Agreement) created by the Trust Agreement, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trust Company or William J. Wade, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Indenture Trustees and by any Person claiming by, through or under the Indenture Trustees and (iv) under no circumstances shall the Trust Company (except in respect of those representations, warranties, undertakings and agreements made by the Trust Company in its individual capacity) or William J. Wade be personally liable for the payment of any Indebtedness or expenses of the Owner Trustees or the Owner Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustees or the Owner Trust under this Indenture or the other Indenture Documents.


      SECTION 2.06. Registration, Transfer and Exchange. The Owner Trust shall keep, at the office or agency to be maintained for the purpose as provided in Section 3.02, a Register on which, subject to such reasonable regulations as it may prescribe, it shall register, and shall register the transfer of, Mortgage Notes as provided in this Article.

Such Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time and shall show the name and address of each Holder and the principal amount held by such Holder.


      Upon due presentation for registration of transfer of any Mortgage Note at any such office or agency, the Corporate Owner Trustee shall execute on behalf of the Owner Trust and the Corporate Indenture Trustee shall authenticate and deliver in the name of the transferee or transferees a new Mortgage Note or Mortgage Notes having the same Maturity Date, Installment Payment Dates, scheduled aggregate Installment Payment Amounts, Interest Payment Dates and interest rate and in authorized denominations and the same aggregate principal amount as the Mortgage Notes being transferred.

      Any Mortgage Note or Mortgage Notes may be exchanged for a Mortgage Note or Mortgage Notes having the same Maturity Date, Installment Payment Dates, scheduled aggregate Installment Payment Amounts, Interest Payment Dates and interest rate but in other authorized denominations, in an equal aggregate principal amount. Mortgage Notes to be exchanged shall be surrendered at the office or agency to be maintained by the Owner Trust for the purpose as provided in Section 3.02, and, upon the surrender of such Mortgage Notes for exchange, the Corporate Owner Trustee on behalf of the Owner Trust shall execute and the Corporate Indenture Trustee shall authenticate and deliver in exchange therefor, the Mortgage Note or Mortgage Notes which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously or previously outstanding.


      All Mortgage Notes presented for registration of transfer, exchange, redemption or payment shall (if so required by the Owner Trust or the Corporate Indenture Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Owner Trust and the Corporate Indenture Trustee duly executed by, the Holder or its attorney-in-fact duly authorized in writing. As a condition to any transfer, the Corporate Indenture Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act and shall not permit any transfer if, in the opinion of counsel to the Company or the Owner Trust, the transfer would be required to be registered thereunder.

      The Corporate Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Mortgage Notes. No service charge to the Holder shall be made for any such transaction.

      The Corporate Indenture Trustee shall not be required to exchange or register a transfer of any Mortgage Note (a) for a period of 15 days immediately preceding the first mailing of notice of redemption in full of the Mortgage Notes pursuant to Section 6.02 or (b) with respect to which notice of redemption in full has been given pursuant to Section 6.03 and such notice has not been revoked.

      All Mortgage Notes issued upon any registration of transfer or exchange of Mortgage Notes shall be valid obligations of the Owner Trust, evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Mortgage Notes surrendered upon such registration of transfer or exchange.

      SECTION 2.07. Mutilated, Defaced, Destroyed, Lost and Stolen Mortgage Notes. If any Mortgage Note shall become mutilated or defaced or be destroyed, lost or stolen, the Owner Trust in its discretion may execute, and upon the oral or written request of any officer of the Corporate Owner Trustee, the Corporate Indenture Trustee shall authenticate and deliver, a new Mortgage Note having the same Maturity Date, Installment Payment Dates, Interest Payment Dates, scheduled aggregate Installment Payment Amounts, Interest Payment Dates and interest rate, bearing a number not contemporaneously or previously outstanding, in exchange and substitution for the mutilated or defaced Mortgage Note, or in lieu of and substitution for the Mortgage Note so destroyed, lost or stolen. If the Mortgage Note being replaced has been defaced or mutilated, such Mortgage Note shall be surrendered to the Corporate Indenture Trustee. If the Mortgage Note being replaced has been destroyed, lost or stolen, the applicant for a substitute Mortgage Note shall furnish to the Owner Trust and to the Indenture Trustees and any agent of the Owner Trust or the Indenture Trustees such security or indemnity as may be reasonably required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Mortgage Note and of the ownership thereof; provided, however, the unsecured indemnity of a Pass Through Trustee, in its capacity as Holder of a Mortgage Note, shall be sufficient to obtain the issuance of a substitute Mortgage Note hereunder.

      Upon the issuance of any substitute Mortgage Note, the Owner Trust or the Corporate Indenture Trustee may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Corporate Indenture Trustee) connected therewith. In case any Mortgage Note which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be destroyed, lost or stolen, the Owner Trust may, instead of issuing a substitute Mortgage Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Mortgage Note), if the applicant for such payment shall furnish to the Owner Trust and to the Indenture Trustees and any agent of the Owner Trust or the Indenture Trustees such security or indemnity as any of them may reasonably require to save each of them harmless; provided, however, the unsecured indemnity of a Pass Through Trustee, in its capacity as Holder of a Mortgage Note, shall be sufficient to obtain such payment hereunder, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Owner Trust and the Indenture Trustees and any agent of the Owner Trust or the Indenture Trustees evidence to their satisfaction of the apparent destruction, loss or theft of such Mortgage Note and of the ownership thereof.

      Every substitute Mortgage Note issued pursuant to the provisions of this Section shall constitute an original additional contractual obligation of the Owner Trust, whether or not the destroyed, lost or stolen Mortgage Note shall be enforceable at any time by anyone, and shall be entitled to all the security and benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Mortgage Notes duly authenticated and delivered hereunder. All Mortgage Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or destroyed, lost or stolen Mortgage Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

      SECTION 2.08. Cancellation of Mortgage Notes; Destruction Thereof. All Mortgage Notes surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Owner Trust or any agent of the Owner Trust or the Indenture Trustees, shall be delivered to the Corporate Indenture Trustee for cancellation or, if surrendered to the Corporate Indenture Trustee, shall be canceled by it; and no Mortgage Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Corporate Indenture Trustee shall destroy canceled Mortgage Notes held by it and deliver a certificate of destruction to the Owner Trust. If the Owner Trust shall acquire any of the Mortgage Notes, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Mortgage Notes unless and until the same are delivered to the Corporate Indenture Trustee for cancellation.

      SECTION 2.09. Termination of Interest in Indenture Estate. A Holder shall not, as such, have any further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of and premium, if any, and interest on and other amounts due under all Mortgage Notes held by such Holder and all other sums payable to such Holder hereunder shall have been paid in full.

                                  ARTICLE III

                                   COVENANTS

      SECTION 3.01.  Payment of Principal, Premium and Interest.  Subject to
Section 2.05, the Owner Trust covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest, premium and all other amounts due on, the Mortgage Notes at the place or places, at the respective times and in the manner provided in this Indenture and in the Mortgage Notes.

      Principal and interest and other amounts due from the Owner Trust hereunder or under the Mortgage Notes shall be payable in Dollars on the due date thereof, by wire transfer of immediately available funds to an account in the United States designated by the Corporate Indenture Trustee such that the Corporate Indenture Trustee shall be in receipt of immediately available funds at or before 12:00 noon (New York City time) on the date on which such amount is due hereunder and under the terms of the Mortgage Notes, or such earlier date or time as may be necessary to ensure timely payment on the Pass Through Certificates. If any amount payable under the Mortgage Notes or under this Indenture falls due, or is permitted thereunder or hereunder to be paid, on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without additional interest thereon for the period of such extension.

      SECTION 3.02. Offices for Payments, Etc. So long as the Mortgage Notes remain Outstanding, the Owner Trust will maintain an office or agency in New York, New York, where the Mortgage Notes may be presented for payment, registration of transfer and exchange as provided in this Indenture (the "Registrar"). The Registrar shall keep a register (the "Register") with respect to the Mortgage Notes and their transfer and exchange. The Owner Trust may appoint one or more co-registrars ("Co-Registrars") for the Mortgage Notes and may terminate any such appointment at any time upon written notice. The term "Registrar" includes any Co-Registrar.


      The Corporate Indenture Trustee shall initially act as Registrar.

      SECTION 3.03. Appointment to Fill a Vacancy in Office of Corporate Indenture Trustee. The Owner Trust, whenever necessary to avoid or fill a vacancy in the office of the Corporate Indenture Trustee, shall appoint, in the manner provided in Section 9.12, a successor Corporate Indenture Trustee, so that there shall at all times be a Corporate Indenture Trustee hereunder.

      SECTION 3.04.  [Intentionally Omitted].

      SECTION 3.05.  Covenants of the Trust Company and the Owner Trust.

      (a) The Trust Company and William J. Wade each, as to itself only, hereby covenants and agrees that (i) it will not directly or indirectly create, incur, assume or suffer to exist any Liens on or with respect to the Indenture Estate or any of the properties or assets of the Indenture Estate resulting from the acts or omissions of or claims against the Trust Company or William J. Wade in their individual capacity (including the nonpayment of any taxes based on or measured by the revenues or income of the Trust Company or William J.
Wade), except (x) to the extent arising in connection with any obligation required to be satisfied by the Company pursuant to any Indenture Document or the Participation Agreement, and (y) any Lien resulting from the non-payment of any tax which the Company has agreed in any Indenture Document or the Participation Agreement to pay or reimburse, and (ii) it will perform its covenants under the Indenture Documents. In the event William J. Wade or a Responsible Officer of the Corporate Owner Trustee shall have actual knowledge of an Indenture Default, prompt written notice of such Indenture Default will be given to the Corporate Indenture Trustee, the Company and the Owner Participant.


      (b)  The Owner Trust hereby covenants and agrees as follows:

            (i) the Owner Trust has, and shall continue to have, full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create the Lien and security interest vested hereby;

            (ii) the Owner Trust will perform its obligations under the Lease and the Participation Agreement;


            (iii) if requested by the Corporate Indenture Trustee, the Owner Trust will furnish to the Corporate Indenture Trustee, promptly upon receipt thereof, duplicates or copies of any reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Owner Trust under the Lease;


            (iv) the Owner Trust will not enter into or engage in any business or other activity, directly or indirectly, other than the business of owning and operating the Property, the leasing thereof to the Company and the carrying out of the transactions contemplated hereby and by the Lease, the Trust Agreement and the other Indenture Documents;


            (v) the Owner Trust will not directly or indirectly create, incur or assume any Lien on or against the Indenture Estate (other than the Lien of this Indenture) or any part thereof resulting from the acts or omissions of or claims against the Owner Trust (including the nonpayment of any taxes based on or measured by the revenues or income of the Owner Trust), except (x) to the extent arising in connection with any obligation required to be satisfied by the Company pursuant to any Indenture Document, and (y) any Lien resulting from the non-payment of any such tax which the Company has agreed in any Indenture Document to pay or reimburse;

               (vi) the Owner Trust will not sell, lease, transfer, convey, assign or otherwise dispose of its interest in the Indenture Estate or any part thereof, except as expressly contemplated by [ARTICLES 39 AND 40 OF THE LEASE], [SECTIONS 2 AND 3 OF THE PARTICIPATION AGREEMENT] or as permitted below in Section 3.05(c) or 3.05(e) or Article XIV hereof, or as required below by this Section 3.05;


            (vii) the Owner Trust shall not, except as provided in any Indenture Document, (A) make or permit to remain outstanding any loan or advance by the Owner Trust to any Person; (B) own or acquire any stock or securities of any Person or guarantee any obligation of any Person; (C) create, assume or suffer to exist any Indebtedness other than the Mortgage Notes; (D) make loans or advances to Affiliates of the Owner Trust or any Owner Participant; or (E) commingle its assets with the assets of any of its Affiliates or any Affiliate of the Owner Participant; and


            (viii) the Owner Trust shall at all times maintain the following procedures to avoid or minimize any risk of substantive consolidation of the Owner Trust with the bankruptcy or reorganization of the Owner Participant or any other Person: (A) maintenance of books and records and bank accounts separate from those of any other Person; (B) filing or causing to be filed tax returns separate from the Owner Participant or any of its Affiliates (except to the extent required by applicable law, rule or regulation or to the extent permitted by applicable law to be included in a consolidated or unitary group, as appropriate); (C) except as specifically provided in the Trust Agreement, conducting business with Affiliates of the Owner Trust or the Owner Participant (or any Affiliate thereof) on an arm's-length basis; (D) observance of trust (or similar organizational) formalities; and (E) holding the Owner Trust out to the public as a legal entity separate and distinct from any of the Owner Trust's Affiliates and from the Owner Participant or any Affiliate thereof (The Trust Agreement (or similar organizational documents) shall incorporate the restrictions and covenants contained in clauses (iv) through (viii) of this Section 3.05(b)).




      (c) Notwithstanding anything to the contrary contained in Section 3.05(b), but subject to the provisions of the Participation Agreement, the Owner Trust shall have the right, from time to time, to convey all (but not less than all) of the assets constituting the Indenture Estate, subject to the Lien of this Indenture, provided that (EXCEPT WITH RESPECT TO A CONVEYANCE BY THE OWNER TRUST TO THE COMPANY IN ACCORDANCE WITH SECTION ____ OF THE PARTICIPATION AGREEMENT), as a condition to such conveyance, (i) the Indenture Trustees shall have received written confirmation from each of Standard & Poor's Ratings Group or its successor ("Standard & Poor's"), Moody's Investors

Service, Inc. or its successor ("Moody's") and Duff & Phelps Credit Rating Co. ("Duff & Phelps") or its successor (if such entity is then rating the Pass Through Certificates) to the effect that such conveyance, by itself, would not result in a withdrawal or downgrading of the credit rating assigned to the Pass Through Certificates then outstanding, (ii) the Corporate Indenture Trustee shall have received an Opinion of Counsel for the Owner Trust that, in the event the Owner Participant or other beneficiary, or a shareholder of or partner in such transferee were to file a petition or otherwise be adjudged a bankrupt under the Federal Bankruptcy Code, the bankruptcy court having jurisdiction over the case would not substantively consolidate the assets of such transferee with the assets of any such owner participant without the consent of the interested parties (which include the Indenture Trustees and the Holders) so that their respective assets and liabilities would not be dealt with as if the assets were held and the liabilities incurred by a single entity, and (iii) the Owner Participant or beneficiary shall enter into covenants in favor of the Indenture Trustees comparable to the above terms of this Section 3.05(b). Upon any such transfer, the transferee shall enter into an indenture supplemental hereto pursuant to which the transferee will assume the obligations of the transferor hereunder, and the provisions hereof shall be appropriately amended (subject to Article XII hereof) to reflect such transfer and assumption.


      (d) Any transfer or attempted transfer by the Owner Trust of all or any part of the Indenture Estate, except in compliance with the terms hereof, shall be null and void and of no force or effect.

      (e) In the case of any appointment of a co-Owner Trustee or a successor to an Owner Trustee or a co-Owner Trustee pursuant to the Trust Agreement or any merger, conversion, consolidation or sale of substantially all of the corporate trust business of the Corporate Owner Trustee in a manner permitted by the Trust Agreement, the Owner Trustee or successor Owner Trustee, as the case may be, shall give prompt written notice thereof to the Corporate Indenture Trustee and Section 3.05(b)(vi), (c) and (d) shall not apply to any transfer to such co-Owner Trustee or successor Owner Trustee.


      (f) The Owner Trust will deliver to the Corporate Indenture Trustee, within 120 days after the end of each fiscal year, a written statement signed by the President or a Vice President or a corporate trust officer of the Corporate Owner Trustee, stating, as to the signer thereof, that:

            (1) a review of the files held by the Owner Trust regarding the activities of the Owner Trust during such year and of performance by the Owner Trust of its obligations under this Section 3.05 and the seventh paragraph following the Habendum Clause has been made under his or her supervision; and

            (2) to the best of his or her knowledge, based on such review, the Owner Trust has fulfilled all its obligations under this Section 3.05 and the seventh paragraph following the Habendum Clause throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him or her and the nature and status thereof.

      (g) THE TRUST COMPANY, IN ITS INDIVIDUAL CAPACITY AND AS OWNER TRUSTEE, MAKES (i) NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT OR FITNESS FOR USE OF THE PREMISES (OR ANY PART THEREOF) OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LAND AND IMPROVEMENTS (OR ANY PART THEREOF), except that the Owner Trustee hereby represents and warrants that on the Closing Date the Owner Trustee shall have received whatever title and rights to the land and improvements conveyed to it by the Operative Documents delivered on such Closing Date, and (ii) no representation or warranty as to the validity, sufficiency, legality or enforceability of any Operative Document, or as to the correctness of any statement contained therein except, in the case of the Trust Company, to the extent that any such statement in this Indenture, the Lease, the Purchase Agreement, the Purchase and Sale Agreements or the Participation Agreement or any other Operative Document was or is expressly made by the Trust Company in its individual capacity, and except that the Trust Company, as and to the extent that such documents are executed by it, hereby represents and warrants in its individual capacity that (x) it has the requisite corporate power and authority to execute and deliver the Operative Documents to which it is a party, (y) such Operative Documents have been, and the Mortgage Notes, upon execution and delivery, will have been, duly executed and delivered by one or more of the Authorized Officers of the Owner Trustee and (z) each of such Operative Documents is a valid, binding and enforceable obligation of the Trust Company.


      SECTION 3.06. Property Alterations and Substitutions of the Indenture Estate. (a) Upon the making of any Alterations title to which vests in the Owner Trust, such Alterations shall be deemed to be a part of the Property and covered by the Lien of this Indenture. Any part of the Improvements which are demolished by the Company, and any Alterations the title to which becomes vested in the Company as lessee, as permitted under the terms of the Lease, shall be deemed to be no longer a part of the Property or covered by the Lien of this Indenture.

      (b) If the Company elects to substitute a new property for the Property in accordance with and subject to the terms and conditions of [ARTICLE 41 OF THE LEASE], the Property shall be released from the Lien of this Indenture upon compliance with the provisions of said [ARTICLE 41] and Section 14.01 hereof.

      (c) The Owner Trust and Indenture Trustees covenant and agree, at the Company's expense, to enter into such releases, supplements or amendments to the Indenture as may be necessary or appropriate to effect the changes, substitutions, releases and other modifications contemplated by this Section
3.06 or as may be required by Article XIV hereof, and to deliver such opinions, instruments and certificates as may reasonably be requested in connection therewith.

      SECTION 3.07. Further Assurances; Financing Statements. At any time and from time to time, upon the reasonable request of the Corporate Indenture Trustee, the Owner Trust shall promptly and duly execute and deliver any and all such further instruments and documents (provided to the Owner Trust in execution form) as may be reasonably specified in such request and as are necessary or desirable to perfect, preserve or protect the Liens and assignments created or intended to be created hereby, or to obtain for the Indenture Trustees the full benefit of the specific rights and powers granted herein, including the execution and delivery of Uniform Commercial Code financing statements and continuation statements with respect thereto, or similar instruments relating to the perfection of the Liens or assignments created or intended to be created hereby.


      SECTION 3.08.  Assumption of Obligations of Owner Trust by the Company.
(a) The Company shall have the right to assume all of the rights and obligations of the Owner Trust under this Indenture in respect of the Mortgage Notes in accordance with and pursuant to [ARTICLE[S] 39(E) Section __ OF THE LEASE] [OR SECTION 3 OF THE PARTICIPATION AGREEMENT] (any date on which such assumption is permitted being referred to hereinafter as the "Relevant Date"), provided the Company shall have delivered to the Corporate Indenture Trustee, on or prior to the Relevant Date, an opinion of independent legal counsel of recognized standing to the effect that (i) the assumption will not constitute a sale or exchange of the Mortgage Notes within the meaning of Internal Revenue Code Section 1001 and the regulations thereunder, and (ii) the assumption will not otherwise adversely affect the Federal income taxation of holders of Pass Through Certificates and, if on or prior to the Relevant Date:


            (i) the Company shall have delivered to the Owner Trust and the Corporate Indenture Trustee a certificate, dated the Relevant Date, of a Responsible Officer stating that the Company has paid to the Owner Trust all amounts required to be paid to the Owner Trust pursuant to the Lease or the Participation Agreement, as the case may be, in connection with such assumption;


            (ii) no Lease Event of Default or Material Default shall have occurred and be continuing as of the proposed assumption and the Corporate Indenture Trustee shall have received an Officer's Certificate, dated the Relevant Date, from the Company to such effect;

            (iii) the Indenture Trustees and the Company shall have executed and delivered to each other and to the Owner Trust a supplement to this Indenture (which shall be in the form of [EXHIBIT ___ TO THE PARTICIPATION AGREEMENT] except as otherwise provided in Section 3.08(b) below) pursuant to which the Company shall assume all of the liabilities and obligations of the Owner Trust hereunder on a full recourse basis (i.e., without the protection of Section 2.05(a) or other similar provisions hereof), and the Company shall have duly executed an assumption of the Mortgage Notes (from and after the execution and delivery of such supplement and such assumption (the "Assumption"), this Indenture, as supplemented, shall be referred to as the "Company Indenture" and the Mortgage Notes shall be referred to as the "Company Mortgage Notes") and shall have delivered a copy of the Assumption to each Holder of record of the Mortgage Notes on the Relevant Date;


            (iv) the Owner Trust and Corporate Indenture Trustee shall have received, on or prior to the Relevant Date, evidence of all filings, recordings and other action referred to in the Opinion or Opinions of Counsel referred to below; and


            (v) the Owner Trust and Corporate Indenture Trustee shall have received an Opinion or Opinions of Counsel for the Company, dated the Relevant Date, and which shall be to the effect that, after giving effect to the Company Indenture and the Company Mortgage Notes:


                 (A) each of the Company Indenture and the Company Mortgage Notes constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in the Company Indenture, which laws, however, do not in the opinion of such counsel make the remedies provided for in the Company Indenture inadequate for the practicable realization of the rights and benefits provided for in the Company Indenture; and

                 (B) unless the form of Company Indenture shall be as provided in Section 3.08(b), the Lien on the Property created by this Indenture will, upon effecting all filings, recordings and other actions specified therein, continue on the Property under the Company Indenture and that the priority of such Lien will not be adversely affected thereby (provided, that in lieu of an opinion as to the priority of the Lien there may be provided title insurance to such effect);

then, automatically and without the requirement of further action by any Person, effective as of the Relevant Date, the Owner Trust and the Owner Trustees shall be released from all of their liabilities and obligations under this Indenture in respect of the Mortgage

Notes or otherwise hereunder (other than any obligations or liabilities of the Owner Trustees in their individual capacities incurred on or prior to the Relevant Date or arising out of or based upon events occurring on or prior to the Relevant Date, which obligations and liabilities shall remain the sole responsibility of the respective Owner Trustees in their individual capacities). In such event, the Mortgage Notes so assumed by the Company shall become Company Mortgage Notes and shall cease to be "Other Mortgage Notes" as such term is used in any Other Indenture and this Indenture shall cease to be an "Other Indenture" under any Other Indenture. The Owner Trust may request and the Indenture Trustees shall provide documentary evidence (in form and substance reasonably satisfactory to the Owner Trust and the Owner Participant) confirming the release referred to in the second preceding sentence.


      (b) Notwithstanding the provisions of Section 3.08(a)(iii) to the contrary, if the Opinion of Counsel referred to in Section 3.08(a)(v) includes opinions (which opinions shall also be delivered to the Owner Trust and the Owner Participant) to the effect that, if the Company Mortgage Notes were unsecured obligations of the Company and, in the case of clause (ii) below, the exemption referred to in said clause (ii) were applicable with respect to the Pass Through Trusts and the Pass Through Certificates immediately prior to the assumption of the Mortgage Notes by the Company (it being agreed that such exemption shall be assumed to be applicable unless such Opinion of Counsel concludes to the contrary),

            (i) neither of the Pass Through Trusts will be required to register as an "investment company" under the Investment Company Act of 1940, as amended; and


            (ii) the Prohibited Transaction Exemption 89-88 granted to Goldman, Sachs & Co. by the United States Department of Labor (and any amendment, modification, addition or successor to such exemption) with respect to certain of the prohibited transaction restrictions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and of Section 4975 of the Internal Revenue Code of 1986, as amended, will continue to be applicable with respect to the Pass Through Trusts and the Pass Through Certificates even if the Company Mortgage Notes were not secured by the lien of the Company Indenture on the Property;

then the supplement to the Indenture resulting in the Company Indenture shall effect a restatement of the Indenture so that it contains essentially the same terms and conditions (other than provisions relating particularly to the amounts payable with respect to the Mortgage Notes, the manner of payment and restrictions on transfer, which shall be the same as those included herein except to the extent necessary to reflect the fact that the Mortgage Notes are no longer secured by the Property) as that certain Indenture dated as of February 1, 1985, by and between the Company and The Bank of New York, as trustee, and the Lien on the Property will be released (upon compliance with the applicable provisions of Section 14.01 hereof) and the Company Mortgage Notes will be unsecured general obligations of the Company. In such instance and at the request and expense of the Company, the Indenture Trustees will join in the execution, delivery and recording of a separate supplement to this Indenture for recording purposes which will reflect the release of the Lien on the Property.

      SECTION 3.09. No Merger. Except with the consent of the Holders of 100% in principal amount of the Outstanding Mortgage Notes, the remainderman interest, the estate for years interest and leasehold estate, shall not merge but shall always be kept separate and distinct, notwithstanding the union of said estates or any part thereof in the Owner Trust, the Company, the Remainderman, or any other party, whether by purchase or otherwise; provided, however, that if the Company purchases the remainderman interest and the estate for years interest pursuant to the Lease or the Participation Agreement, such estates shall merge.


                                   ARTICLE IV


                                  HOLDER LISTS

      The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Corporate Indenture Trustee (or its agent) is not the Registrar, the Owner Trust shall cause the Registrar to furnish to the Corporate Indenture Trustee semi-annually not more than 15 days after each Record Date, as of such Record Date, or at such other times as the Corporate Indenture Trustee may request in writing, a list, in such form and as of such date as the Corporate Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Holders and the amounts and Maturity Date of the Mortgage Notes held by such Holders.





                                   ARTICLE V

                    RECEIPT, DISTRIBUTION AND APPLICATION OF
                        INCOME FROM THE INDENTURE ESTATE

      SECTION 5.01. Basic Rent Distribution. (a) Except as otherwise provided in Section 5.03 hereof, each installment of Basic Rent and any payment of interest on overdue installments of Basic Rent (each of which shall be deemed paid upon receipt by the Corporate Indenture Trustee pursuant to Section 3.01), and any payment received by the Indenture Trustees pursuant to Section 8.03(a) hereof in respect of Basic Rent or interest on overdue installments of Basic Rent shall be promptly distributed by the Corporate Indenture Trustee in the following order of priority:


            first, so much of such installment or payment as shall be required to pay in full the aggregate amount of the payment or payments of principal, premium (if any), interest and other amounts (as well as any interest on overdue principal and premium) then due under all the Mortgage Notes shall be distributed to the Holders ratably, without priority of one over the other, in the proportion that the amount of such payment or payments then due under each such Mortgage Note bears to the aggregate amount of the payments then due under all such Mortgage Notes, and second, the balance, if any, of such installment or payment remaining thereafter shall be distributed to the Owner Trust, or as the Owner Trust may request.

      (b) Subject to Section 5.03, if, at the time of receipt by the Indenture Trustee of an installment of Basic Rent (whether or not then overdue), there shall have occurred and be continuing an Indenture Event of Default, then the Corporate Indenture Trustee shall retain such payment (to the extent the Corporate Indenture Trustee is not then required to distribute such amount pursuant to clause "first" of Section 5.01(a)) as part of the Indenture Estate and shall not distribute any such payment pursuant to clause "second" of
Section 5.01(a) until the earliest of (i) the first Business Day occurring more than 180 days following (A) in the case of an Indenture Event of Default under
Section 7.01(b), the date of the occurrence of such Indenture Event of Default and (B) in the case of any other Indenture Event of Default, the date on which the Indenture Trustee shall have received notice of such Indenture Event of Default, whereupon such payment shall be distributed pursuant to clause "second" of Section 5.01(a) and no further withholding of Rent on account of such Indenture Event of Default shall be effected, (ii) such time as the Mortgage Notes shall have been declared, or shall have become, due and payable pursuant to Section 7.02(a), in which case such payment shall be distributed pursuant to Section 5.03 and (iii) such time as such Indenture Event of Default shall no longer be continuing, in which case such payment shall be distributed pursuant to clause "second" of Section 5.01(a).


      SECTION 5.02. Event of Loss and Replacement; Redemption. (a) Except as otherwise provided in Section 5.03 hereof, any payment (other than Excepted Rights and Payments) received by the Indenture Trustees from payments in respect of Additional Rent payable under [ARTICLE 40 OF THE LEASE] or as the result of redemption of the Mortgage Notes pursuant to Section 6.02 (other than Section 6.02(c)) hereof, shall be distributed by the Corporate Indenture Trustee in the following order of priority:

            first, so much of such payments or amounts as shall be required to pay in full the aggregate unpaid principal amount of the Mortgage Notes then due and payable, all accrued but unpaid interest thereon to the Redemption Date therefor, and all other amounts due thereunder whether by acceleration or otherwise (other than premium or interest thereon), shall be distributed to the Holders, and if the aggregate amount so to be distributed shall be insufficient to pay all such amounts in full as aforesaid, then such amount shall be distributed ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Mortgage Notes then due and payable held by each such Holder, the accrued but unpaid interest thereon to the Redemption Date therefor and all other amounts due thereunder, bears to the aggregate unpaid principal amount of all Outstanding Mortgage Notes, the accrued but unpaid interest thereon to the Redemption Date therefor and all other amounts due thereunder (other than premium or interest thereon); and


            second, as provided in clause "third" of Section 5.03 hereof;


      (b) Any payments received in respect of the [equity portion of Basic Rent and of Termination Value, when the debt is assumed directly] pursuant to [ARTICLE 39(e) OF THE LEASE] or [SECTION 3 OF THE PARTICIPATION AGREEMENT] shall be distributed by the Corporate Indenture Trustee in the manner provided in clause "third" of Section 5.03 hereof.


      SECTION 5.03. Payment After Indenture Event of Default, Etc. Except as otherwise provided in Section 5.04(b) hereof, all payments received and all amounts held or realized by the Indenture Trustees (including amounts of excess moneys referred to in Section 7.04(e)) (i) after (x) an Indenture Event of Default shall have occurred and so long as such an Indenture Event of Default shall be continuing, and (y) the Indenture Trustees have initiated action under
Section 7.02(a), or (ii) after the Mortgage Notes shall have become due and payable as provided in Section 7.02(b) or (c) hereof, shall be promptly distributed by the Corporate Indenture Trustee in the following order of priority:

            first, so much of such payments or amounts as shall be required to reimburse the Indenture Trustees for any tax (other than income tax on, or measured by, fees payable to the Indenture Trustees in their individual capacities pursuant to any Indenture Document), expense, charge or other loss (including all amounts to be expended at the expense of, or charged upon the tolls, rents, issues, profits, products, revenues and other income of the Indenture Estate pursuant to Section 7.03(a) hereof) incurred by the Indenture Trustees in the protection, exercise or enforcement of any right, power or remedy under this Indenture for the benefit of the Holders (to the extent not previously reimbursed), including the reasonable expenses of any sale, taking or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other reasonable expenditures incurred or reasonable expenditures or advances made by the Indenture Trustees under this Indenture or any damages sustained by the Indenture Trustees in connection therewith, upon such Indenture Event of

      Default, shall be applied by the Indenture Trustees in reimbursement of such expenses and payment of such fees;

            second, so much of such payments or amounts remaining as shall be required to pay in full the aggregate unpaid principal amount of the Mortgage Notes then due and payable, all accrued but unpaid interest thereon to the date of distribution and all other amounts due thereunder (including any premium, if any), whether by acceleration or otherwise, shall be distributed to the Holders, and if the aggregate amount so to be distributed shall be insufficient to pay all such amounts in full as aforesaid, then such amount shall be distributed ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of all Outstanding Mortgage Notes then due and payable held by each such Holder, the accrued but unpaid interest thereon to the date of distribution and all other amounts due thereunder, bears to the aggregate unpaid principal amount of all Outstanding Mortgage Notes, accrued but unpaid interest thereon to the date of distribution and all other amounts due thereunder; and

            third, the balance, if any, of such payments or amounts remaining shall be distributed to the Owner Trust for distribution pursuant to the Trust Agreement.

      SECTION 5.04. Certain Payments. (a) Except as otherwise provided in this Indenture, any payments received by the Indenture Trustees which are to be applied according to any provision in any other Indenture Document shall be applied thereunder in accordance therewith.

      (b) Notwithstanding anything herein to the contrary, the Corporate Indenture Trustee will distribute, promptly upon receipt by the Indenture Trustees, any Excepted Rights and Payments and any indemnity or other payment received by them from the Owner Trust or the Company pursuant to Article 6 of the Lease and Sections 22 and 23 of the Participation Agreement or as Additional Rent, directly to the Person (which may include the Owner Participant, the Owner Trustees or the Indenture Trustees in their individual capacities) entitled thereto.


      SECTION 5.05. Other Payments. Any payments received by the Indenture Trustees for which no provision as to the application thereof is made elsewhere in this Indenture or in any other Indenture Document shall be distributed by the Corporate Indenture Trustee (a) except as otherwise provided in Section 5.03, to the extent received or realized at any time prior to the payment in full of all obligations to the Holders, in the order of priority specified in
Section 5.01 hereof, and (b) to the extent received or realized at any time after payment in full of all obligations to the Holders, in the manner provided in clause "third" of Section 5.03 hereof.

      SECTION 5.06. Payments to Owner Trust. Any amounts distributed hereunder by the Corporate Indenture Trustee to the Owner Trust shall be paid to the Owner Trust by wire transfer of immediately available funds at [OWNER TRUST WIRE INSTRUCTIONS] or at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Owner Trust to the Corporate Indenture Trustee from time to time.

      SECTION 5.07. Application of Payments. Each payment made in respect of the Mortgage Notes (exclusive of premium) shall, except as otherwise provided herein, be applied, first, to the payment of interest on such Mortgage Note due and payable to the date of such payment, as provided in such Mortgage Note, as well as any interest on overdue principal due thereunder, second, to the payment of any other amount (other than the principal of such Mortgage Note) due hereunder to the Holder of such Mortgage Note or under such Mortgage Note, third, to the payment of the principal of such Mortgage Note if then due hereunder or under such Mortgage Note, and fourth, the balance, if any, remaining thereafter, to the payment of the principal of such Mortgage Note remaining unpaid (provided that such Mortgage Note shall not be subject to prepayment without the consent of the affected Holder except as permitted by Sections 6.02, 6.06 and 8.02 hereof). Any amounts received in respect of the Make-Whole Premium (including interest on overdue payments thereof) shall be applied only to the obligation to pay the Make-Whole Premium (and interest on overdue payments thereof) as provided hereunder, and if the aggregate amount so to be distributed shall be insufficient to pay all premium due and payable in full, then such amount shall be distributed ratably, without priority of one over the other, in the proportion that the aggregate unpaid premium of all Mortgage Notes then due and payable held by each such Holder bears to the aggregate unpaid premium of all Outstanding Mortgage Notes then due thereunder.

      SECTION 5.08. Investment of Amounts Held by Indenture Trustees. Amounts held by the Indenture Trustees pursuant to Section 5.01 hereof, pursuant to
Section 5.02 hereof or pursuant to any provision of any Indenture Document providing for investment of sums pursuant to this Section 5.08 shall be invested by the Corporate Indenture Trustee from time to time in Permitted Investments selected by or on behalf of the Owner Trust. In the event that the Owner Trust shall not select Permitted Investments, such Permitted Investments shall be selected by the Corporate Indenture Trustee from those described in clause (i) of the definition of Permitted Investments. Unless otherwise expressly provided in this Indenture, any income realized as a result of any such investment, net of the Corporate Indenture Trustee's reasonable fees and expenses in making such investment, shall be held as a part of the Indenture Estate and applied by the Corporate Indenture Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Corporate Indenture Trustee shall not be liable for any loss resulting from any investment made by it other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Corporate Indenture Trustee without instructions whenever the Corporate Indenture Trustee reasonably believes such sale is necessary to make a distribution required by this Indenture.


      SECTION 5.09. Withholding Taxes. The Corporate Indenture Trustee shall withhold any taxes required to be withheld under applicable law, regulation or rule, including any interest or penalty in connection therewith, on payments to any Holder except to the extent that such Holder has furnished evidence satisfactory to the Corporate Indenture Trustee of any exemption from or reduction in withholding claimed by such Holder and such withholding on payments shall constitute a payment to the Holder. In the event that such evidence furnished by such Holder to establish its withholding exemption is false, inaccurate or no longer true, the Holder shall be liable for such amounts necessary to indemnify the Corporate Indenture Trustee, for expenses attributable to such false, inaccurate or untrue evidence and any related contests or disputes, and the same may be withheld from distributions otherwise distributable to such Holder and any such withholding on payments shall constitute a payment to the Holder. To the extent that the Corporate Indenture Trustee fails, with respect to any Holder, to withhold and pay over any such taxes to the appropriate taxing authority, the Corporate Indenture Trustee shall, upon a claim being made for such taxes by such authority, take all reasonable steps to recover such taxes from such Holder, including withholding the amount of such taxes from subsequent distributions, if any, to such Holder. Neither the Owner Trustee nor the Owner Participant shall have any liability for the failure of the Corporate Indenture Trustee to withhold taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by a Holder hereunder.

      The Corporate Indenture Trustee agrees (i) that it will timely pay the amounts withheld pursuant to this Section 5.09 to the appropriate authority,
(ii) that it will file any necessary withholding tax returns or statements when due and (iii) that, as promptly as possible after the payment of such amounts, it will deliver to the Owner Trust and the Company appropriate documentation showing the payment of such amounts, together with such additional documentary evidence as the Owner Trust or the Company may reasonably request from time to time. The Corporate Indenture Trustee agrees to file any other information reports as it may be required to file under United States law.


                                   ARTICLE VI

                          REDEMPTION OF MORTGAGE NOTES

      SECTION 6.01. No Redemption or Prepayment Prior to Maturity. Except as provided in Sections 6.02 and 8.02 hereof, the Mortgage Notes may not be redeemed or prepaid prior to their respective Maturity Dates.

      SECTION 6.02. Redemption of Mortgage Notes. The Outstanding Mortgage Notes shall be redeemed:

      (a)  At the Redemption Price, without premium:

            (1) in whole, in connection with the occurrence of a substantial or total casualty at the Property and the Company's resultant delivery under [ARTICLE 14(f) OF THE LEASE] of a Tenant's Purchase Offer in accordance with [ARTICLE 40 OF THE LEASE], unless the Company exercises its right to substitute another property in lieu of the Property in accordance with [ARTICLE 41 OF THE LEASE], in which case, the terms of Sections 3.06 and 14.01 hereof shall govern;

            (2) in whole, in connection with the occurrence of a Condemnation described in the first sentence of [ARTICLE 15(a) OF THE LEASE] and the Company's resultant delivery under [SAID ARTICLE 15(a)] of a Tenant's Purchase Offer in accordance with [ARTICLE 40 OF THE LEASE], unless the Company exercises its right to substitute another property in lieu of the Property in accordance with [ARTICLE 41 OF THE LEASE], in which case, the terms of Sections 3.06 and 14.01 hereof shall govern;

            (3) in whole or in part, to the extent of the amount actually to be disbursed to the Owner Trust pursuant to [ARTICLE 16(c) OF THE LEASE] in connection with the occurrence of damage or destruction of the Property; or

            (4) in whole or in part, to the extent of the "excess proceeds" described in [THE FOURTH SENTENCE OF ARTICLE 15(d) OF THE LEASE] arising as a result of a Condemnation.


In the case of any partial redemption pursuant to this Section 6.02(a), (i) each Outstanding Mortgage Note shall be redeemed ratably, without priority of one over the other, in the proportion that the aggregate unpaid principal amount of the Mortgage Notes held by each Holder bears to the aggregate unpaid principal amount of all Outstanding Mortgage Notes, and (ii) each subsequent Installment Payment Amount payable in respect of any such Mortgage Note shall, effective as of the Installment Payment Date immediately following the Redemption Date, be reduced (but not below zero) by the percentage that the principal portion of the Redemption Price bears to the total aggregate unpaid principal amount of such Mortgage Note immediately before such redemption.

      (b) Other than as provided elsewhere in this Section 6.02, in whole, if the Owner Trust, with the consent of the Company (as evidenced by an Officer's Certificate), gives notice of redemption to the Indenture Trustees, at the Redemption Price which shall include the applicable Make-Whole Premium.

      (c) In whole, if the Owner Trust, at the direction of the Owner Participant at any time gives notice of redemption to the Indenture Trustees pursuant and subject to Section 8.02(a) hereof, at a price equal to the Redemption Price, which shall include the Make-Whole Premium in the circumstances expressly providing for the Make-Whole Premium in Section 8.02(b), and otherwise without premium.

      (d) In whole or in part, with the consent of the Company (as evidenced by an Officer's Certificate), if the Owner Trust gives at least 25 days' prior irrevocable notice to the Indenture Trustees specifying the Mortgage Notes and all Other Mortgage Notes having the Maturity Date to be redeemed (which shall be the Mortgage Notes and Other Mortgage Notes having the same Maturity Date) and provided all Outstanding Mortgage Notes, Other Mortgage Notes, Company Mortgage Notes and other notes then held in the same Pass Through Trust, whether or not issued by the Owner Trust, are simultaneously being redeemed, at the Redemption Price, which shall include the applicable Make-Whole Premium.

      (e) In whole, at the Redemption Price, which shall include the applicable Make-Whole Premium, (i) in connection with the Company's exercise of its termination right pursuant to [ARTICLE 39 OF THE LEASE], unless the Company elects to assume the Mortgage Notes pursuant to [ARTICLE 39(e)] OF THE LEASE] and Section 3.08 hereof or to substitute a property in lieu of the Property or
(ii) in connection with a sale pursuant to Section 3 of the Participation Agreement, unless the Company elects to assume the Mortgage Notes pursuant to
Section 3 of the Participation Agreement and Section 3.08 hereof. The Redemption Date for the redemption of Mortgage Notes pursuant to this Section shall be the date determined in accordance with Section 6.03 hereof.


      SECTION 6.03. Redemption; Notice to Corporate Indenture Trustee. In case of any redemption of Mortgage Notes, the Owner Trust shall, at least 45 days prior to the Redemption Date, notify the Corporate Indenture Trustee and the Registrar by an Officer's Order of (1) such Redemption Date (subject, to the extent applicable, to Section 8.02(a)), (2) the principal amount of Mortgage Notes to be redeemed, and (3) the basis upon which, pursuant to this Indenture, such principal amount and Make-Whole Premium, if any, has been or will be computed and an estimate of the amount of the Make-Whole Premium. Any notice delivered to the Corporate Indenture Trustee which, under the terms of the Lease is characterized as a Redemption Notice, shall be considered to be a notice of redemption hereunder. The notice of redemption shall be revocable if it is given more than 45 days prior to the Redemption Date, but it shall state a date on which it shall be irrevocable (which shall not be less than 25 days prior to the Redemption Date). If not otherwise provided and not previously revoked, any redemption notice shall become irrevocable on the 25th day prior to the Redemption Date stated therein. The Redemption Date shall be any Distribution Date occurring not less than 25 days after the giving of such notice. Any delivery by the Company of a Tenant's Purchase Offer under [ARTICLE 14(f) OR ARTICLE 15(a) OF THE LEASE] or a Notice of

Termination under [ARTICLE 39(a) OF THE LEASE] (unless accompanied with a notice by the Company that it will assume the Mortgage Notes in accordance with [ARTICLE 39(e) OF THE LEASE] and Section 3.08 hereof) shall automatically constitute the Owner Trust's Officer's Order under this Section 6.03, subject to revocation as provided in this Section 6.03 (which revocation shall automatically be deemed made upon the Owner Trust's notice and deposit of funds under Section 6.06 hereof if such notice is given and deposit made prior to the date that the Company notice shall have become irrevocable, in which case the Owner Trust's notice under Section 6.06 shall constitute the notice of redemption under this Section 6.03). Any other notice by the Owner Trust under
Section 6.06 shall automatically constitute a notice of redemption under this
Section 6.03, as long as the deposit due under said Section 6.06 shall have been timely made. Further, any notice of redemption pursuant to Section 6.02(b) or (d) that shall not be effective unless, concurrently with such notice, the Owner Trust shall deposit with the Corporate Indenture Trustee an amount sufficient to pay the Redemption Price together with the Make-Whole Premium.


      SECTION 6.04. Mortgage Notes Redeemed in Part. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Mortgage Notes shall relate, in the case of any Mortgage Note redeemed or to be redeemed only in part, to the portion of the principal of such Mortgage Note which has been or is to be redeemed. Any Mortgage Note which is to be redeemed only in part shall be so redeemed by the payment to the Holder (without the necessity of presentation or surrender on the part of the Holder) of the amount necessary to effect such redemption in accordance with this Article VI and the Corporate Indenture Trustee shall note on its records the fact of such payment and the amount of the principal amount of, and of each remaining Installment Payment Amount of, said Mortgage Note remaining unpaid after such payment. Such notification, in the absence of manifest error, shall be conclusive evidence of the amount of such payment and the remaining unpaid principal amount of, and of each remaining Installment Payment Amount of, such Mortgage Note and shall be binding upon the Holder and all subsequent Holders of any Mortgage Note issued upon registration of a transfer thereof or in exchange therefor.

      SECTION 6.05. Notice of Redemption to Holders. (a) Notice of redemption shall be given by the Corporate Indenture Trustee by first-class mail, postage prepaid, mailed not less than 20 nor more than 30 days prior to the Redemption Date to each Holder of Mortgage Notes to be redeemed, at the Holder's address appearing in the Register (unless, in the case of Mortgage Notes held by a Pass Through Trustee, a different method shall be acceptable to the Holder). No such notice shall be given until such time as the redemption notice given or deemed given by the Owner Trust, or by the Company, as lessee under the Lease, on behalf of the Owner Trust, shall have become irrevocable.

      All notices of redemption to Holders shall state:

            (1)  the Redemption Date,

            (2)  the Redemption Price,

            (3) if less than all Outstanding Mortgage Notes are to be redeemed, the principal amount of the particular Mortgage Notes to be redeemed,

            (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Mortgage Note (or the portion thereof to be redeemed), and that interest thereon (or on the portion thereof to be redeemed) shall cease to accrue on and after said date (unless the Redemption Price shall not be paid as required hereunder), and

            (5) in the case of a redemption in whole of a Mortgage Note, the place or places where such Mortgage Note is to be surrendered for payment of the Redemption Price.

      SECTION 6.06. Right to Reject Tenant's Purchase Offer or Notice of Termination. If the Owner Trust desires (i) to reject Tenant's Purchase Offer made under [ARTICLE 14(f) OR ARTICLE 15(a) OF THE LEASE], or (ii) to decline the Company's Notice of Termination issued pursuant to [ARTICLE 39 OF THE LEASE], then if the Owner Trust so notifies the Corporate Indenture Trustee and deposits with the Corporate Indenture Trustee, contemporaneously with the giving of such notice, an amount sufficient to pay the Redemption Price, without premium, of the Mortgage Notes to be redeemed under Section 6.02(a) or
Section 6.02(e) hereof, as the case may be, the Corporate Indenture Trustee shall give, promptly on receipt of the amount referred to above but in no event more than five days thereafter, the written confirmation for the benefit of the Company necessary for the Owner Trust to take any such action under the Lease. The Owner Trust shall have no right to take the actions described in any of clauses (i) and (ii) above, except as provided above in this Section 6.06, or any other action that would result in the termination of the Lease.

      SECTION 6.07. Mortgage Notes Payable on Redemption Date. On the Redemption Date, the Outstanding Mortgage Notes (or the portion thereof) to be redeemed shall become due and payable, and from and after such Redemption Date (unless there shall be a default in the payment of the Redemption Price) such Mortgage Notes (or the portion thereof to be redeemed) shall cease to bear interest. On the Redemption Date (or upon surrender of the Mortgage Note if it is to be redeemed in whole) such Mortgage Note (or the portion thereof to be redeemed) shall be paid at the Redemption Price.

      If any Mortgage Note (or portion thereof) called for redemption shall not be so paid on the Redemption Date (or upon surrender thereof for redemption if it is to be redeemed in whole), the principal amount to be redeemed shall, until deposited with the Corporate Indenture Trustee, continue to bear interest from the Redemption Date at the interest rate applicable to such Mortgage Note.


                                  ARTICLE VII

                         REMEDIES OF INDENTURE TRUSTEES
                                  AND HOLDERS

      SECTION 7.01. Indenture Event of Default. "Indenture Event of Default" means any of the following events (whatever the reason for such Indenture Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (a) any Lease Event of Default (other than a Lease Event of Default relating solely to Excepted Rights and Payments) shall have occurred and be continuing; or

            (b) the failure of the Owner Trust other than by reason of a Lease Default or Lease Event of Default to pay when due any payment of principal of or premium, if any, or interest on any Mortgage Note within five days after notice to the Owner Trust that such payment is due; or


            (c) any representation or warranty made by the Owner Participant, the Trust Company, William J. Wade or the Owner Trust herein or in the Participation Agreement (only to the extent that such document relates to the Property, unless the context requires otherwise) or any other Indenture Document or in any document or certificate furnished to the Indenture Trustees in connection herewith or pursuant hereto shall prove to have been false or incorrect when made in any respect material to the Holders, and such falseness or incorrectness is material to such Holders, and continues to be material and if capable of remedy, is not remedied for 30 days (or such longer period (but in no event more than 60 days) if such falseness or incorrectness is susceptible of being remedied within a reasonable period of time (but not within such 30-day period) and if within such 30-day period the Owner Trust, the Trust Company, William J. Wade or the Owner Participant, as applicable, promptly commences, and thereafter prosecutes with diligence and good faith to completion, efforts to effect such remedy) after there has been given to the Owner Trust, by registered or certified mail, a written notice specifying such breach and requiring it to be remedied and stating that such notice is a "Notice of Indenture Default" hereunder, by the Corporate Indenture Trustee or to the Owner Trust and the Corporate Indenture Trustee by the Holders of not less than a majority in aggregate unpaid principal amount of Outstanding Mortgage Notes; or


            (d)  any termination or revocation of the Trust Agreement; or

            (e) any failure by the Owner Trustees (other than by reason of a Lease Default or a Lease Event of Default), in their individual capacities or on behalf of the Owner Trust, to observe or perform in any material respect any other material covenant or obligation of the Owner Trustees, individually, or the Owner Trust contained in this Indenture or any failure by the Owner Participant to observe or perform in any material respect any other material covenant or obligation of the Owner Participant contained in the Participation Agreement (only to the extent that such document relates to the Property, unless the context requires otherwise) which, in either case, has a material adverse effect on the Holders and is not remedied within a period of 30 days (or such longer period (but in no event more than 180 days) if such failure is susceptible of being remedied within a reasonable period of time (but not within such 30-day period) and if within such 30-day period the Owner Trust or the Owner Participant, as applicable, promptly commences and thereafter prosecutes with diligence and good faith to completion efforts to effect such remedy) after there has been given to the Owner Trust by registered or certified mail, a written notice specifying such breach and requiring it to be remedied and stating that such notice is a "Notice of Indenture Default" hereunder, by the Corporate Indenture Trustee or to the Owner Trust and the Corporate Indenture Trustee by the Holders of not less than a majority in aggregate unpaid principal amount of Outstanding Mortgage Notes; or


            (f) if the Owner Trust shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any federal or state bankruptcy law or any similar federal or state law, or shall be adjudicated a bankrupt or become insolvent or shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due; or

            (g) if a petition or answer proposing the adjudication of the Owner Trust as a bankrupt or its reorganization pursuant to any federal or state bankruptcy law or any similar federal or state law shall be filed in any court and the Owner Trust shall consent to or acquiesce in the filing thereof or such petition or answer shall not be discharged or denied within 90 days after the filing thereof.

      SECTION 7.02. Remedies; Acceleration of Maturity; Rescission. (a) If an Indenture Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, after the Mortgage Notes shall have become due and payable under Section 7.02(b) or 7.02(c), the Indenture Trustees may, and when required by the provisions of
Article IX hereof shall, exercise (subject to the provisions hereof expressly restricting the Indenture Trustees' rights or remedies herein, including Sections 8.02 and 8.03), any or all of the rights and powers and pursue any or all of the remedies with respect to any or all of the Indenture Estate accorded to the Owner Trust in [ARTICLE 21 OF THE LEASE], if a Lease Event of Default shall have occurred and be continuing, and may, subject to the terms of the Lease, take possession of all or any part of the Indenture Estate subject to the Lien hereof or pursuant hereto and may exclude the Owner Trust and, subject to the terms of the Lease, the Company and all persons claiming by, through or under any of them wholly or partly therefrom, and (subject to the provisions hereof expressly restricting the Indenture Trustees' rights or remedies herein) the Indenture Trustees may exercise any other right or remedy in lieu of or in addition to the foregoing which may be available to them hereunder or under applicable law or proceed by appropriate court action to enforce the terms hereof, of the Lease or both, to recover damages for the breach hereof, of the Lease or both; provided, however, that the foregoing shall not be construed as modifying the parties' agreement that the Lien hereof shall be subordinate to the leasehold estate of the Lessee under the Lease; provided further, however, that notwithstanding any provision herein to the contrary, the Indenture Trustees shall not sell any of the Indenture Estate unless a declaration of acceleration has been made pursuant to Section 7.02(c) or the Mortgage Notes have become due and payable pursuant to Section 7.02(b). Notwithstanding the foregoing or any other provision herein, the Indenture Trustees shall not be entitled to exercise any remedy hereunder as a result of an Indenture Event of Default occurring solely by reason of one or more Lease Events of Default unless the Corporate Indenture Trustee shall be concurrently taking action under [ARTICLE 21 OF THE LEASE] to terminate the Lease or dispossess the Company or otherwise seeking to effect a comparable remedy.


      (b) If an Indenture Event of Default referred to in paragraph (f) or (g) of Section 7.01 hereof shall have occurred, or if a Lease Event of Default referred to in Article 20(v) of the Lease shall have occurred and be continuing at such time as the Indenture Trustees are still constrained from terminating the Lease or the Company's right to possession, then and in every such case the unpaid principal of all Outstanding Mortgage Notes, together with interest accrued but unpaid thereon, and all other amounts due thereunder and hereunder shall immediately and without further act become due and payable, without premium or penalty, and without presentment, demand, protest or notice, all of which are hereby waived.


      (c) If any Indenture Event of Default or Lease Event of Default not described in the preceding paragraph (b) shall have occurred and be continuing, then and in every such case, the Corporate Indenture Trustee may on its own accord or at the direction of Holders of not less than a majority in aggregate unpaid principal amount of Outstanding Mortgage Notes at any time (but subject to the provisions hereof expressly restricting the Indenture Trustees' rights or remedies herein including Sections 8.02 and 8.03), by written notice or notices to the Owner Trust and the Company, declare the principal of all the Mortgage Notes to be due and payable, whereupon the unpaid principal of all Outstanding Mortgage Notes, together with accrued but unpaid interest thereon, and all other amounts due thereunder, shall immediately become due and payable without premium or penalty, and without presentment, demand, protest or other notice, all of which are hereby waived. At any time after such declaration and prior to the sale or disposition of the Indenture Estate, however, the Holders of not less than a majority in aggregate unpaid principal amount of Outstanding Mortgage Notes, by notice to the Corporate Indenture Trustees and the Owner Trust, may rescind such declaration, whether made by the Corporate Indenture Trustee on its own accord or as directed, if (x) there has been paid or deposited with the Corporate Indenture Trustee a sum sufficient to pay all overdue installments of interest on all Mortgage Notes and premium, if any, due otherwise than by virtue of such declaration of acceleration, principal on any Mortgage Notes that have become due otherwise than by such declaration of acceleration, all sums paid or advanced by the Indenture Trustees hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustees, their agents and counsel, (y) the rescission would not conflict with any judgment or decree and (z) all other Indenture Defaults and Indenture Events of Default (other than the nonpayment of principal that has become due solely because of such acceleration) have been either cured (or will be cured as a result thereof, or with regard to an Indenture Default or Lease Default, are being cured in accordance with the applicable provisions hereof or of the Lease) or waived. No such rescission shall affect any subsequent default or impair any right consequent thereon.


      SECTION 7.03. Exercise of Remedies, and Suits for Enforcement, by Indenture Trustees; Owner Trust's Right to Redeem the Mortgage Notes. (a) At any sale of any or all of the Indenture Estate pursuant to the exercise by the Indenture Trustees of any of the remedies afforded by this Article, the Indenture Trustees, the Owner Trust, the Owner Participant and the Company may bid for and purchase such property. To the extent permitted by applicable law, the Owner Trust hereby waives any rights now or hereafter conferred by statute or otherwise by applicable law which may require the Indenture Trustees to sell, lease or otherwise use any portion of the Indenture Estate in mitigation of the damages as set forth in this Section or which may otherwise limit or modify any of the Indenture Trustees' or Holders' rights or remedies under this Section.

      Whenever, prior to any sale of the Indenture Estate, or any part thereof, all arrears of interest upon the Mortgage Notes, together with all sums paid or advanced by the Indenture Trustees under any provision hereof and the reasonable and proper charges, expenses and liabilities of the Indenture Trustees, their agents and counsel, and all other sums then payable by the Owner Trust hereunder, including the outstanding principal of, together with all other accrued unpaid interest, if any, on the Mortgage Notes which shall then be due and payable (otherwise than upon declaration of acceleration pursuant to Section 7.02(c) hereof), shall be paid by or for the account of the Owner Trust and/or collected out of the Indenture Estate or provision satisfactory to the Indenture Trustees shall be made for such payment, and all Indenture Defaults and Indenture Events of Default shall be cured or waived, then, so long as no declaration of acceleration has been made pursuant to Section 7.02(c) hereof or, if such a declaration has been made, upon rescission and annulment thereof pursuant to Section 7.02(c) hereof, the Indenture Trustees shall surrender to the Owner Trust, its successors or assigns, possession of the Indenture Estate (subject to the Lien of this Indenture) and shall pay over at the direction of the Owner Trust to the Person specified in such direction the amount of any tolls, rents, issues, profits, products, revenues and other income of the Indenture Estate arising from the exercise of any remedies by the Indenture Trustees hereunder then remaining unexpended in the hands of the Indenture Trustees and thereupon the Owner Trust and the Indenture Trustees shall be restored to their former positions and rights hereunder in respect of the Indenture Estate, but no such surrender shall extend to or affect any subsequent Indenture Default or Indenture Event of Default or impair any right consequent thereon. Upon every taking of possession of any portion of the Indenture Estate pursuant to this Article, the Indenture Trustees may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as they may deem proper. In each such case, subject to the terms of the Lease, the Indenture Trustees shall have the right to use, operate, lease, control or manage the Indenture Estate, and to exercise all rights and powers of the Owner Trust relating to the Indenture Estate, as the Indenture Trustees shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, leasing, control or management of the Indenture Estate or any part thereof, as the Indenture Trustees may determine; and the Indenture Trustees shall be entitled to collect and receive directly all tolls, rents (including Basic Rent), issues, profits, products, revenues and other income of the Indenture Estate and every part thereof, without prejudice, however, to the right of the Indenture Trustees under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustees hereunder. In accordance with the terms of Section 5.03 hereof, such tolls, rents, issues, profits, products, revenues and other income shall be applied to pay the expenses of using, operating, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustees may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of appraisers, engineers and accountants in accordance with
Section 9.04(g) hereof), and all other payments which the Indenture Trustees may be required or authorized to make under any provision of this Indenture, including Section 5.03 hereof, as well as just and reasonable compensation for the services of the Indenture Trustees, and of all persons properly engaged and employed by the Indenture Trustees.

      (b) Subject to Sections 8.02, 8.03 and 9.02 hereof, if an Indenture Event of Default occurs and is continuing and the Indenture Trustees shall have obtained possession of or title to any or all of the Indenture Estate, the Indenture Trustees shall not be obligated to use or operate any of the Indenture Estate or cause any of the Indenture Estate to be used or operated directly or indirectly by the Indenture Trustees, or either of them, or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of any or all of the Indenture Estate by any other person unless (i) the Corporate Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate and the Indenture Trustees, as Indenture Trustees and individually, against any and all liability for loss or damage to the Indenture Estate and for public liability and property damage resulting from use or operation of the Indenture Estate and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Indenture Trustees are furnished with indemnification from the Holders or any other Person upon terms and in amounts satisfactory to the Corporate Indenture Trustee in its discretion to protect the Indenture Estate and the Indenture Trustees, as Indenture Trustees and individually, against any and all such liabilities.


      (c) If, after the expiration of all applicable notice and cure periods, and subject to Sections 8.02 and 8.03, there shall be a failure to make a scheduled payment of the principal of any Mortgage Note when due, or of the Redemption Price upon call for redemption, or if there shall be a failure to pay the premium, if any, or interest on any Mortgage Note when the same becomes due and payable, then (subject to the provisions hereof expressly restricting the Indenture Trustees' exercise of rights or remedies), the Indenture Trustees may institute, in their own names and as trustees of an express trust, a judicial proceeding for the collection of the sums so due and unpaid on the Mortgage Note, and may prosecute such proceeding to judgment or final decree, and may enforce such judgment or final decree with respect to the whole amount of any such sums so due and unpaid.


      If an Indenture Event of Default occurs and is continuing, then (subject to the provisions hereof expressly restricting the Indenture Trustees' exercise of rights or remedies), the Indenture Trustees may in their discretion proceed to protect and enforce their rights and the rights of the Holders by such appropriate judicial proceedings as the Indenture Trustees shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

      SECTION 7.04. Additional Remedies. In addition to the remedies provided for in Sections 7.02 and 7.03 hereof, upon the occurrence of an Indenture Event of Default, the Indenture Trustees (subject to the provisions hereof expressly restricting the Indenture Trustee's exercise of rights or remedies) may take any or all of the following actions, at the same or at different times (subject to the provisions hereof expressly restricting the Indenture Trustees' exercise of rights or remedies):


      (a) Subject to the rights of the Company under the Lease, enter upon and take possession of any or all of the Indenture Estate, and lease and let the Indenture Estate, or any part thereof, and receive all the rents (including Basic Rent), issues and profits thereof which are overdue, due or to become due, and apply the same, after payment of all reasonably necessary charges and expenses, on account of the Mortgage Notes, and the Indenture Trustees are hereby given and granted full power and authority to do any act or thing which the Owner Trust might or could do in connection with the management and operation of any or all of the Indenture Estate. This covenant shall become effective either with or without any action brought to foreclose this Indenture and without applying at any time for a receiver of such rents.

      (b) Institute an action of mortgage foreclosure, or take other action as the law may allow, at law or in equity, for the enforcement of this Indenture, and proceed thereon to final judgment and execution of the entire unpaid balance of the Mortgage Notes which are then due and payable including costs of suit, interest and reasonable attorneys' fees. In case of any sale of the Indenture Estate by virtue of judicial proceedings, the Indenture Estate may be sold in one parcel and as an entirety or in such parcels, manner or order as the Indenture Trustees in their sole discretion may elect. Subject to the rights of the Company under the Lease, the failure to make any tenants parties defendant to a foreclosure proceeding and to foreclose their rights will not be asserted by the Owner Trust as a defense in any proceeding instituted by the Indenture Trustees to realize upon the Indenture Estate.

      (c) Appoint a receiver of the rents, issues and profits of the Indenture Estate without the necessity of proving either the depreciation or the inadequacy of the value of the security or the insolvency of the Owner Trust or any Person who may be legally or equitably liable to pay moneys secured hereby, or any other statutory grounds for such appointment, and the Owner Trust and each such Person waive such proof and hereby consent to the appointment of a receiver.

      (d) In the event that during the pendency of any Indenture Event of Default, the Owner Trust, Owner Participant, or any Affiliate of any of them, is in fact (not constructively) physically occupying the Indenture Estate, or any part thereof, it is hereby agreed that the Owner Trust shall pay such reasonable rental monthly in advance as the Indenture Trustees shall demand for the Indenture Estate, or the part so occupied, and the use of personal property covered by this Indenture, such amounts to be applied in accordance with Section 5.03 of this Indenture.

      (e) Apply on account of the Mortgage Notes and the interest and premium, if any, thereon or on account of any arrearages of interest thereon, or on account of any balance due pursuant to the Mortgage Notes or after a foreclosure sale of the Indenture Estate, or any part thereof, all in accordance with the provisions of Section 5.03, any unexpended moneys other than Excepted Rights and Payments still retained by the Corporate Indenture Trustee that were paid to the Corporate Indenture Trustee by the Company pursuant to the Lease or otherwise or by the Owner Trust for the payment of, or as security for the payment of, taxes, assessments, municipal or governmental rates, charges, liens, water or sewer rents, or insurance premiums, if any, or in order to secure the performance of some other act by or obligation of the Owner Trust or the Company.

      (f) Exercise any and all other rights and remedies granted under this Indenture or now or hereafter existing in equity, at law, by virtue of statute or otherwise.

      (g) With or without entry, personally or by their agents or attorneys, sell the Indenture Estate and all estate, right, title, interest, claim and demand therein and right of redemption thereof at one or more private or public sales, as an entirety or in parcels and at such times and places and upon such terms as may be specified in the notice or notices of sale to be given to the Owner Trust or as may be required by law. Any number of sales may be conducted from time to time. The power of sale shall not be exhausted by any one or more such sales as to any part of the Indenture Estate remaining unsold, but shall continue unimpaired until all of the Indenture Estate shall have been sold or the Mortgage Notes and all indebtedness of the Owner Trust secured hereby shall have been paid. In addition, as to each Property, the Indenture Trustees will have the statutory power of sale, if any, as may be provided by the law of the state in which such Property is located. As to each Property this Indenture is made upon the statutory conditions provided for by the laws of the state in which such Property is located. The Indenture Trustees may postpone the sale of the Indenture Estate by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.

      (h) Notwithstanding anything to the contrary provided or implied in any of the Indenture Documents, if either of the Indenture Trustees is or becomes a competitor to the Company, it shall not be barred or restricted in any manner in enforcing any of the remedies provided in this Indenture.

      SECTION 7.05. Indenture Trustees May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the

Company or any other obligor upon the Lease or the Owner Trust or any other obligor on the Mortgage Notes or the property of the Company, the Owner Trust or of such other obligor or their creditors, the Indenture Trustees (irrespective of whether the principal of the Mortgage Notes shall then be due and payable as therein expressed or by declaration in accordance with Section
7.02 hereof, or otherwise, and irrespective of whether the Indenture Trustees shall have made any demand for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

            (i) to file and prove such proofs of claim and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustees (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustees, their agents and counsel) and of the Holders allowed in such judicial proceeding, and

            (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustees, and in the event that the Indenture Trustees shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustees any amount due to them for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustees, their agents and counsel, and any other amounts due to the Indenture Trustees in connection therewith.

      Nothing herein contained shall be deemed to authorize the Indenture Trustees to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Mortgage Notes or the rights of any Holder thereof, or to authorize the Indenture Trustees to vote in respect of the claim of any Holder in any such proceeding.

      SECTION 7.06. Indenture Trustees May Enforce Claims Without Possession of the Mortgage Notes; Represent Holders. All rights of action and claims under this Indenture or the Mortgage Notes may be prosecuted and enforced by the Indenture Trustees without the possession of any of the Mortgage Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustees shall be brought in their own names as trustees of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustees, their agents and counsel, be for the ratable benefit of the Holders of the Mortgage Notes. In any proceedings brought by the Indenture Trustees (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustees shall be a party) the Indenture

Trustees shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to such proceedings.

      SECTION 7.07. Application of Money Collected. Subject to the provisions of Section 7.03(a) hereof, any money collected by the Indenture Trustees pursuant to this Article (other than Excepted Rights and Payments) shall be promptly applied by the Corporate Indenture Trustee, as specified in Section
5.03 hereof at, in the case of payment to the Holders, the date or dates fixed by the Corporate Indenture Trustee which shall in no event be later than the next succeeding Distribution Date and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon surrender thereof if fully paid.


      SECTION 7.08. Limitation on Suits. No Holder of a Mortgage Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (1) such Holder has previously given written notice to the Corporate Indenture Trustee of a continuing Indenture Event of Default;


            (2) the Holders of not less than 25% in unpaid principal amount of the Outstanding Mortgage Notes shall have made written request to the Corporate Indenture Trustee for the Indenture Trustees to institute proceedings in respect of such Indenture Event of Default in their own names as Indenture Trustees hereunder (unless the Holders of a majority in aggregate unpaid principal amount of the Outstanding Mortgage Notes shall object in writing to such proceedings within 30 days of such request);


            (3) such Holder or Holders have offered to the Indenture Trustees reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Indenture Trustees for 60 days after the Corporate Indenture Trustee's receipt of such notice, request and offer of indemnity have failed to institute any such proceeding; and


            (5) no direction inconsistent with such written request has been given to the Corporate Indenture Trustee during such 60 day period by the Holders of a majority in Outstanding principal amount of the Mortgage Notes;


it being understood and intended that no one or more Holders of the Mortgage Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Mortgage Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the ratable benefit of all the Holders.

      SECTION 7.09. Unconditional Right of Holders to Receive Principal, Premium, if any, and Interest. Notwithstanding any other provision in this Indenture, but subject to Section 2.05, any Holder shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 2.04 hereof) interest on its Mortgage Notes as expressed therein (or, in the case of redemption, on the Redemption Date) and of the premium, if any, on such Mortgage Notes from such source when due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder, provided that no Holder shall have the right to enforce any judgment or otherwise exercise remedies against any Excepted Rights and Payments, it being understood and intended that no one or more Holders of the Mortgage Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of the Mortgage Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the ratable benefit of all the Holders.

      SECTION 7.10. Restoration of Rights and Remedies. If the Indenture Trustees have, or any Holder has, instituted any proceeding to enforce any right or remedy or in the exercise of any power under this Indenture by foreclosure, entry or otherwise and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Indenture Trustees or to such Holder, then and in every case the Owner Trust and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions and rights hereunder, including the position and rights of the Indenture Trustees with respect to the Indenture Estate, and thereafter all rights, powers and remedies of the Indenture Trustees and the Holders shall continue as though no such proceeding had been instituted.


      SECTION 7.11. Rights and Remedies Cumulative and Subject to Applicable Law. Except as may otherwise expressly be provided to the contrary herein, no right, power or remedy herein conferred upon or reserved to the Indenture Trustees or to the Holders is intended to be exclusive of any other right, power or remedy and every right, power and remedy shall, to the extent permitted by law, be cumulative and concurrent and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise and may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustees or the Holders. The exercise of any right, power or remedy shall not be construed as a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. The exercise of any right, power or remedy shall be subject to applicable law and the provisions hereof expressly restricting the Indenture Trustees' exercise of rights or remedies.


      SECTION 7.12. Delay or Omission Not Waiver. (a) No delay or omission of the Indenture Trustees or of any Holder to exercise any right, power or remedy accruing upon any Indenture Event of Default shall impair any such right, power or remedy or constitute a waiver of any such Indenture Event of Default or an acquiescence therein. Subject to the provisions hereof expressly restricting the Indenture Trustees' exercise of rights or remedies, every right, power and remedy given by this Article or by law to the Indenture Trustees or the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustees or by the Holders, as the case may be.


      (b) Notwithstanding anything to the contrary contained herein, so long as a Pass-Through Trustee is the registered Holder of any Mortgage Note hereunder, the Indenture Trustees shall not be authorized or empowered to acquire title to all or any portion of the Indenture Estate or to take any action with respect to all or any portion of the Indenture Estate so acquired by them, or either of them, if such acquisition or action would cause the related Pass-Through Trust to fail to qualify as a "grantor trust" for Federal income tax purposes.


      SECTION 7.13. Control by Holders. The Holders of a majority of the aggregate unpaid principal amount of the Outstanding Mortgage Notes shall have the right, during the continuance of an Indenture Event of Default,

            (1) to require the Indenture Trustees to proceed to enforce this Indenture, either by judicial proceedings for the enforcement of the payment of the Mortgage Notes and the foreclosure of this Indenture and the sale of the Indenture Estate or, at the election of the Indenture Trustees, by the exercise of the power of entry and/or sale or other remedies hereby conferred, and

            (2) to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustees or exercising any trust or power conferred on the Indenture Trustees; provided that

                 (A) such direction shall not be in conflict with any rule of law or with this Indenture and shall not unduly prejudice the rights of Holders other than those constituting such majority, and

                 (B) the Indenture Trustees may take any other action deemed proper by the Indenture Trustees which is not inconsistent with such direction.

      SECTION 7.14. Waiver of Past Defaults. The Holders of not less than 66 2/3% of the aggregate unpaid principal amount of the Outstanding Mortgage Notes may on behalf of all Holders waive any past default hereunder and its consequences, except a default


            (1) in the payment of the principal of, premium, if any, or interest on the Mortgage Notes; or

            (2) in respect of a covenant or provision hereof which expressly under this Indenture cannot be modified or amended without the consent of each Holder affected thereby.

      Upon any such waiver, such default shall cease to exist, and any Indenture Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

      SECTION 7.15. Waiver of Appraisement; Laws. (a) The Owner Trust covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the Indenture Estate, or any part thereof, or the possession thereof by any purchaser at any sale under this Article; and the Owner Trust, for itself and all who may claim under it, so far as it now or hereafter lawfully may, hereby waives the benefit of all such laws.

      (b) Subject to the rights of the Company under the Lease, the Owner Trust, for itself and all who may claim under it, so far as it now or hereafter lawfully may, hereby waives and releases:

            (i) All benefit that might accrue to the Owner Trust by virtue of any present or future law exempting the Indenture Estate, or any part of the proceeds arising from any sale of the Indenture Estate, from attachment, levy or sale on execution; and

            (ii)  Exemption from civil process; and

            (iii)  Redemption or extension of time for payment; and

            (iv)  Any right to have the Indenture Estate marshalled.

      The Owner Trust further agrees that any court having jurisdiction to foreclose this Indenture may order the sale of the Indenture Estate as an entirety.

      (c) If any law in this Section referred to and now in force, of which the Owner Trust or its successors might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section.

      SECTION 7.16. Special State Law Addendum. In addition to the remedies set forth above and elsewhere herein, the Indenture Trustees, or either of them, shall have those additional rights and remedies set forth in the Special State Law Addendum, if any.


      SECTION 7.17. No Cross-Collateralization. Notwithstanding anything in this Indenture to the contrary, although the Indenture Trustees have entered into the Other Indentures pursuant to which the Other Mortgage Notes were issued by the Other Owner Trust and the Other Owner Trust's interests as lessor under leases with the Company were assigned (the "Other Leases") and which contain similar or identical provisions, the parties hereto and thereto desire and intend that (i) each of such documents (or any documents executed in furtherance thereof or pursuant thereto) shall be, and shall be deemed to be, separate and independent from this Indenture and the Mortgage Notes secured hereby (or any documents executed in furtherance hereof or pursuant hereto), and (ii) none of such documents (or any documents executed in furtherance thereof or pursuant thereto) or the real or personal property encumbered thereby shall be, or shall be deemed to be, cross-collateralized or cross-defaulted with this Indenture (or any documents executed in furtherance hereof or pursuant hereto), the Mortgage Notes secured hereby or the Property encumbered hereby.



                                  ARTICLE VIII


                           RIGHTS OF THE OWNER TRUST
                           AND THE OWNER PARTICIPANT

      SECTION 8.01. Certain Rights of Owner Trust and Owner Participant. Notwithstanding any other provision of this Indenture, including the Granting Clauses, or any of the other Indenture Documents, but subject always to the final paragraphs of Sections 8.01 and 12.07(c), the following rights ("Excepted Rights", collectively with Excepted Payments herein referred to as "Excepted Rights and Payments") shall be reserved to the Owner Trust or the Owner Participant, as the case may be (as separate and independent rights), to the extent described herein:


            (a) at all times prior to the completion of the foreclosure of the Lien of this Indenture or other action that acts to divest the Owner Trust of its rights as Landlord under the Lease, the Owner Trust shall have the right, independently of, and not to the exclusion of, the Indenture Trustees, (i) to receive from the Company all notices, certificates, reports, filings, opinions of counsel and other documents and all information which the Company is permitted or required to give or furnish to the Owner Trust pursuant to any Indenture Document, (ii) to inspect the Property to the extent provided in the Lease and to enforce performance or observance by the Company of any such rights by the exercise of the right to proceed by appropriate court actions, either at law or in equity or to recover damages for the breach thereof, (iii) to receive estoppel certificates from the Company under the Lease, (iv) to give notices of non-performance under the Lease and (v) to seek legal or equitable remedies to require the Company to maintain required insurance coverage under the Lease;

            (b) at all times, the Owner Trust shall have the right to perform all covenants and obligations on behalf of the Company pursuant to
      Section 42 of the Lease (it being understood that such performance will cure an Indenture Event of Default only to the extent set forth in
      Section 8.03 hereof);


            (c) at all times prior to the completion of the foreclosure of the Lien of this Indenture or other action that acts to divest the Owner Trust of its rights as Landlord under the Lease, the Owner Trust, to the exclusion of the Indenture Trustees, shall have the right, provided that the Owner Trust shall have complied with Section 6.06 hereof, to (i) make any determination to be made on the part of the "Landlord" under the Lease with respect to the Company's purchase options under the Lease (including the right to accept or reject Tenant's Purchase Offer or Notice of Termination); and (ii) select or approve as satisfactory any accountants, engineers or counsel to render services for or issue opinions to the Owner Trust pursuant to express provisions of the Indenture Documents and to make all decisions and determinations and take all actions in respect of its tax options under any of the Indenture Documents;


            (d) so long as no Indenture Event of Default shall have occurred and be continuing and there shall have occurred no acceleration of the Mortgage Notes, the Owner Trust shall have the right to the exclusion of the Indenture Trustees to do the following with respect to the Property:
      (i) to grant and release easements, licenses, rights of way, or releases of the Property that satisfy the criteria set forth in Article 13 of the Lease; and (ii) subject, however, to the greater restrictions on the Owner Trust imposed pursuant to Section 8.01(c), to make any determination or give any consent expressly provided in the Lease to be made or given by the "Landlord" under Articles 6; 8; 14; 15; 16; 17; 27; 39; 40; 41; and 45 of the Lease;


            (e) provided no Indenture Event of Default has occurred and is continuing (other than an Indenture Event of Default caused by a Lease Event of Default), the right of the Owner Trust (but not to the exclusion of the Indenture Trustees and subject to the right of the Indenture Trustee to revoke or abridge such right), to enforce performance of the covenants of the Company under the Lease, it being agreed that the Indenture Trustee retains the exclusive right to exercise and enforce all rights, powers and remedies under the Lease upon the occurrence of a Lease Event of Default, subject to the other provisions hereof;


            (f) subject to Section 3.10, and upon the agreement of the Corporate Indenture Trustee and the Owner Trust, prior to acceleration of the Mortgage Notes, the rights of the Owner Trust to make petitions, motions and decisions in any bankruptcy, insolvency or similar proceedings involving the Company;


            (g) prior to the completion of the foreclosure of the Lien of this Indenture, the Owner Trust shall have the right to do all of the following with respect to the Property: (i) enter into with or provide to the Company or any other Person, certificates and other documents or information which is required by any Indenture Documents to be given by the Owner Trust; and (ii) to make Rental Adjustments in accordance with
      Section 21 of the Participation Agreement, subject, in all cases, to the requirement set forth in Article 3(d) of the Lease regarding the sufficiency of the Company's obligations under the Lease to satisfy amounts required to be paid hereunder and under the other Indenture Documents;




            (h) each of the Owner Trust, the Trust Company, William J. Wade and the Owner Participant shall have the right, to the exclusion of the Indenture Trustees, to demand, collect, sue for, give notices, make determinations, exercise all rights with respect to or otherwise receive and enforce the payment of Excepted Rights and Payments (but, with respect to Excepted Rights, only for so long as the same constitute Excepted Rights) due and payable to it and to seek legal or equitable remedies to require the Company to perform or comply with any of its obligations which otherwise constitute Excepted Rights and Payments (but, with respect to Excepted Rights, only for so long as the same constitute Excepted Rights); and


            (i) prior to any foreclosure or other exercise of remedies hereunder that operates to divest the Owner Trust of its rights as Landlord under the Lease, the Indenture Trustee shall not take any action that would reduce Lessee's obligations to the Landlord under the Lease, without the prior consent of the Owner Trust.


Notwithstanding the foregoing provisions of this Section 8.01, but subject always to the right of the Owner Trust or the right of the Owner Participant on behalf of the Owner Trust under Sections 8.02 and 8.03 hereof, the Indenture Trustees shall at all times have the right, to the exclusion of the Owner Trust and the Owner Participant, to (A) declare the Lease to be in default and (B) subject to the provisions of Section 7.02(a) hereof and the other provisions hereof expressly restricting the Indenture Trustee's exercise of remedies hereunder, exercise the remedies set forth in Article 21 of the Lease and in
Article VII hereof.

      SECTION 8.02. Owner Trust's Right to Elect to Redeem and to Provide for Payment. (a) The Owner Trust may, but shall be under no obligation to, redeem all but not less than all of the Mortgage Notes then Outstanding at any time after a Lease Event of Default (other than a Lease Event of Default related to Excepted Payments) has occurred and is continuing and provided that no Indenture Event of Default (that does not arise out of such Lease Event of Default) has occurred and is continuing.

Such redemption shall be effected by the Owner Trust (1) notifying the Corporate Indenture Trustee of such election, which notice in order to be effective shall state that it is irrevocable and shall designate the Redemption Date (which date shall be the next occurring Distribution Date following such notice to the Corporate Indenture Trustee, unless such date is less than 25 days after the giving of such notice, in which event the Redemption Date shall be the second occurring Distribution Date after the giving of such notice), and
(2) irrevocably depositing with the Corporate Indenture Trustee, at the time of the delivery of such notice and in the manner provided for in Section 6.06 hereof, as the case may be, the sum of amounts contemplated by clause "first" under Section 5.03 and the aggregate unpaid principal amount of and accrued and unpaid interest (through the Redemption Date) on all such Mortgage Notes, together with the Make-Whole Premium if provided for in Section 8.02(b), after taking into account amounts then held by the Indenture Trustees for distribution under Section 5.03. The Corporate Indenture Trustee shall notify each Holder of such redemption in the manner provided for in Section 6.05 hereof. If the Owner Trust shall not cause the redemption of the Mortgage Notes to occur and all or a portion of the Indenture Estate is liquidated through foreclosure or otherwise, all amounts received from the sale of the Indenture Estate shall be paid and distributed in the manner provided in Section 5.03. Further, and without limiting the foregoing, if a Lease Event of Default shall have occurred and be continuing, provided that no Indenture Event of Default that does not arise out of a Lease Event of Default has occurred and is continuing, the Corporate Indenture Trustee shall not accelerate the Mortgage Notes and shall not terminate the Lease or terminate the Company's right to possession of the Property until the expiration of 20 days after notice to the Owner Trust of the Corporate Indenture Trustee's intention to do so, and if the Owner Trust shall deliver the notice of redemption and shall deposit the applicable redemption amount pursuant to this Section 8.02(a) and the Mortgage Notes shall be redeemed, the Corporate Indenture Trustee shall not accelerate the Mortgage Notes and shall not terminate the Lease or terminate the Company's right to possession of the Property.


      (b) The Redemption Price payable by the Owner Trust in connection with a redemption described in Section 8.02(a) shall include the Make-Whole Premium only if the Owner Trust's notice of such redemption (and the concurrent deposit of the Redemption Price) in accordance with Section 8.02(a) is given prior to the earliest of (i) receipt of the Corporate Indenture Trustee's notice referred to in the last sentence of Section 8.02(a), (ii) acceleration of the Mortgage Notes pursuant to Section 7.02 hereof or (iii) in any case involving a Lease Event of Default described in clauses
(i), (ii) or (v) of Article 20 of the Lease (a "Monetary Default"), the expiration of a period of 180 days following the occurrence of such Lease Event of Default that is continuing at the expiration of such period. If the redemption of the Mortgage Notes is effected after (i) such notice, (ii) such acceleration or (iii) in the case of a Monetary Default, the expiration of such 180 day period, whichever is earlier, then the Redemption Price shall be the amounts described in Section 8.02(a), but without the Make-Whole Premium, and shall be effected by the same form of notice (and concurrent deposit of the Redemption Price (other than the Make-Whole Premium) described in Section 8.02(a)). The Owner Participant may, on behalf of the Owner Trust, give the notice of redemption, and make payments permitted to be made by the Owner Trust, under this Section 8.02. Notwithstanding anything to the contrary herein or in any other Indenture Documents, it is acknowledged and agreed by the Owner Trust that the Company shall have no obligation under the Lease or any other Indenture Document for any Make-Whole Premium payable under this Section 8.02(b) for any redemption by the Owner Trust pursuant to Section 8.02(a) even if such premium shall be paid by the Owner Trust.


      (c) From and after the deposit by the Owner Trust of the applicable Redemption Price (and any other amounts required to be deposited under Section 8.02(a) and (b)) with the Corporate Indenture Trustee, the Indenture Trustees shall not declare the Lease in default or exercise any of the rights, powers or remedies pursuant to [ARTICLE 21 THEREOF] or pursuant to Article VII hereof.


      SECTION 8.03. Certain Rights of Owner Trust and Owner Participant. (a) If (i) the Company shall fail to make any payment of Basic Rent under the Lease and such failure shall constitute a Lease Event of Default, and (ii) the Owner Trust shall not have previously effected on behalf of the Company three such consecutive payments or five such payments cumulatively, then the Owner Trust may (but need not) pay to the Corporate Indenture Trustee, at any time prior to the expiration of a period of 10 days from the Owner Trust's receipt of written notice of such failure (prior to the expiration of which 10 day period the Indenture Trustees by virtue of such default shall not exercise any of the rights, power or remedies pursuant to [ARTICLE 21 OF THE LEASE] or Article VII hereof), an amount equal to the full amount of such payment of Basic Rent, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Trust shall be deemed to cure any Indenture Event of Default which arose from such failure of the Company (but such cure shall not relieve the Company of any of its obligations).

      (b) If the Company shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under the Lease, including any payment of rent or other sums due and payable other than Basic Rent, which failure constitutes a Lease Event of Default, and if (but only if) the performance or observance thereof can be effected by the payment of money alone (it being understood that actions such as the obtaining of insurance and the procurement of maintenance services can be so effected), then the Owner Trust may (but need not) pay to the Corporate Indenture Trustee (or to such other person as may be entitled to receive the same), at any time prior to the expiration of a period of 10 days after the expiration of the notice or grace period, if any, provided with respect to such failure on the part of the Company in [ARTICLE 20 OF THE LEASE] (prior to the expiration of which 10-day period the Indenture Trustees by virtue of such Lease Event of Default shall not exercise any of the rights, powers or remedies pursuant to [ARTICLE 21 THEREOF] or Article VII hereof), all sums necessary to effect the performance or observance of such covenant or agreement of the Company, together with any interest due thereon on account of the delayed payment thereof, and such payment by the Owner Trust shall be deemed to cure any Indenture Event of Default which arose from such failure of the Company (but such cure shall not relieve the Company of any of its obligations).


      (c) If the Company shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under the Lease other than those which can be effected by the payment of money alone and such failure constitutes a Lease Event of Default and the same is reasonably susceptible to cure by the Owner Trust, then the Owner Trust may (but need not) take such action at any time prior to the expiration of a period of 30 days after the expiration of the notice or grace period, if any, provided with respect to such failure on the part of the Company in [ARTICLE 20 OF THE LEASE]; provided, however, that if within such grace or cure period, the Owner Trust promptly commences to cure and thereafter pursues to conclusion the curing of such default, diligently in good faith (such period, which shall in no event exceed 90 days, the "Extended Cure Period"), then the Indenture Trustees will not take any action to exercise any of their remedies (including acceleration of the Mortgage Notes) or take any action to effect a termination of the Lease or reenter or take possession of the Property as a consequence of such default during the period of such cure (prior to the expiration of which 30-day period and, if applicable, the Extended Cure Period, the Indenture Trustees by virtue of such Lease Event of Default shall not exercise any of the rights, powers or remedies pursuant to [ARTICLE 21 OF THE LEASE] or Article VII hereof), necessary to effect the performance or observance of such covenant or agreement of the Company, and such action shall be deemed to cure any Indenture Event of Default which arose from such failure of the Company (but such cure shall not relieve the Company of any of its obligations).


      (d) Upon any payment of Basic Rent by the Owner Trust in accordance with
Section 8.03(a), or upon any payment of any other sums or incurrence of any expenses by the Owner Trust in accordance with Section 8.03(b) or (c), the Owner Trust shall, to the extent of such payments, be subrogated, in the case of any such payment in accordance with Section 8.03(a), to the rights of the Indenture Trustees as assignee hereunder of the Owner Trust, or, in the case of any payment or the incurrence of any expenses, in accordance with Section 8.03(b) or (c), to the rights of the Indenture

Trustees or such other Person, as the case may be, which actually received such payment or for whose benefit such expenses were incurred, as the case may be (and in the case of a payment, any interest due thereon on account of the delayed payment thereof), and shall be entitled to receive such payment or reimbursement upon its receipt by the Indenture Trustees or such other Person, as aforesaid (but in each case only if all amounts of principal of, and premium and interest on, the Mortgage Notes at the time due and payable, together with interest due thereon on account of the delayed payment thereof shall have been paid in full); provided that the Owner Trust shall not attempt to recover any such amount paid by it on behalf of the Company pursuant to this Section 8.03 except by demanding of the Company payment of such amount or by commencing an action against the Company to require the payment of such amount, and not by the exercise of remedies under [ARTICLE 21 OF THE LEASE].

      (e) Notwithstanding the foregoing provisions of this Section 8.03 or anything else that may be contained herein or in any other Indenture Document (or that may be available at law or equity) to the contrary, it is agreed that except as expressly stated in Article VII or this Section 8.03, in consideration for the rights expressly granted above in this Section 8.03 and elsewhere in this Indenture and the other Indenture Documents, no other cure periods shall be provided to the Owner Trust with respect to any Indenture Event of Default (including any Lease Event of Default), regardless of whether the same is attributable in whole or in part to the Company's default under the Lease. Without limiting the foregoing but subject to Section 8.02, it is acknowledged that the Owner Trust shall not have the right to cure or attempt to cure any event described in [ARTICLE 20(V) OF THE LEASE].

      (f) Provided that no Indenture Event of Default that does not arise out of a Lease Event of Default has occurred and is continuing, (i) prior to the expiration of the 10-day period referred to in Section 8.03(a) (provided there remains any cure right available to the Owner Trust under Section 8.03(a)),
(ii) prior to the expiration of the 10-day period referred to in Section 8.03(b), and (iii) prior to the expiration of the Extended Cure Period, in each case to the extent applicable, the Indenture Trustees shall not accelerate the Mortgage Notes or take any action to terminate the Lease or dispossess the Company from the Property.

      SECTION 8.04 Company Ownership of Owner Trust. Notwithstanding anything herein to the contrary, if the Company shall become the Owner Participant or shall otherwise control the Owner Trust, whether pursuant to the terms of any Indenture Document or otherwise, then the rights afforded to the Owner Trust under Sections 8.01, 8.02 and 8.03 shall not be applicable.

                                   ARTICLE IX

                             THE INDENTURE TRUSTEES

      SECTION 9.01. Acceptance of Trusts. The Indenture Trustees hereby accept the trusts imposed upon them by this Indenture, and covenant and agree to perform the same as expressed herein and agree to receive and disburse all moneys constituting part of the Indenture Estate in accordance with the terms hereof.

      SECTION 9.02.  Duties and Responsibilities of the Indenture Trustees.

      (a)  Except during the continuance of an Indenture Event of Default,

            (1) the Indenture Trustees undertake to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustees, and the Indenture Trustees agree that they will not manage, control, use, sell, dispose of or otherwise deal with any part of the Indenture Estate, except as required by the terms of the Lease and as otherwise provided herein; and

            (2) in the absence of bad faith on their part, the Indenture Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustees, or either of them, and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustees, the Corporate Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

      (b) In case an Indenture Event of Default has occurred and is continuing, the Indenture Trustees shall exercise such of the rights and powers vested in them by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (c) No provision of this Indenture, including Section 9.04, shall be construed to relieve the Indenture Trustees from liability for their own negligent action, their own negligent failure to act, or their own bad faith or willful misconduct, except that

            (1) this subsection (c) shall not be construed to limit the effect of subsection (a) of this Section;

            (2) the Indenture Trustees shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Corporate Indenture Trustee, unless it shall be proved that the Corporate Indenture Trustee was negligent in ascertaining the pertinent facts;

            (3) the Indenture Trustees shall not be liable with respect to any action taken or omitted to be taken by them in good faith in accordance with the direction of the Holders of not less than a majority (or such other amount as may be specified herein) of the aggregate unpaid principal amount of the Outstanding Mortgage Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustees, or exercising any trust or power conferred upon the Indenture Trustees, under this Indenture; and

            (4) no provision of this Indenture shall require the Indenture Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.

      (d) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustees shall be subject to the provisions of this Section.

      (e) The Indenture Trustees shall not waive any provision of this Indenture the waiver of which requires the Company's consent without having obtained such consent.


      SECTION 9.03. Notice of Defaults. Upon the occurrence of any Indenture Default hereunder actually known to it, the Corporate Indenture Trustee shall
(x) promptly send notice thereof to the Company, the Owner Trust and the Owner Participant, and (y) within 30 days after the occurrence thereof, transmit by mail (unless, in the case of Mortgage Notes held by a Pass Through Trustee, a different method shall be acceptable to it) notice of such Indenture Default to all Holders, as their names and addresses appear in the Register, unless such Indenture Default shall have been cured or waived; provided, that in the case of any default of the character specified in Section 7.01(c) or 7.01(e) hereof no such notice to Holders shall be given until at least 30 days after the occurrence thereof, and provided further, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on the Mortgage Notes or in the payment of any other amounts due with respect to the Mortgage Notes, the Corporate Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Corporate Indenture Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. Copies of notices of any Indenture Events of Default arising under Section 7.01(a) or (b) hereof shall be provided to Duff &

Phelps, Moody's and Standard & Poor's at their respective principal offices in New York, New York.


      SECTION 9.04.  Certain Rights of the Indenture Trustees.

      (a) The Indenture Trustees may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.


      (b) Any request, direction, order or demand of the Owner Trust mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed) upon which the Indenture Trustees may rely, subject to the provisions of Section 9.02 and the other provisions of this Section, to prove or establish a matter set forth therein.

      (c) The Indenture Trustees may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

      (d) The Indenture Trustees shall be under no obligation to exercise any of the trusts or powers vested in them by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Indenture Trustees reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby.

      (e) The Indenture Trustees shall not be liable for any action taken or omitted by them in good faith and believed by them to be authorized or within the discretion, rights or powers conferred upon them by this Indenture.

      (f) Prior to the occurrence of an Indenture Event of Default hereunder and after the curing or waiving of all Indenture Events of Default, the Indenture Trustees shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate unpaid principal amount of the Outstanding Mortgage Notes; provided that, if the payment within a reasonable time to the Corporate Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Corporate Indenture Trustee, not reasonably assured to the Corporate Indenture Trustee by the security afforded to it by the terms of this Indenture, the Corporate Indenture Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding. The reasonable expenses of every such examination shall be paid by the Owner Trust or, if paid by the Indenture Trustees or any predecessor trustee, shall be repaid by the Owner Trust upon demand.

      (g) The Indenture Trustees may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in their employ and the Indenture Trustees shall not be responsible for any misconduct or negligence (other than misconduct or negligence in the handling and transfer of funds or holding of investments hereunder) on the part of any such agent or attorney appointed with due care by it hereunder.


      (h) None of the provisions contained in this Indenture shall require the Indenture Trustees to expend or risk their own funds or otherwise incur personal financial liability in the performance of any of their duties or in the exercise of any of their rights or powers, if the Indenture Trustees shall have determined in good faith that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to them.

      (i) The Indenture Trustees shall not be personally liable, in case of entry by them upon the Indenture Estate, for debts contracted or liabilities or damages incurred in the management or operation of the Indenture Estate.


      SECTION 9.05. Issuance of Mortgage Notes or Recording; Warranty. The Indenture Trustees make no representation as to the value or condition of the Indenture Estate or any part thereof, as to the title of the Owner Trust thereto or as to the security afforded thereby or hereby, or as to the validity or genuineness of any securities at any time pledged or deposited with the Indenture Trustees hereunder (other than, in the case of the Corporate Indenture Trustee, Permitted Investments with the Corporate Indenture Trustee in its individual capacity). In addition, the Indenture Trustees make no representation or warranty as to the validity, sufficiency, legality or enforceability of the Trust Agreement, this Indenture, the Mortgage Notes, the Lease, the Participation Agreement or any other Indenture Document or as to the correctness of any statement contained in any thereof, except to the extent that any such statement was or is expressly made by the Indenture Trustees, provided that the Indenture Trustees hereby represent and warrant that this Indenture has been executed and delivered by the Indenture Trustees (in the case of the Corporate Indenture Trustee, by one of its officers who is duly authorized to execute and deliver such document on its behalf). Subject to
Section 9.13 hereof, the Indenture Trustees shall have no responsibility with respect to the recording, rerecording, filing or re-filing, under the laws of any jurisdiction, of this Indenture or any other document or statement that may be required or permitted to be recorded, rerecorded, filed or refiled under any such laws to protect the security interests created by or pursuant to the Granting Clauses of this Indenture or Article XVI or XVII hereof.

      SECTION 9.06. Indenture Trustees, Owner Trustees and Agents May Hold Mortgage Notes; Collections, Etc. Any of the Indenture Trustees or Owner Trustees, in their individual capacities, or any agent or affiliate of the Owner Trustees or the Indenture Trustees, in its individual or any other capacity, may become the owner or pledgee of any Mortgage Notes with the same rights they would have if they were not the Indenture Trustees, the Owner Trustees or such agent or affiliate and may otherwise deal with the Owner Trust and receive, collect, hold and retain collections from the Owner Trust with the same rights they would have if they were not the Indenture Trustees, the Owner Trustees or such agent or affiliate (subject to the provisions of Section 10.04).


      SECTION 9.07.  Moneys Held by Indenture Trustees.  Subject to Sections
5.08 and 13.03 hereof, all moneys received by the Indenture Trustees (or their agent or attorney-in-fact) shall, until used or applied as herein provided, be held in trust, and segregated from other funds, for the purposes for which they were received. Neither the Owner Trust nor, subject to Section 5.08, the Indenture Trustees nor any agent thereof shall be under any liability for interest on any moneys received by it hereunder except, in the case of the Corporate Indenture Trustee, Permitted Investments with the Corporate Indenture Trustee in its individual capacity. All Permitted Investments shall be held in the name of the Corporate Indenture Trustee on behalf of the Holders, and, to the extent possible, the Corporate Indenture Trustee shall take and maintain possession of Permitted Investments.


      SECTION 9.08. Compensation. Unless a Lease Event of Default has occurred and is continuing in respect of the Company's failure to make a payment required to be made by it under the Lease, the Owner Trust covenants and agrees to pay, and the Indenture Trustees shall be entitled to receive, reasonable compensation and payment or reimbursement for their reasonable advances, expenses and disbursements (including the reasonable compensation and expenses and disbursements of their counsel, agents and other persons not regularly in their employ) in connection with their services rendered hereunder or in any way relating to or arising out of the administration of the Indenture Estate. The Indenture Trustees agree that they shall have no right against any Holder, the Trust Company or William J. Wade in their individual capacities, or the Owner Participant for any fee as compensation for its services as trustee under this Indenture.


      SECTION 9.09. The Co-Indenture Trustee. (a) Notwithstanding anything herein to the contrary, the Co-Indenture Trustee hereby appoints the Corporate Indenture Trustee as its agent or attorney, with full power and authority, insofar as permitted by law, to exercise any and all rights, powers, duties and obligations conferred upon the Co-Indenture Trustee by this Indenture. The Corporate Indenture Trustee hereby acknowledges and accepts such appointment.





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

      (b) The Corporate Indenture Trustee, at any time, by an instrument in writing executed by it, may remove the Co-Indenture Trustee, and in such event, by an instrument in writing executed by it, may appoint a successor or successors to the Co-Indenture Trustee, anything contained herein to the contrary notwithstanding. The Co-Indenture Trustee shall at all times be an officer of the Corporate Indenture Trustee.

      SECTION 9.10. Co-Indenture Trustee Acting with Corporate Indenture Trustee. Notwithstanding anything herein to the contrary, the rights, powers, duties and obligations conferred or imposed upon the Indenture Trustees or any of them shall be conferred or imposed upon and exercised or performed by the Corporate Indenture Trustee, or the Corporate Indenture Trustee and the Co-Indenture Trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Corporate Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by the Co-Indenture Trustee.

      SECTION 9.11. Easements. The rights of the Indenture Trustees hereunder shall be subject to the rights of the Owner Trust to grant, release, make or permit such easements, licenses, rights of way, changes in zoning, Alterations, subdivisions, releases of Land and similar matters as required by the Lease and, at the request of the Owner Trust and the expense of the Company, the Indenture Trustees shall join in any such grant or release.

      SECTION 9.12. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of any Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee under
Section 9.13 hereof.

      (b) An Indenture Trustee may resign at any time by giving at least 30 days' prior written notice thereof to the Owner Trust. If an instrument of acceptance by a successor Indenture Trustee shall not have been delivered to the Owner Trust and such Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee, the Owner Trust or Holders holding a majority in aggregate unpaid principal amount of the Outstanding Mortgage Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

      (c) An Indenture Trustee may be removed at any time by act of the Holders of a majority in aggregate unpaid principal amount of the Outstanding Mortgage Notes delivered to such Indenture Trustee and to the Owner Trust.

      (d) If at any time the Corporate Indenture Trustee shall cease to be eligible under Section 9.15 hereof and shall fail to resign after written request therefor by the Owner Trust, or by any Holder, or if at any time the Corporate Indenture Trustee shall become





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

incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Corporate Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Corporate Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Owner Trust may remove such Corporate Indenture Trustee, or (ii) any Holder of a Mortgage Note may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Corporate Indenture Trustee and the appointment of a successor Corporate Indenture Trustee.

      (e) If an Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Owner Trust shall promptly appoint a successor Indenture Trustee. If, within one year after such resignation or removal or the occurrence of such vacancy or incapability, a successor Indenture Trustee shall be appointed by act of the Holders of a majority in aggregate unpaid principal amount of the Outstanding Mortgage Notes delivered to the Owner Trust and the retiring Indenture Trustee, the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee and supersede the successor Indenture Trustee appointed by the Owner Trust. If no successor Indenture Trustee shall have been so appointed by the Owner Trust or the Holders and accepted appointment in the manner hereinafter provided, any Holder of a Mortgage Note may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

      (f) The Corporate Indenture Trustee shall give notice of each resignation and each removal of an Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Owner Trust, the Company and to the Holders of Mortgage Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Indenture Trustee and, if the successor is a successor Corporate Indenture Trustee, the address of its Corporate Trust Office or, if the successor is a successor Co-Indenture Trustee, the address of the Co-Indenture Trustee, as the case may be.

      SECTION 9.13. Acceptance of Appointment by Successor. Every successor Indenture Trustee appointed hereunder shall execute, acknowledge and deliver to the Owner Trust, the Company and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Indenture Trustee; and the retiring Indenture Trustee shall execute and deliver an instrument conveying and transferring to such successor Indenture Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Indenture Trustee, and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such





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

retiring Indenture Trustee hereunder, subject to the Lien provided by Article XI hereof. Upon request of any such successor Indenture Trustee, the Owner Trust, the Company and the remaining Indenture Trustee shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such estates, properties, rights, powers and trusts.

      No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be eligible under this Article.

      SECTION 9.14. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Corporate Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Corporate Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Corporate Indenture Trustee, shall be the successor of the Corporate Indenture Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Mortgage Notes shall have been authenticated, but not delivered, by the Corporate Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Corporate Indenture Trustee may adopt such authentication and deliver the Mortgage Notes so authenticated with the same effect as if such successor Corporate Indenture Trustee had itself authenticated such Mortgage Notes.

      SECTION 9.15. Persons Eligible for Appointment as Corporate Indenture Trustee. There shall at all times be a Corporate Indenture Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $250,000,000, or a direct or indirect subsidiary of such a corporation, or a member of a bank holding company group, having a combined capital and surplus of at least $250,000,000 and such subsidiary or member itself (unless the parent or an affiliated member who, together with such subsidiary, has the required combined capital and surplus, guarantees the obligations of such subsidiary or member) having capital and surplus, in the case of the original Corporate Indenture Trustee or an affiliate of the original Corporate Indenture Trustee, of at least $100,000,000 and in any other case of at least $150,000,000. Such Corporate Indenture Trustee shall be authorized under such laws to exercise corporate trust powers and shall be subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No corporation shall be eligible to serve as Corporate Indenture Trustee if such corporation is an obligor





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

upon the Mortgage Notes or under any other Indenture Document or is an Affiliate of such an obligor. In case at any time the Corporate Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Corporate Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 9.12. Notwithstanding anything contained herein to the contrary, the Corporate Indenture Trustee (or any successor) hereunder must be the corporate indenture trustee under the Other Indentures and any Company Indenture.

      SECTION 9.16. Appointment of Separate Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Indenture Estate may at the time be located or in which any action of the Corporate Indenture Trustee may be required to be performed or taken and which are not met by the appointment of the Indenture Trustees hereunder, the Corporate Indenture Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as separate trustee or separate trustees or co-trustee, acting jointly with the Corporate Indenture Trustee, of all or any part of the Indenture Estate, to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Corporate Indenture Trustee to act.


      (b) The Indenture Trustees and, at the reasonable request of the Indenture Trustees, the Owner Trust and the Company shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he or they shall be vested with such title to the Indenture Estate or any part thereof, and with such rights, powers, duties and obligations, as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Indenture Trustees, or the Indenture Trustees and such separate trustee or separate trustees or co-trustee jointly with the Indenture Trustees subject to all the terms of this Indenture, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustees shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate trustee or separate trustees or co- trustee, as the case may be. Any separate trustee or separate trustees or co-trustee may at any time by an instrument in writing constitute the Corporate Indenture Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Indenture Estate and all assets, property, rights, powers, duties and obligations and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture





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Trustees, without the appointment of a successor to such separate trustee or co-trustee unless and until a successor is appointed.

      (c) All provisions of this Indenture which are for the benefit of the Indenture Trustees (including Article XI hereof) shall extend to and apply to each separate trustee or co-trustee appointed pursuant to the foregoing provisions of this Section 9.16.

      (d) Every additional trustee and separate trustee hereunder shall, to the extent permitted by law, be appointed and act and the Indenture Trustees shall act, subject to the following provisions and conditions:

            (i) the Mortgage Notes shall be authenticated and delivered, and all powers, duties, obligations and rights conferred upon the Indenture Trustees in respect of the receipt, custody, investment and payment of moneys shall be exercised, solely by the Corporate Indenture Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustees shall be conferred or imposed and exercised or performed by the Indenture Trustees and such additional trustee or trustees and separate trustee or trustees jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, both of the Indenture Trustees shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or trustees or separate trustee or trustees;

            (iii) no power hereby given to, or exercisable by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustees; and

            (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

If at any time the Indenture Trustees shall deem it no longer necessary or prudent in order to conform to any local law referred to in Section 9.16(a), the Indenture Trustees shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional trustee or separate trustee.

      (e) Any request, approval or consent in writing by the Indenture Trustees to any additional trustee or separate trustee shall be sufficient warrant to such additional trustee





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

or separate trustee, as the case may be, to take such action as may be so requested, approved or consented to.

      (f) Notwithstanding any other provision of this Section 9.16, the powers of any additional trustee or separate trustee shall not exceed those of the Indenture Trustees hereunder.


      SECTION 9.17. Trustees' Liens. The Indenture Trustees in their individual capacities agree that they will at their own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full all Liens on the Indenture Estate which result from claims against them arising out of events or conditions not related to their interest in the Property, the administration of the Indenture Estate or the performance of their duties hereunder.


                                   ARTICLE X

                             CONCERNING THE HOLDERS

      SECTION 10.01. Evidence of Action Taken by Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to the Corporate Indenture Trustee and, if expressly required herein, to the Co-Indenture Trustee or the Owner Trust. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 9.02 and 9.04) conclusive in favor of the Indenture Trustees and the Owner Trust, if made in the manner provided in this Article.

      (b) For the purpose of determining the Holders entitled to vote or consent to any direction, waiver or other action of such Holders under this Indenture, the Owner Trust may set a record date for such vote or consent by specifying such record date in an Officer's Certificate delivered to the Indenture Trustees. Such record date shall be a date not more than 15 days prior to the first solicitation of such vote or consent.


      SECTION 10.02. Proof of Execution of Instruments and of Holding of the Mortgage Notes. Subject to Sections 9.02 and 9.04, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Corporate Indenture Trustee. The holding of the Mortgage Notes shall be proved by the Register.

      SECTION 10.03. Holders to Be Treated as Owners. Prior to due presentment for registration of transfer of a Mortgage Note, the Owner Trust, the Indenture Trustees, any agent of the Owner Trust or the Indenture Trustees, and the Registrar shall deem and treat the Person in whose name such Mortgage Note shall be registered upon the Register as the absolute owner of such Mortgage Note (whether or not such Mortgage Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of and, subject to the provisions of this Indenture, interest and Installment Payment Amounts on such Mortgage Note and for all other purposes; and neither the Owner Trust nor the Indenture Trustees (nor any agent of the Owner Trust or the Indenture Trustees), if any, nor the Registrar shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Mortgage Note.


      SECTION 10.04. Mortgage Notes Owned by Owner Trust, Owner Trustees, Owner Participant and the Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate unpaid principal amount of the Outstanding Mortgage Notes have given or concurred in any direction, consent or waiver under this Indenture, Mortgage Notes which are owned by the Owner Trust, any Owner Trustee, any Owner Participant, the Company or by any Affiliate of any of the foregoing shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purpose of determining whether the Indenture Trustees shall be protected in relying on any such direction, consent or waiver, only if a Responsible Officer of the Corporate Indenture Trustee has actual knowledge that certain Mortgage Notes are so owned shall such Mortgage Notes be so disregarded; provided further that if all Mortgage Notes which would be deemed Outstanding in the absence of the foregoing provision are owned by the Owner Trust, any Owner Trustee, any Owner Participant, or the Company or by any Affiliate of any of the foregoing, then such Mortgage Notes shall be deemed Outstanding for the purpose of any such determination. Mortgage Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Corporate Indenture Trustee the pledgee's right so to act with respect to such Mortgage Notes and that the pledgee is not the Owner Trust, any Owner Trustee, the Owner Participant or the Company or any Affiliate of any of the foregoing. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Indenture Trustees in accordance with such advice. Upon request of the Corporate Indenture Trustee, each of the Owner Trust, the Owner Trustees and the Owner Participant, shall furnish to the Corporate Indenture Trustee promptly an Officer's Certificate listing and identifying all Mortgage Notes, if any, known by the Owner Trust, the Owner Trustees or the Owner Participant, as the case may be, to be owned or held by or for the account of it or any of its Affiliates; and, subject to Sections 9.02 and 9.04, the Indenture Trustees shall be entitled to accept such Officer's Certificates as conclusive evidence of the facts set forth therein and of the fact that all Mortgage Notes not listed therein are Outstanding for the purpose of any such determination.

      SECTION 10.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Indenture Trustees, as provided in
Section 10.01, of the taking of any action by the Holders of the percentage in aggregate unpaid principal amount of the Outstanding Mortgage Notes specified in this Indenture in connection with such action, any Holder of a Mortgage Note, the serial number of which is shown by the evidence to be included among the serial numbers of the Mortgage Notes the Holders of which have consented to such action, may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Mortgage Note. Except as aforesaid, any such action taken by the Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Mortgage Note and of any Mortgage Notes issued in exchange or substitution therefor or in lieu thereof, irrespective of whether or not any notation in regard thereto is made upon any such Mortgage Note or otherwise. Any action taken by the Holders of the percentage in aggregate unpaid principal amount of the Mortgage Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Owner Trust, the Owner Trustees, the Owner Participant, the Indenture Trustees and the Holders of all the Mortgage Notes.

      SECTION 10.06. Voting Rights of Pass Through Trustee. So long as a Mortgage Note is held by a Pass Through Trustee, the Pass Through Trustee may vote differing percentages of such Mortgage Notes in respect of any action hereunder in accordance with instructions received by it from a corresponding percentage of holders of the Pass Through Certificates, as provided in the related Pass Through Trust Agreement.


                                   ARTICLE XI

                          INDEMNIFICATION OF INDENTURE
                            TRUSTEES BY OWNER TRUST


      The Owner Trust hereby agrees to assume liability for, and does hereby indemnify, protect, save and keep harmless the Indenture Trustees from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Indenture Trustees, or either of them, in any way relating to or arising out of this Indenture, or any other Indenture Documents and any taxes payable in connection with the protection, exercise or enforcement of any right, power or remedy hereunder or any other Indenture Document (but in no event including any taxes payable by the Indenture Trustees on or measured by any compensation received by the Indenture Trustees for their services under this Indenture), except (i) in the case of bad faith, willful misconduct or gross negligence (simple negligence in the case of their handling and transfer of funds or holding of investments hereunder) of the Indenture Trustees in the performance of their duties hereunder or breach by the Indenture Trustees of their duties hereunder, or (ii) as may result from the inaccuracy of any representation or warranty of the Indenture Trustees herein or in any other Indenture Document, or (iii) as otherwise provided in Section 9.02(c) or 9.17 hereof, or (iv) those for which the Company is not obligated to indemnify the Indenture Trustees under the Lease or the Participation Agreement; provided that so long as the Lease is in effect, or if the Lease is not in effect for reasons other than a default thereunder but the Company shall continue to be obligated to pay or indemnify the Indenture Trustees under the Lease, Participation Agreement or under the other Indenture Documents, the Indenture Trustees shall not have or make any claim under this Article XI for any claim or expense indemnified by the Company under the Lease or Participation Agreement unless a Lease Event of Default has occurred and is continuing in respect of the Company's failure to make a payment required to be made by it under the Lease. The Indenture Trustees shall be entitled to indemnification, from the Indenture Estate, subject to the foregoing exceptions, for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense or disbursement indemnified against pursuant to this Article XI to the extent not reimbursed by the Company or others, but without releasing any of them from their respective agreements of reimbursement. The indemnities contained in this Article XI shall survive the termination of this Indenture and the resignation or removal of the Indenture Trustees.


                                  ARTICLE XII

                       SUPPLEMENTS AND AMENDMENTS TO THIS
                         INDENTURE AND OTHER DOCUMENTS


      SECTION 12.01. Supplemental Indentures Without Consent of Holders. The Owner Trust (when authorized by the Owner Participant), and the Indenture Trustees, at any time and from time to time, without the consent of Holders, subject to Section 16 of the Participation Agreement, may enter into one or more indentures supplemental hereto for one or more of the following purposes:


            (a) to convey, transfer, assign, mortgage or pledge any property or assets to the Indenture Trustees as security for the Mortgage Notes;

            (b) to evidence the succession of another Person to the Owner Trust, or successive successions, and the assumption by the successor of the covenants, agreements and obligations of the Owner Trust herein and in the Mortgage Notes in accordance with the terms of the Trust Agreement and this Indenture;

            (c) to add to the covenants of the Owner Trust such further covenants, restrictions, conditions or provisions as consented (in the case of the Owner Trust) to by the Owner Participant and as the Owner Trust and the Indenture Trustees shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Indenture Event of Default permitting the enforcement of all or any of the several remedies provided herein; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Indenture Event of Default or may limit the remedies available to the Indenture Trustees upon such an Indenture Event of Default or may limit the right of the Holders of a majority in aggregate unpaid principal amount of the Outstanding Mortgage Notes to waive such an Indenture Event of Default;

            (d) to surrender any rights or power conferred herein upon the Owner Trust or the Owner Participant or to add to the rights of the Holders of the Mortgage Notes;

            (e) (i) to correct or supplement any provision contained herein, in any supplemental indenture or in the Mortgage Notes which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture or in the Mortgage Notes; or (ii) to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Owner Trust may deem necessary or desirable, provided that in the case of (i) and (ii) above, such change does not materially adversely affect the interests of any Holder; or (iii) to cure any ambiguity or to correct any mistake;

            (f) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustees any property subject or required to be subject to the Lien of this Indenture or to subject property substituted for any property to the Lien of this Indenture in accordance with the provisions hereof and of the Lease or to release from the Lien of this Indenture property that has been substituted or removed in accordance with the terms of this Indenture and the Lease;

            (g) to add, eliminate or change any provision hereunder so long as such action shall not materially adversely affect the interests of any Holder;

            (h) to provide for the assumption by the Company of the obligations of the Owner Trust hereunder in accordance with the terms and conditions applicable thereto specified in Section 3.08 hereof;

            (i) in the event of a transfer of the interest in the Indenture Estate as permitted by the terms and conditions of Section 3.05 hereof, to provide for the assumption by the transferee of such interest of the obligations hereunder of the transferor; and


            (j)  to issue any Refinancing Morgage Notes as authorized by
      Section 15.02 hereof.


      The Indenture Trustees are hereby authorized to join in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be contained therein and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Indenture Trustees shall not be obligated to enter into any such supplemental indenture which adversely affects the Indenture Trustees' own rights, duties or immunities under this Indenture or otherwise, whether in their trust or individual capacities.


      SECTION 12.02. Supplemental Indentures With Consent of Holders. With the consent (evidenced as provided in Article X) of the Holders of not less than 662/3% in aggregate unpaid principal amount of the Outstanding Mortgage Notes, the Owner Trust and the Indenture Trustees may, from time to time and at any time, subject to Section 16 of the Participation Agreement, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, without the consent of each Holder affected thereby, no such amendment of or supplement to this Indenture or any indenture supplemental hereto, or modification of the terms of, or consent under, any thereof, shall:


            (a)  modify any of the provisions of Section 7.09 or 10.04 or this
      Section 12.02;

            (b) reduce the amount or extend the time of payment of any amount owing or payable under the Mortgage Notes or reduce the interest payable on the Mortgage Notes or alter or modify the provisions of Article V hereof with respect to the order of priorities in which distributions thereunder shall be made as between the Holder and the Owner Trust or with respect to the amount or time of payment of any such distribution, or alter or modify the circumstances under which a premium shall be payable or change the manner in which such premium is calculated, or alter the currency in which any amount payable under any Mortgage Note is to be paid, or impair the right of any Holder to commence legal proceedings to enforce a right to receive payment hereunder;

            (c)  reduce, modify or amend any indemnities in favor of any Holder;

            (d) create or permit the creation of any Lien on the Indenture Estate or any part thereof prior to or pari passu with the Lien of this Indenture, except as expressly permitted herein, or deprive any Holder of the benefit of the Lien of this Indenture on the Indenture Estate except as provided in Article XIV hereof; or

            (e) reduce the percentage of the unpaid principal amount of the Outstanding Mortgage Notes the consent of the Holders of which is required for any such supplement, or the consent of the Holders of which is required for any waiver (of compliance with certain provisions hereof or certain defaults hereunder and their consequences) provided for in this Indenture.

      This Section 12.02 shall not apply to any indenture or indentures supplemental hereto permitted by, and complying with, the terms of Section
12.06 hereof.

      Upon the request of the Owner Trust (at the direction of the Owner Participant) and upon the filing with the Indenture Trustees of evidence of the consent of the Holders and the other documents, if any, required by Section 10.01, the Indenture Trustees shall join with the Owner Trust in the execution of such supplemental indenture unless such supplemental indenture affects the Indenture Trustees' own rights, duties or immunities under this Indenture or otherwise, in which case the Indenture Trustees may in their discretion, but shall not be obligated to, enter into such supplemental indenture.

      It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

      Promptly after the execution by the Owner Trust and the Indenture Trustees of any supplemental indenture pursuant to the provisions of this Section, the Corporate Indenture Trustee shall mail a notice thereof by first-class mail to the Holders at their addresses as they shall appear on the registry books of the Registrar, setting forth in general terms the substance of such supplemental indenture. Any failure of the Corporate Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

      SECTION 12.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Indenture Trustees, the Owner Trust and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.


      SECTION 12.04. Documents to be Given to Indenture Trustees. The Indenture Trustees, subject to the provisions of Sections 9.02 and 9.04, may receive an Officer's Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture.



      SECTION 12.05. Notation on Mortgage Notes in Respect of Supplemental Indentures. A Mortgage Note authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Indenture Trustees as to any matter provided for by such supplemental indenture. If the Owner Trust or the Indenture Trustees shall so determine, new Mortgage Notes so modified as to conform, in the opinion of the Owner Trust and the Indenture Trustees, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Owner Trust, authenticated by the Corporate Indenture Trustee and delivered in exchange for the Mortgage Note.



      SECTION 12.06. No Request Necessary for Lease Supplement. Notwithstanding anything contained in Section 12.02 hereof, no written request or consent of the Indenture Trustees or any Holder pursuant to Section 12.02 hereof shall be required to enable the Owner Trust to enter into any supplement to the Lease with the Company pursuant to the terms of the Lease to subject other property thereto or to execute and deliver an indenture supplement in accordance with and subject to the terms of Article XIV hereof.



      SECTION 12.07.  Amendments, Waivers, Etc. of Other Indenture Documents.
(a) Except for Excepted Rights and Payments, without the consent of the Holders of not less than a majority in aggregate unpaid principal amount of the Outstanding Mortgage Notes, the respective parties to the Participation Agreement, the Lease or the Trust Agreement may not modify, amend or supplement the Lease, [SECTION 5.06 OF THE TRUST AGREEMENT], or [SECTIONS 8 & 18 OF THE PARTICIPATION AGREEMENT] or give any consent, waiver, authorization or approval under any of the Indenture Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in Sections 8.01 and 8.02 or in subsection (b) of this Section 12.07 may be taken without the consent of any Holder.

      (b) The Participation Agreement, the Lease and the Trust Agreement may, at any time and from time to time, be amended or supplemented without the consent of any Holder:



            (i) to effect any modification, amendment, addition or deletion expressly contemplated in and provided for in the Lease, the Participation Agreement or the Trust Agreement (it being acknowledged that any provision regarding the procedure for effecting any modification, amendment, addition or deletion shall not be a provision within the meaning of this clause (i)); or



            (ii) to effect any modification or amendment of, addition to or deletion from the Lease, the Participation Agreement or the Trust Agreement if, as set forth in an Opinion of Counsel rendered by counsel to the party requesting such action addressed to the other parties to the applicable agreement, such modification, amendment, addition or deletion shall not materially adversely affect the interests of any Holder and will not, as evidenced in writing by each of S&P, Moody's and Duff & Phelps (if such entity is then rating the Pass Through Certificates), result in an adverse change in the rating of the Certificates.


      The Indenture Trustees may, without the consent of any Holder, give any consent, waiver, authorization or approval under any Indenture Document, whether or not provided for therein, if, as reflected in an Opinion of Counsel, such consent, waiver, authorization or approval does not materially adversely affect the interests of any Holder.


      The consent of neither the Indenture Trustees nor any of the Holders shall be required for any amendment or supplement to the Lease necessary to make Rental Adjustments or Termination Value adjustments, provided that such Rental Adjustments and Termination Value adjustments shall in all instances comply with the terms of [ARTICLE 3(D) OF THE LEASE] and Section 12.07(c) of this Indenture.


      (c) No modification, amendment, supplement, consent, waiver, authorization or approval with respect to the Lease, whether effected pursuant to subsection (a) or pursuant to subsection (b) of this Section 12.07 and anything in such subsections or elsewhere in this Indenture or in the other Indenture Documents to the contrary notwithstanding, shall, without the consent of the Holder of each Outstanding Mortgage Note directly or indirectly affected thereby, reduce the amount of, or change the timing of payment of, any payment: such that (x) the Basic Rent payable pursuant to the Lease on any Installment Payment Date shall be less than the Installment Payment Amount plus interest due on such Installment Payment Date, (y) the Termination Values applicable on any Purchase Offer Termination Date or Termination Date, as applicable, together with the Basic Rent, if any, due and unpaid to and including the Purchase Offer Termination or the Termination Date (as applicable), shall be insufficient to satisfy in full the scheduled outstanding principal amount of the Mortgage Notes as of such date, together with all interest accrued but unpaid thereon to such date, and (z) the Make-Whole Premium and other premium, if any, payable by the Company pursuant to the Lease shall be less than the Make-Whole Premium and other premium, if any, due under this Indenture.


      (d) Prior to the foreclosure of the interest of the Owner Trust in respect of the Property (or deed in lieu thereof), the Indenture Trustees shall not, without the consent of the Owner Trust, modify, amend or supplement any Indenture Document so as to release the Company from any of its obligations in respect of the payment of Basic Rent, Additional Rent, Termination Value or any other payments in respect of the Demised Premises as set forth in the Lease, or reduce the amount of, or change the time or manner of payment of or the absolute and unconditional character of, such obligations, or impose or create any obligation on the part of the Owner Trustee or the Owner Participant under the Lease.


                                  ARTICLE XIII

                    SATISFACTION AND DISCHARGE OF INDENTURE;
                                UNCLAIMED MONEYS


      SECTION 13.01. Satisfaction and Discharge of Indenture; Termination of Indenture. If at any time after (a) the Owner Trust shall have delivered to the Corporate Indenture Trustee for cancellation all Mortgage Notes theretofore authenticated (other than any Mortgage Notes which shall have been mutilated, defaced, destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07 and Mortgage Notes for the payment of which money held in trust hereunder has been paid and discharged from such trust as provided in Section 13.03) or (b) (i) all Mortgage Notes not theretofore delivered to the Corporate Indenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption such that they will become due and payable within one year under arrangements satisfactory to the Indenture Trustees for the giving of notice of redemption by the Indenture Trustees in the name and at the expense of the Owner Trust, and (ii) the Owner Trust shall have irrevocably deposited or caused to be deposited with the Corporate Indenture Trustee as trust funds an amount sufficient to pay at the Maturity Date or on such Redemption Date all such Mortgage Notes (and any Installment Payment Amounts on such Mortgage Notes) not theretofore delivered to the Corporate Indenture Trustee for cancellation, including principal and interest due or to become due on or prior to the Maturity Date or Redemption Date, as the case may be, and if, in any such case, the Owner Trust shall also pay or cause to be paid all other sums then payable hereunder by the Owner Trust, then this Indenture shall cease to be of further effect (except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Mortgage Notes,
(iii) rights of Holders to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration), (iv) the rights, obligations, indemnities and immunities of the Indenture Trustees hereunder, (v) the rights of the Holders with respect to any premium payable with respect to the Mortgage Notes as provided in the next succeeding paragraph, and (vi) the rights of the Holders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustees payable to all or any of them), and the Indenture Trustees, on demand of the Owner Trust accompanied by an Officer's Certificate and an Opinion of Counsel (with respect to the foregoing conditions, including the irrevocability of the funds deposited) and at the cost and expense of the Owner Trust, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture.

      Upon (or at any time after) payment in full to the Corporate Indenture Trustee, as trust funds, of an amount sufficient to pay, when due, the principal of and interest on and all other amounts due under all Mortgage Notes, and provided that there shall then be no other amounts due to the Holders and the Indenture Trustees hereunder or under any of the other Indenture Documents or otherwise secured hereby (in all cases, other than any premium payable by the Company under the Lease), the Owner Trust shall direct the Indenture Trustees to execute and deliver to or as directed in writing by the Owner Trust an appropriate instrument releasing the Property and other property forming a part of the Indenture Estate from the Lien of this Indenture and releasing the Indenture Documents from the assignment thereof hereunder, and the Indenture Trustees shall execute and deliver such instrument as aforesaid and, at the Owner Trust's expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Owner Trust to give effect to such release; provided, however, that this Indenture and the trusts created hereby shall terminate earlier and this Indenture shall be of no further force or effect upon any sale or other final disposition by the Indenture Trustees of all property forming a part of the Indenture Estate and the final distribution by the Indenture Trustees of all moneys or other property or proceeds constituting part of the Indenture Estate in accordance with the terms hereof. Except as aforesaid otherwise provided, this Indenture and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.


      SECTION 13.02. Application by Indenture Trustees of Funds Deposited for Payment of Mortgage Notes. Subject to Section 13.03, all moneys deposited with the Corporate Indenture Trustee pursuant to Section 13.01 shall be held in trust and applied by it to the prompt payment in accordance with the provisions of the Mortgage Notes and this Indenture to the Holders of the particular Mortgage Notes for the payment or redemption of which such moneys have been deposited with the Corporate Indenture Trustee, of all sums due and to become due thereon for principal and interest.

      SECTION 13.03. Transfer of Moneys Held by Indenture Trustees Unclaimed for Two Years and Eleven Months. Any moneys deposited with or paid to the Corporate Indenture Trustee for the payment of the principal of or interest on the Mortgage Notes and not applied but remaining unclaimed for two years and eleven months after the date upon which such principal or interest shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid to the Owner Trust by the Indenture Trustees and the Holders of the Mortgage Notes, as general unsecured creditors, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Owner Trust for any payment which such Holders may be entitled to collect, and all liability of the Indenture Trustees with respect to such moneys shall thereupon cease.


                                  ARTICLE XIV

                           SUBSTITUTIONS AND RELEASES

      Section 14.01. Substitution of Property Included in the Indenture Estate During Continuation of Lease. So long as the Lease is in effect, if the Company exercises its substitution right pursuant to [ARTICLE 41 OF THE LEASE], then upon satisfaction of all conditions to such substitution specified in said [ARTICLE 41], the Owner Trust shall have the right to obtain, in accordance with the provisions of this Indenture and the Lease, a release of the Property from the Lien of this Indenture, but only upon satisfaction of the following:

            (a) Receipt by and deposit with the Indenture Trustees of an Officer's Request from the Company and the Corporate Owner Trustee describing the Property and the substitute property (as such term is used in said [ARTICLE 41]);

            (b) The Owner Trust shall have executed and delivered to the Indenture Trustees a new indenture (in form and substance as similar to this Indenture as reasonably practical) subjecting the substitute property to the Lien of this Indenture;

            (c) Receipt by and deposit with the Indenture Trustees of a favorable Opinion of Counsel as to the validity and perfection of the mortgage and security interest in the substitute property upon effecting the filing, recordation and other action referred to therein;

            (d) Receipt by and deposit with the Indenture Trustees of an Officer's Certificate from the Company and the Corporate Owner Trustee dated not more than five days prior to the application for such release, setting forth in substance that such Property is required or permitted to be so sold, disposed of or released from the

      Lien hereof pursuant to the Lease and that all conditions precedent herein and in the Lease provided for relating to such release have been complied with;

            (e) Receipt by and deposit with the Indenture Trustees of an (i) Opinion of Counsel delivered by the Company to the Indenture Trustees and the Owner Trust stating that the certificates, opinions and other instruments which have been or are therewith delivered to and deposited with the Indenture Trustees conform to the requirements of this Indenture and the Lease and that the Property to be released as contemplated hereby may be lawfully released from the Lien of this Indenture, and (ii) Officer's Certificate to the effect that all conditions precedent herein provided for relating to such release have been duly complied with; and

            (f) Satisfaction of such conditions as are set forth in [ARTICLE 41 OF THE LEASE].

      SECTION 14.02. Execution of Releases. Upon any release provided for under Sections 3.08 and 14.01, the Indenture Trustees shall execute and deliver to the Owner Trust an instrument releasing their Lien in and to the Property (to the extent provided for under Section 3.08 or Section 14.01) and shall execute for recording in public offices, at the expense of the Company, such instruments in writing as the Owner Trust or the Company shall reasonably request and as shall be reasonably acceptable to the Indenture Trustees in order to make clear upon public records that such Lien has been released under the laws of the applicable jurisdiction. The Owner Trust hereby waives and releases any and all rights existing or that may be acquired to any penalties, forfeit or damages from or against the Indenture Trustees for failure to execute and deliver any document in connection with the release of a Lien or to file any certificate in compliance with any law or statute requiring the filing of the same in connection with the release of a Lien, except for failure by the Indenture Trustees to execute and deliver any document or to file any certificate as may be specifically requested in writing by the Owner Trust or the Company.

                                   ARTICLE XV

                     ISSUANCE OF REFINANCING MORTGAGE NOTES

      SECTION 15.01. Creation and Forms of Refinancing Mortgage Notes. Refinancing Mortgage Notes shall be created by an indenture supplemental hereto authorized by the Owner Trust, as evidenced by an Officer's Certificate of the Corporate Owner Trustee and establishing the terms and provisions of such Mortgage Notes and the form of such Mortgage Notes. Each series of Refinancing Mortgage Notes may differ from the Mortgage Notes initially issued hereunder and as between series in any respect not in conflict with the provisions of this Indenture and as may be prescribed in the supplemental indenture creating such Mortgage Notes.

      SECTION 15.02. Issuance of Refinancing Mortgage Notes After Redemption. Following a redemption of the Mortgage Notes of any Maturity Date in accordance with Section 6.02(b), 6.02(c) or 6.02(d) hereof, so long as no Lease Default arising under [ARTICLE 20(i), 20(ii) OR 20(v)] of the Lease shall have occurred and be continuing, the Owner Trust, with the consent of the Company, may issue and sell, and the Corporate Indenture Trustee shall authenticate and deliver, one or more new series of Mortgage Notes ("Refinancing Mortgage Notes") in an aggregate principal amount up to the aggregate principal amount of the Mortgage Notes then being redeemed and having such terms and provisions (including interest rate, amortization schedule, maturity date and redemption provisions) as the Owner Trust shall deem appropriate and as shall be approved by the Company; provided that if after such redemption any Mortgage Notes remain outstanding, the Refinancing Mortgage Notes:


            (i) shall be denominated and payable in United States Dollars and shall not be in a principal amount greater than the Mortgage Notes redeemed;

            (ii) shall not rank senior in any respect to the Mortgage Notes which remain outstanding; and

            (iii) shall not have a maturity after or have a weighted average life longer than the Mortgage Notes redeemed if any of the Mortgage Notes which remain outstanding have (x) a Maturity Date after or concurrent with the Maturity Date of the Mortgage Notes redeemed or (z) a weighted average life longer than the weighted average life of the Mortgage Notes redeemed;


provided further that it shall be a condition to such issuance that (x) the Basic Rent payable pursuant to the Lease on any Installment Payment Date shall be not less than the Installment Payment Amount plus interest due on such Installment Payment Date, (y) the Termination Values applicable on any Purchase Offer Termination Date or Termination Date, as applicable, together with the Basic Rent, if any, due and unpaid to and including the Purchase Offer Termination or the Termination Date (as applicable), shall be at least sufficient to satisfy in full the scheduled outstanding principal amount of the Mortgage Notes as of such date, together with all interest accrued but unpaid thereon to such date, and (z) the Make-Whole Premium and other premium, if any, payable by the Company pursuant to the Lease shall be not less than the Make-Whole Premium and other premium, if any, due under this Indenture; provided further that, prior to authentication and delivery of such Refinancing Mortgage Notes, the Indenture Trustees shall have received written evidence from Standard & Poor's, Moody's and Duff & Phelp's (if such entity is then rating the Pass Through Certificates) to the effect that the issuance of such Refinancing Mortgage Notes, by itself, would not result in a withdrawal or downgrading of the credit rating assigned to the Pass Through Certificates that will be outstanding immediately after such issuance.

                                  ARTICLE XVI

                         ASSIGNMENT OF LEASES AND RENTS

      SECTION 16.01. Making of Assignment. The Owner Trust by these presents does hereby irrevocably assign, transfer, set over and convey to the Indenture Trustees, all the following-described properties, whether now owned or held or hereafter acquired, exclusively and without any reservation thereof unto the Indenture Trustees (except as herein otherwise expressly provided), exclusive, however, of all Excepted Payments and Rights and only to the extent the same have been conveyed to the Owner Trust pursuant to the Operative Documents:


      (a) All of the estate, right, title, interest, benefits, powers and privileges of the Owner Trust, as Lessor, under the Lease, other than Excepted Rights and Payments, including, but not by way of limitation, (i) the immediate and continuing right to make claim for, receive, collect and receipt for all rents, income, revenues, issues, profits, insurance proceeds, condemnation awards and other sums payable to or receivable by the Owner Trust under the Lease, or pursuant to any provisions thereof, whether as rent or as the purchase price for any interest in the Property or otherwise (except sums payable directly to any person other than the Lessor under the Lease) (collectively, the "Lease Rents"), including all cash, securities or letters of credit delivered or deposited pursuant thereto to secure performance by the Company of its obligations thereunder, (ii) the right and power (which right and power are coupled with an interest) upon the purchase by the Company of the interest of the Owner Trust in the Property in accordance with the Lease to execute and deliver as attorney-in-fact of the Owner Trust an appropriate special warranty deed or other instrument necessary to convey the interest of the Owner Trust therein, or to pay over or assign to such purchaser those insurance proceeds and condemnation awards to which it is entitled under [ARTICLES 14 AND 15 OF THE LEASE] if such purchaser becomes obligated to purchase the interest of the Owner Trust in the Property and to perform all other necessary or appropriate acts as said agent and attorney-in-fact with respect to any such purchase and conveyance at any time when the Owner Trust fails to deliver any such document after 10 Business Days notice to a Responsible Officer of the Corporate Owner Trustee, but only if such failure shall continue for 10 Business Days after the giving by the Corporate Indenture Trustee to the Corporate Owner Trustee of a second notice therefor, (iii) the right to declare a Lease Event of Default under the Lease to be in default under ARTICLE 20 THEREOF, (iv) the right to exercise remedies under or with respect to the Lease, including ARTICLE 21 THEREOF, (v) the right to give all notices, and, after a Lease Event of Default (subject to Sections 7.02(a) and 8.02), give all consents, releases and other instruments, (vi) the right to give all notices of default and to take all action upon the happening of a default under the Lease, including the commencement, conduct and consummation of proceedings as shall be permitted under any provision of the Lease, or by law or in equity, (vii) the right, not to the exclusion of the Owner Trust, to receive copies of all notices sent to the Owner

Trust, as Lessor under the Lease, (ix) the Owner Trust's interest under the Lease in the Company's tangible and intangible property used or arising in connection with the Property, including, but not limited to, permits, licenses, contract rights and prepaid expenses, and (x) the right to do any and all other things whatsoever which the Owner Trust or any lessor is, or may be entitled to do under the Lease, it being understood and agreed that the assignment of the right to receive any amounts payable under the Lease in respect of any Make-Whole Premium is an absolute, unconditional and irrevocable assignment, not intended or to be construed as a collateral assignment and that the Owner Trust reserves no right, interest or remedy in or to such amounts, except if such amounts have been paid by the Owner Trust.


      (b) All of the Owner Trust's estate, right, title, interest, benefits, powers and privileges, to and under all other leases, subleases or licenses of the Property, any license, concession, management, mineral or other agreements of a similar kind that permit the use or occupancy of the Property or any part thereof for any purpose in return for any payment, or permit the extraction or taking of any gas, oil, water or other minerals from the Property or any part thereof in return for payment of any fee, rent or royalty, now or hereafter entered into by the Owner Trust (collectively, the "Additional Leases" and, together with the Lease, the "Leases"), together with all estate, rights, title, interest, benefits, powers and privileges of the Owner Trust, as lessor, under the Additional Leases including, but not by way of limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Additional Leases (collectively, the "Additional Lease Rents") and all right, title and interest of the Owner Trust thereunder, including all cash, securities or letters of credit delivered or deposited thereunder to secure performance by the lessees of their obligations thereunder.



      (c) All of the Owner Trust's estate, right, title, interest, benefits, powers and privileges, to and under all agreements or contracts (other than the Lease) for the sale or other disposition of all or any part of the Property, now or hereafter entered into by the Owner Trust (collectively, the "Contracts") together with all estate, rights, title, interest, benefits, powers and privileges of the Owner Trust under the Contracts including, but not by way of limitation, the immediate and continuing right to make claim for, receive, collect and receipt for all charges, fees, income, issues, profits, receipts, rents, revenues or royalties payable under any of the Contracts (collectively, the "Contract Rents" and, together with the Lease Rents and the Additional Lease Rents, the "Rents") and all right, title and interest of the Owner Trust thereunder, including all cash, securities or letters of credit deposited thereunder to secure performance by the lessees of their obligations thereunder; provided, however, no provision of this Article XVI shall be deemed to imply that such Contracts are permitted under this Indenture or any other Indenture Document.

      (d) All of the Owner Trust's right, title and interest in and to all claims and rights to the payment of money at any time arising in connection with any rejection or breach of the Lease by the Company or a trustee of the Company (or any Additional Lease by any lessee thereunder or trustee of any such lessee) under Section 365 of the Federal Bankruptcy Code, including all rights to recover damages arising out of such breach or rejection, all rights to charges payable by the Company or such trustee (or by such lessee or trustee) in respect of the Property or any portion thereof following the entry of an order for relief under the Federal Bankruptcy Code in respect of such lessee and all rentals and other charges outstanding under the Lease (or Additional Lease) as of the date of entry of such order for relief.


      SECTION 16.02. Receipt of Payments. The Owner Trust hereby designates the Corporate Indenture Trustee to receive all payments of Rents, purchase prices and other sums payable to the Lessor under the Lease or any Additional Lease (but not Excepted Rights and Payments), and designates the Corporate Indenture Trustee to receive (in addition to, and not to the exclusion of, the Owner Trust) duplicate originals of all notices, undertakings, demands, statements, documents, financial statements and other communications which the Company or any other lessee is required or permitted to give, make, deliver to or serve pursuant to the Lease or any Additional Lease. The Owner Trust agrees to direct the Company and such other lessees to deliver to the Corporate Indenture Trustee, at its address set forth in Section 18.07 or at such other address or to such other Person as the Corporate Indenture Trustee shall designate, all such payments and sums and duplicate originals of all such notices, undertakings, demands, statements, documents, financial statements and other communications, and no delivery thereof by the Company or such other lessee shall be of any force or effect unless, in the case of such payments and sums, made to the Corporate Indenture Trustee and, in the case of such notices, undertakings, demands, statements, documents and other communications, made to the Owner Trust and also made to the Corporate Indenture Trustee, in each case, as herein provided.



      SECTION 16.03. Irrevocability. The Owner Trust agrees that this assignment hereinabove set forth is irrevocable and that it will not take any action as Lessor under the Lease or otherwise which is inconsistent with this Indenture.



      SECTION 16.04. Owner Trust Remains Liable. Notwithstanding the provisions of this Article XVI, the Owner Trust will at all times promptly and faithfully perform in all material respects, or cause to be performed in all material respects, all of the covenants, conditions and agreements contained in the Lease or any Additional Lease of the Property now or hereafter existing on the part of the Lessor thereunder to be kept and performed with respect to the Property.


      SECTION 16.05. Ongoing Right to Collect Rents; Receivers. If, notwithstanding the terms of this assignment, a petition or order for sequestration of rents, or the appointment of a receiver or some similar judicial action or order is deemed required under applicable state law to allow the Indenture Trustees to continue to collect the moneys described in paragraphs (a), (b), (c) and (d) of Section
16.01 hereof, then it is agreed by the Owner Trust that any proof of claim or similar document filed by the Indenture Trustees in connection with the breach or rejection of the Lease by the Company thereunder or the trustee of any such lessee under Section 365 of the Federal Bankruptcy Code shall for the purpose of perfecting the Indenture Trustees' rights conferred in said paragraph (d) be deemed to constitute action required under such state law. Upon an Indenture Event of Default, the Owner Trust hereby consents to the appointment of a receiver for the Property as a matter of right and without any requirement for notice to the Owner Trust and without regard to the solvency of the Owner Trust or to the collateral that may be available for the satisfaction of the Mortgage Notes and all other obligations under the Indenture Documents.


      SECTION 16.06.  Article XVI Not Intended to Override.  Nothing in this
Article XVI is intended to override any other provision of this instrument.


                                  ARTICLE XVII

                   SECURITY AGREEMENT AND FINANCING STATEMENT


      (a) From the date of its separate recording in the real estate records and the fixture filing records, this Indenture shall be effective as a security agreement and financing statement by and between the Owner Trust, as debtor, and the Indenture Trustees, as secured parties, filed as a security agreement and financing statement pursuant to the Uniform Commercial Code in the State in which the Property is located with respect to all goods constituting part of the Indenture Estate which are or are to become fixtures related to the Land and Improvements. For this purpose, the address of the debtor is the address of the Owner Trust set forth in Section 18.07 hereof, and the address of the secured party is the address of the Corporate Indenture Trustee set forth in
Section 18.07 hereof. This Indenture covers goods which are or are to become fixtures.



      (b) The Owner Trust hereby grants the Indenture Trustees a security interest in such portions of the Trust Estate which may be subject to a security interest under Article 9 of the Uniform Commercial Code, as enacted in the jurisdiction in which the Property is located, and in all additions thereto, substitutions therefor and proceeds thereof, for the purpose of securing all indebtedness now or hereafter secured by this Indenture. The Owner Trust agrees, at the expense of the Company, to execute and deliver financing and continuation statements covering such Property from time to time and in such form as the Indenture Trustees may reasonably require to perfect and continue the perfection of the Indenture Trustees' lien or security interest with respect to the Property. Subject to Sections 7.02, 7.11, 8.02 and 8.03 and the provisions hereof expressly restricting the

Indenture Trustees' rights and remedies herein, upon the occurrence of any Indenture Event of Default hereunder, the Indenture Trustees shall have the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in the jurisdiction in which the Property is located, and, at the Indenture Trustees' option, the Indenture Trustees may also invoke the remedies provided elsewhere in this Indenture as to such Property, subject to the terms hereof.



      (c) This Indenture constitutes a financing statement filed as a fixture filing under the Uniform Commercial Code as enacted in the jurisdiction in which the Property is located, filed in the fixture filing records of the county in which the Property is located with respect to any and all fixtures included within the term "Indenture Estate" and with respect to any goods or other personal property that may now be or hereafter become such a fixture. PARTS OF THE COLLATERAL ARE, OR ARE TO BECOME, FIXTURES ON THE REAL ESTATE.


      (d) The Owner Trust and the Indenture Trustees agree that the filing of any such financing statement or statements in the records normally having to do with personal property shall not in any way affect the agreement of the Owner Trust and the Indenture Trustees that everything used by the Owner Trust, its agents, employees, and contractors and owned by the Owner Trust in connection with the production of income from the Property or adapted for use therein or which is described or reflected in this Indenture is, and at all times and for all purposes and in all proceedings, legal or equitable, shall be, regarded as part of the real estate conveyed hereby regardless of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items, or (iii) any such item is referred to or reflected in any such financing statement or statements so filed at any time. Similarly, the mention in any such financing statement or statements of the rights in and to (i) the proceeds of any fire and/or hazard insurance policy, or (ii) any award in eminent domain proceedings for a taking or for loss of value, or (iii) the Owner Trust's interest as lessor in any present or future lease or the rights of the Owner Trust to income growing out of the use and/or occupancy of the Property, whether pursuant to lease or otherwise, shall not in any way alter any of the rights of the Indenture Trustees as determined by this Indenture or affect the priority of the Indenture Trustees' security interest granted hereby or by any other recorded document, it being understood and agreed that such mention in such financing statement or statements is solely for the protection of the Indenture Trustees in the event any court shall at any time hold with respect to the foregoing clauses (i), (ii), or
(iii) of this sentence, that notice of the Indenture Trustees' priority of interest, to be effective against a particular class of persons, must be filed in the Uniform Commercial Code Records.


      (e) The Owner Trust warrants that the Owner Trust's name, identity or legal structure and principal place of business are as set forth in Section
18.07 hereof. The Owner Trust covenants and agrees that the Owner Trust will furnish the Corporate

Indenture Trustee with notice of any change in the matters addressed by the first sentence of this subsection (e) within thirty (30) days after the effective date of any such change and the Owner Trust, at the Indenture Trustees' request, will promptly execute any financing statements or other instruments reasonably deemed necessary by the Indenture Trustees to prevent any filed financing statement from losing its perfected status.



      (f) The information contained in this Article is provided in order that this Indenture shall comply with the requirements of the Uniform Commercial Code, as enacted in States in which the Property is located, for instruments to be filed as financing statements. The "Debtor" is the Owner Trust and the "Secured Party" is the Indenture Trustees, collectively; the identities or structure and residence or principal places of business of "Debtor" is set forth in Section 18.07 hereof; the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor" are as set forth in Section 18.07 hereof; and a statement indicating the types, or describing the terms, of collateral is set forth in the Granting Clauses above. The respective Maturity Dates of the Mortgage Notes are as set forth in Exhibits A-1 and A-2 hereto.


                                 ARTICLE XVIII

                                 MISCELLANEOUS


      SECTION 18.01. Exculpation and Release of Liability. Without in any way affecting the limitations on liability set forth in the Operative Documents, the Indenture Trustees, and each Holder by accepting a Mortgage Note hereunder, hereby acknowledge and agree that none of the Trust Company, William J. Wade, the Owner Participant, or any director, officer, employee, stockholder, agent or affiliate of the Trust Company, William J. Wade or the Owner Participant (the "Exculpated Persons") shall have any obligation, duty or liability of any kind whatsoever to the Indenture Trustees or any such Holder in connection with the exercise by any Exculpated Person of any rights of the Owner Trust or the taking of any action or the failure to take any action by any Exculpated Person in connection with any rights of the Owner Trust under the Operative Documents and each such Holder hereby waives and releases, to the extent permitted by Applicable Law, each Exculpated Person of any and all such obligations, duties or liabilities.


      SECTION 18.02. Capacity in Which Acting. Each of the Owner Trustees (or their permitted successors or assigns) and the Indenture Trustees (or their permitted successors) acts hereunder not in its individual capacity but solely as trustee except as expressly provided herein and in the other Indenture Documents, and, in the case of Trust Company and Individual Owner Trustee (or their respective permitted successors or assigns), in the Trust Agreement.

      SECTION 18.03. No Legal Title to Indenture Estate in Holders. No Holder in its capacity as a Holder shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Mortgage Note or other right, title and interest of any Holder in and to the Indenture Estate or hereunder shall operate to terminate this Indenture or entitle such Holder or any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Indenture Estate.

      SECTION 18.04. Sale of Indenture Estate by Indenture Trustees is Binding. Any sale or other conveyance of all or any part of the Indenture Estate by the Indenture Trustees made pursuant to the terms of this Indenture and of the Lease shall bind the Company, the Owner Trust, the Holders and the Owner Participant and shall be effective to transfer or convey all right, title and interest of the Indenture Trustees, the Owner Trust, the Owner Participant and such Holders therein and thereto. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Indenture Trustees.


      SECTION 18.05. Indenture for Benefit of Owner Trust, Indenture Trustees and Holders. Nothing in this Indenture, whether express or implied, shall be construed to give to any person other than the Trust Company, William J. Wade, the Owner Trust, the Company, the Indenture Trustees, as trustees and in their individual capacities, and the Holders, and their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Indenture.


      SECTION 18.06. No Action Contrary to the Company's Rights Under the Lease. Notwithstanding any of the provisions of this Indenture to the contrary, so long as no Lease Event of Default shall have occurred and be continuing, it is agreed that the Company shall be entitled to have peaceable and quiet enjoyment of the Property during the term of the Lease as against any claims by the Indenture Trustees, or any Persons claiming by, through or under any of them. For purposes of this Section, the Owner Trust shall not be deemed to claim by, through or under the Indenture Trustees.


      SECTION 18.07. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, approvals, authorizations, directions, consents, waivers or documents provided or permitted by this Indenture to be made, given, furnished or filed shall be in writing, transmitted by hand delivery or by a nationally recognized overnight courier or by mailing the same by registered or certified mail, return receipt requested, and (i) if to the Owner Trust, addressed to the Owner Trust in care of Wilmington Trust Company, as Corporate Owner Trustee, at its office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19801-0001,
Attention: Corporate Trust Administration (with a copy to the Owner Participant at the address provided for notice pursuant to the introduction to the Participation Agreement), (ii) if to the Indenture Trustees, to the Corporate Indenture Trustee at its office at 101

Barclay Street, Floor 12W, New York, New York 10286, Attention: Corporate Trust
- - MBS Administration (with a copy to (a) the Individual Indenture Trustee at 420 Shore Road, Long Beach, New York 11561 and (b) the Owner Participant at the address provided for notice pursuant to the introduction to the Participation Agreement) and (iii) if to the Company, to 3100 West Big Beaver Road, Troy, Michigan 48084, Attention: Vice President and Treasurer. Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture. All such notices shall be deemed given upon receipt. The inability to make delivery because of a changed address of which no notice was given, or rejection or refusal to accept any notice offered for delivery, shall be deemed to be receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept.



      Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise expressly provided herein) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Register or, in the case of Mortgage Notes held by a Pass Through Trustee, such notice may be given in any manner acceptable to the Pass Through Trustee. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Corporate Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.


      In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Owner Trust and Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustees shall be deemed to be a sufficient giving of such notice.


      The Company shall be entitled to receive copies of all notices, requests, demands, approvals, authorizations, directions, consents, waivers or documents required or permitted by this instrument, including, but not limited to, copies of any proposed or final supplemental indentures entered into pursuant to
Article XII hereof.


      SECTION 18.08. Compliance Certificates and Opinions. Upon any application or request by the Owner Trust to the Indenture Trustees to take any action under any provision of this Indenture, the Owner Trust shall furnish to the Indenture Trustees an Officer's Certificate, stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

      SECTION 18.09. Form of Documents Delivered to Indenture Trustees. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company or of the Corporate Owner Trustee may, insofar as it relates to legal matters, be based upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or any Opinion of Counsel may, insofar as it relates to factual matters, be based upon a certificate or opinion of, or representations by, an officer or officers of the Company or of any Owner Trustee stating that the information with respect to such factual matters is in the possession of the Company or of the Corporate Owner Trustee, unless such counsel knows or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Officer's Certificate, Officer's Request or Officer's Order shall be signed by a Responsible Officer who is generally familiar with the terms of and the transactions contemplated by this Indenture and the other Indenture Documents and, to the extent that there are any statements of factual matters contained therein, be limited to such factual matters which are within the personal knowledge of such Responsible Officer.

      Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, he may, but need not, consolidate such instruments into one.


      SECTION 18.10. Act of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Corporate Indenture Trustee and, if hereby expressly required, to the Owner Trust. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 9.02 and 9.04 hereof) conclusive in favor of the Indenture Trustees and the Owner Trust if made in the manner provided in this Section.


      (b) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Mortgage Note shall bind the Holder of every Mortgage Note issued upon the registration of transfer thereof, or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Indenture Trustees or the Owner Trust in reliance thereon, whether or not notation of such action is made upon such Mortgage Note.

      SECTION 18.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 18.12. Successors and Assigns. All covenants, agreements, representations and warranties in this Indenture by the Indenture Trustees and the Owner Trust shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether or not so expressed.

      SECTION 18.13. Severability. In the event any provision in this Indenture or in the Mortgage Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 18.14. Governing Law; Interpretation. This Indenture and each of the Mortgage Notes are being executed and delivered in the State of New York and, except as provided below, the provisions hereof and of the Mortgage Notes (including all provisions thereof regarding the contracting for, charging or receiving of interest) shall be construed in accordance with and governed by the laws of the State of New York, except that at all times the provisions for the creation, perfection and enforcement of the liens and security interests created hereunder shall be governed by and construed according to the laws from time to time in effect in the State in which the Property is situated.

      In any jurisdiction in which this Indenture shall be deemed to be a deed of trust the beneficiaries thereof shall be deemed to be the Holders of the Mortgage Notes issued and Outstanding hereunder.


      SECTION 18.15. Estoppel Certificates. The Indenture Trustees, from time to time (but not more frequently than twice during any calendar year), upon not less than 15 days' prior notice (a "Request Notice") from the Owner Trust, shall execute, acknowledge and deliver a certificate (an "Estoppel Certificate") to such party as directed by the Owner Trust stating that to the actual knowledge of the party providing such Estoppel Certificate (i) this Indenture is unmodified and in full force and effect (or, if there have been modifications or supplements, that this Indenture is in full force and effect as modified or supplemented, and setting forth such modifications and supplements) (ii) the aggregate unpaid principal amount and any accrued but unpaid interest (as of the date of the Estoppel Certificate) evidenced by the Outstanding Mortgage Notes and the dates to which scheduled Installment Payment Amounts and interest have been paid and (iii) the amount of Basic Rent received, it being intended that an Estoppel Certificate may be relied upon by such party or any prospective purchaser or mortgagee of its estate specified in the related Request Notice.


      SECTION 18.16. Company Not a Party. No reference to the Company in this Indenture shall mean that the Company has any obligations under this Indenture, all obligations of the Company being as set forth in the Indenture Documents to which it is a party (including, however, provisions thereof that create obligations of the Company by reference to this Indenture).

      SECTION 18.17. Special State Law Addendum. The provisions contained in the Special State Law Addendum are hereby incorporated herein and made a part hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and, by parties in corporate form, by their respective officers thereunto duly authorized, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[SEAL]                                  Real Estate Finance Trust 1995-K-__, a

                                        Delaware business trust


                                        By:   Wilmington Trust Company, not
                                              in its individual capacity,
                                              except as otherwise provided,
                                              but solely as Corporate Owner
                                              Trustee,


Attest:                                       By:_______________________________
                                              Name:  ___________________________


                                              Title:

__________________________________


Name:_____________________________

Assistant Secretary


                                        By: ____________________________________

                                              William J. Wade, not in his
                                              individual capacity, except as
                                              otherwise provided, but solely as
                                              Individual Owner Trustee


WITNESSES



__________________________________
PRINT NAME:



__________________________________
PRINT NAME:

[CORPORATE SEAL]                              The Bank of New York, as
                                              Corporate Indenture Trustee



Attest:                                       By:_______________________________
                                                Name:  _________________________


                                                Title:  Assistant Vice President



__________________________________

Name:_____________________________

Assistant Secretary

                                              Todd N. Niemy



                                              __________________________________
                                              Co-Indenture Trustee

WITNESSES


__________________________________
PRINT NAME:


__________________________________
PRINT NAME:


This document prepared by:

SULLIVAN & CROMWELL
250 Park Avenue
New York, New York  10177
Attn:  Arthur S. Adler, Esq.

STATE OF NEW YORK            )
                             : ss.:
COUNTY OF NEW YORK           )



      Know all men by these presents that before me, the below-named Notary Public in and for the State and County named above duly commissioned to take acknowledgments, there personally appeared [___________________] and [______________________], each of whom is personally known to me to be a person named in and who signed the legal instrument to which this acknowledgment is attached and which was produced to me in the State and County aforesaid, and being by me first duly sworn each did acknowledge before me, depose and say to me that he is, respectively, and [__________________] of Wilmington Trust Company, a Delaware state banking association, in its capacity as Trustee named as one of the parties to the aforementioned legal instrument; that he knows the seal of said corporation; that the seal imprinted on the legal instrument to which this acknowledgement is attached is an imprint of the true seal of said corporation; that after being duly informed of the contents and import of such legal instrument he had signed and caused the seal of such corporation in its capacity as Trustee to be imprinted on such legal instrument as the officer of such corporation indicated above; that he had signed and sealed the same in the name of and on behalf of such corporation in such capacity by the authority, order and resolution of its Board of Directors; that he had signed his name thereto on behalf of said corporation in such capacity by like order; that the execution of said legal instrument was the free and voluntary act and deed of said corporation in such capacity for the consideration, purposes, and uses set forth in such legal instrument; that he had delivered such legal instrument to the other parties thereto as such; and that on behalf of said corporation in such capacity he had received a true copy of such legal instrument without charge.



      IN WITNESS WHEREOF, I have signed and imprinted my official notarial seal on this acknowledgment in the State and County named above on the ___ day of March, 1995.


My commission expires:



                                         __________________________________
                                         Notary Public


                                         Print Name:_______________________

STATE OF NEW YORK            )
                             : ss.:
COUNTY OF NEW YORK           )



      Know all men by these presents that before me, the below-named Notary Public in and for the State and County named above duly commissioned to take acknowledgments, there personally appeared William J. Wade, who is personally known to me to be a person named in and who signed the legal instrument to which this acknowledgment is attached and which was produced to me in the State and County aforesaid, and being by me first duly sworn did acknowledge before me, depose and say to me that he is a trustee of Real Estate Finance Trust 1995-K-______, a Delaware business trust, named as one of the parties to the aforementioned legal instrument; that after being duly informed of the contents and import of such legal instrument he had signed such legal instrument as the trustee of such trust indicated above; that he had signed the same in the name of and on behalf of such trust; that the execution of said legal instrument was the free and voluntary act and deed of said trust for the consideration, purposes, and uses set forth in such legal instrument; that he had delivered such legal instrument to the other parties thereto as such; and that on behalf of said trust he had received a true copy of such legal instrument without charge.



      IN WITNESS WHEREOF, I have signed and imprinted my official notarial seal on this acknowledgment in the State and County named above on the ____ day of March, 1995.


My commission expires:




                                         __________________________________
                                         Notary Public


                                         Print Name:_______________________

STATE OF NEW YORK            )
                             : ss.:
COUNTY OF NEW YORK           )



      Know all men by these presents that before me, the below-named Notary Public in and for the State and County named above duly commissioned to take acknowledgments, there personally appeared_____________________________________ and _______________________, each of whom is personally known to me to be a person named in and who signed the legal instrument to which this acknowledgment is attached and which was produced to me in the State and County aforesaid, and being by me first duly sworn each did acknowledge before me, depose and say to me that he is, respectively, vice president and assistant secretary of The Bank of New York, named as one of the parties to the aforementioned legal instrument; that he knows the seal of said corporation; that the seal imprinted on the legal instrument to which this acknowledgement is attached is an imprint of the true seal of said corporation; that after being duly informed of the contents and import of such legal instrument he had signed and caused the seal of such corporation to be imprinted on such legal instrument as the officer of such corporation indicated above; that he had signed and sealed the same in the name of and on behalf of such corporation by the authority, order and resolution of its Board of Directors; that he had signed his name thereto on behalf of said corporation by like order; that the execution of said legal instrument was the free and voluntary act and deed of said corporation for the consideration, purposes, and uses set forth in such legal instrument; that he had delivered such legal instrument to the other parties thereto as such; and that on behalf of said corporation he had received a true copy of such legal instrument without charge.



      IN WITNESS WHEREOF, I have signed and imprinted my official notarial seal on this acknowledgment in the State and County named above on the ____ day of March, 1995.


My commission expires:



                                         __________________________________
                                         Notary Public


                                         Print Name:_______________________

STATE OF NEW YORK            )

                             :ss.:

COUNTY OF NEW YORK           )



      Know all men by these presents that before me, the below-named Notary Public in and for the State and County named above duly commissioned to take acknowledgments, there personally appeared Todd N. Niemy, who is personally known to me to be a person named in and who signed the legal instrument to which this acknowledgment is attached and which was produced to me in the State and County aforesaid, and being by me first duly sworn did acknowledge before me, depose and say to me that after being duly informed of the contents and import of such legal instrument he had signed such legal instrument as his free and voluntary act and deed for the consideration, purposes, and uses set forth in such legal instrument; that he had delivered such legal instrument to the other parties thereto as such; and that he had received a true copy of such legal instrument without charge.



      IN WITNESS WHEREOF, I have signed and imprinted my official notarial seal on this acknowledgment in the State and County named above on the ____ day of March, 1995.


My commission expires:




                                         __________________________________
                                         Notary Public


                                         Print Name:_______________________

                                   SCHEDULE I

                            OHIO STATE LAW ADDENDUM



      This Addendum modifies and supplements the Indenture, Open-End Mortgage and Deed of Trust, Assignment of Rents and Security Agreement (the "Indenture") dated as of March ___, 1995 among Real Estate Finance Trust 1995-K-___, a Delaware business trust, and The Bank of New York and Todd N. Niemy, Indenture Trustees.



      The Indenture secures unpaid balances of loan advances made after the Indenture is delivered to the recorder for record, to the extent that the total unpaid loan indebtedness, exclusive of interest thereon, does not exceed the maximum amount of $500,000,000 which may be outstanding at any time.



      IN WITNESS WHEREOF, this Addendum is executed effective as of the date of the Indenture.



Signed and acknowledged in the
presence of:                              Real Estate Finance Trust 1995-K-___,
                                          a Delaware business trust




Sign here:____________________
Print here:___________________            By: Wilmington Trust Company, not in
                                              its individual capacity, except as
Sign here:____________________                otherwise provided, but solely as
Print here:___________________                Corporate Owner Trustee,




Sign here:____________________
Print here:___________________            By:
                                              Name: ____________________________
                                              Title:



Sign here:____________________
Print here:___________________



                                          By: __________________________________
                                              William J. Wade, not in his
                                              individual capacity, except as
                                              otherwise provided, but solely as
                                              Individual Owner Trustee

                                          The Bank of New York
                                          Corporate Indenture Trustee



                                          By:
                                              Name: ____________________________
                                              Title:  Assistant Vice President



                                          Todd N. Niemy



                                          ______________________________________
                                          Co-Indenture Trustee

STATE OF __________________)
                           ) ss.
COUNTY OF _________________)



     The foregoing instrument was acknowledged before me this _____ day of ______________, 1995 by __________________, the _______________________ of
__________________, a Delaware business trust, on behalf of the trust.



                                                   __________________________
                                                   Notary Public



My Commission Expires: _________________                                [SEAL]





STATE OF __________________)
                           ) ss.
COUNTY OF _________________)



     The foregoing instrument was acknowledged before me this _____ day of ______________, 1995 by __________________, the _______________________ of
__________________, a Delaware business trust, on behalf of the trust.



                                                   __________________________
                                                   Notary Public



My Commission Expires: _________________                                [SEAL]

                    SPECIAL MINNESOTA STATE LAW ADDENDUM TO


                     INDENTURE, MORTGAGE AND DEED OF TRUST,


                   ASSIGNMENT OF RENTS AND SECURITY AGREEMENT



     This Special State Law Addendum is attached to and made a part of that certain Indenture, Mortgage and Deed of Trust, Assignment of Rents and Security Agreement dated as of March, 1995 between Real Estate Finance Trust 1995-K-__, a Delaware business trust, The Bank of New York and Todd N. Niemy, Indenture Trustees (the "Indenture"). All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Indenture.



     A. Tax Identification Number of Debtor. In addition to the information provided in the security agreement and financing statement contained in Article XVII of the Indenture, the I.R.S. tax identification number for the Debtor is:
38-0729-500.



     B. Application of Rents. Notwithstanding any provision to the contrary contained in the Indenture, all Lease Rents, Additional Lease Rents and other amounts (collectively, "Rents"), if any, collected by Indenture Trustee pursuant to Article XVI of the Indenture (Article XVI of the Indenture, as amended and supplemented hereby is hereinafter referred to as the "Assignment of Rents") shall be held and applied in the following order:



         1. To payment of all reasonable fees of the receiver, if one shall be appointed, approved by the Court;



         2. To the repayment when due of all tenant security deposits, with interest thereon, pursuant to the provisions of the Minnesota Statutes,
     Section 504.20;



         3. To payment when due of all delinquent or current real estate taxes and special assessments payable with respect to the Indenture Estate, or the periodic escrow for the payment of said taxes or special assessments;



         4. To payment when due of all premiums for the insurance required by the provisions of the Indenture, or the periodic escrow for the payment of said premiums;



         5. To payments of expenses incurred for normal maintenance of the Indenture Estate;



         6. To payment of expenses incurred by the Indenture Trustee or its agents for the management and operation of the Indenture Estate, including the cost of any independent contractor retained by the Indenture Trustee to manage and operate the Indenture Estate;



         7. Any excess amounts remaining after the above payments shall be paid to the Indenture Trustee in payment of the obligations secured by the Indenture in such order of application as the Indenture Trustee may or elect, subject to the provisions of the Indenture.



The rights and powers of the Indenture Trustee under the Assignment of Rents, and the application of Rents pursuant to this paragraph, shall continue and remain in full force and effect both before and after commencement of any action or procedure to foreclose the Indenture, after the foreclosure sale of the Indenture Estate in connection with the foreclosure of the Indenture, and until expiration of the period of redemption from any such foreclosure sale, whether or not any deficiency from the unpaid balance of the obligations secured by the Indenture exists after such foreclosure sale.



     It is the intention of the parties hereto that the Assignment of Rents shall confer upon the Indenture Trustee the fullest rights, remedies and benefits available pursuant to Minnesota Statutes, Sections 576.01 and 559.17.



     C.  Future Advances.



         1. To the extent that this Indenture secures future advances, the amount of such advances is not currently known. The acceptance of this Indenture by the Indenture Trustee confirms that the Indenture Trustee is aware of the provisions of Minnesota Statutes Section 287.05, subd. 5, and intends to comply with the requirements contained therein.



         2. The maximum principal amount of indebtedness secured by this Indenture at any one time, excluding advances made by the Indenture Trustee in protection of the Indenture Estate or the lien of this Indenture, shall be $500,000,000.



         3. The representations contained in this section are made solely for the benefit of county recording authorities in determining the mortgage registry tax payable as a prerequisite to the recording of this Indenture. The Owner Trustee acknowledges that such representations do not constitute or imply an agreement by the Indenture Trustee to make any future advances to the Owner Trustee.



     D. Maturity. The loan secured by the Trust Indenture matures on _________, _____.

 GEORGIA STATE LAW ADDENDUM TO INDENTURE, MORTGAGE AND DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT



     This Addendum modifies and supplements the foregoing Indenture, Mortgage and Deed of Trust, Assignment of Rents and Security Agreement among Real Estate Finance Trust 1995-K-___, a Delaware business trust, and The Bank of New York and Todd N. Niemy, Indenture Trustees, dated March ___, 1995 and is incorporated therein. Any inconsistency between this Addendum and the foregoing Indenture shall be controlled by this Addendum.



     This document is renamed an Indenture, Mortgage, Deed of Trust, Deed to Secure Debt, Assignment of Rents and Security Agreement and is intended as a Deed to Secure Debt and not a Mortgage.



     This Deed to Secure Debt secured a total principal indebtedness of
[INSERT WORDS]     ($     [INSERT NUMBERS]    ) with a final maturity date of
_____________.



     If all obligations secured hereby shall be fully satisfied, paid and performed, Indenture Trustees or Co-Indenture Trustee, as the case may be, shall, at the request of Owner Trustees or Individual Owner Trustees, as the case may be, promptly deliver to Owner Trustees or Individual Owner Trustee, as the case may be, in recordable form, all such documents as shall be necessary to reconvey the Property to Owner Trustees or Individual Owner Trustee, as the case may be, and to release the Property from the liens, security interests, conveyances and assignments created or evidenced hereby. This Paragraph shall not, under any circumstances, be interpreted to be a defeasance clause, this instrument constituting a deed to secure debt with regard to such Property, and not a mortgage.



     Upon the occurrence and during the continuance of an Indenture Event of Default, Owner Trustees or Individual Owner Trustee, as the case may be, hereby grant to Indenture Trustees or Co-Indenture Trustee, as the case may be, the following irrevocable power of attorney: to sell all or any part of the Property at auction at the usual place for conducting sales at the court house in the county where the Property or any part thereof lies in said State to the highest bidder for cash, after advertising the time, terms and place of such sale once a week for four weeks immediately preceding such sale (but without regard to the number of days intervening between the date of publication of the first advertisement and the date of sale) in a newspaper in which Sheriff's sales are advertised in said county, all other notice being hereby waived by Owner Trustees or Individual Owner Trustee, as the case may be, and Indenture Trustees or Co-Indenture Trustee, as the case may be, or any person on behalf of Indenture Trustees or Co-Indenture Trustee, as the case may be, may bid and purchase the Property at such sale and may apply all or any part of the indebtedness secured hereby as a credit to the purchase or purchaser or purchasers at such sale and grant a sufficient conveyance of said Property in fee simple, with full warranties of title, which conveyance may contain recitals setting forth the Indenture Event(s) of Default upon which the execution of power of sale herein granted depends, and Owner Trustees or Individual Owner Trustee, as the case may be, hereby constitute and appoint Indenture Trustees or Co-Indenture Trustee, as the case may be, as the agent and attorney-in-fact of Owner Trustees or Individual Owner Trustee, as the case may be, to make such sale and conveyance, and thereby to divest Owner Trustees or Individual Owner Trustee, as the case may be, of all right, title and equity that Owner Trustees or Individual Owner Trustee, as the case may be, may have in and to the Property and to vest same in the purchaser or purchasers at such sale or sales and all the acts and doings of said agency and attorney-in-fact are hereby ratified and confirmed. Owner Trustees or Individual Owner Trustee, as the case may be, hereby constitute and make such recitals, and Owner Trustees or Individual Owner Trustee, as the case may be, hereby covenant and agree that the recitals so to be made by Indenture Trustees or Co-Indenture Trustee, as the case may be, shall be binding and conclusive upon Owner Trustees or Individual Owner Trustee, as the case may be, and the heirs, executors, administrators and assigns of Owner Trustees or Individual Owner Trustee, as the case may be, and that the conveyance to be made by Indenture Trustees or Co-Indenture Trustee, as the case may be, shall be effectual to bar all equity of redemption (including any statutory redemption) of Owner Trustees or Individual Owner Trustee, as the case may be, or the successors in interest of Owner Trustees or Individual Owner Trustee, as the case may be, in and to said Property.



     The power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise and are granted as cumulative to the remedies for collection of the indebtedness secured hereby provided by law and shall not be exhausted by one exercise thereof by may be exercised until full payment of such indebtedness hereby secured.



     In the event of any such foreclosure sale or sales under the power herein granted, Owner Trustees or Individual Owner Trustee, as the case may be, shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to the provisions of law applicable to tenants holding over.



     Owner Trustees or Individual Owner Trustee, as the case may be, hereby waive and renounce all homestead and exemption rights provided for by the Constitution and the laws of the United States and any state, in and to the Property as against the collection of the indebtedness secured hereby, or any part hereof.



              BY EXECUTION OF THIS DEED TO SECURE DEBT, OWNER TRUSTEES OR INDIVIDUAL OWNER TRUSTEE, AS THE CASE MAY

     BE, EXPRESSLY: (A) ACKNOWLEDGE THE RIGHT OF INDENTURE TRUSTEES OR CO-INDENTURE TRUSTEE, AS THE CASE MAY BE, TO ACCELERATE THE OBLIGATIONS SECURED HEREBY AND THE POWER OF ATTORNEY GIVEN HEREIN TO INDENTURE TRUSTEES OR CO-INDENTURE TRUSTEE, AS THE CASE MAY BE, TO SELL THE PROPERTY BY NONJUDICIAL FORECLOSURE UPON AN EVENT OF DEFAULT BY OWNER TRUSTEES OR INDIVIDUAL OWNER TRUSTEE, AS THE CASE MAY BE, WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED TO SECURE DEBT; (B) WAIVES ANY AND ALL RIGHTS WHICH OWNER TRUSTEES OR INDIVIDUAL OWNER TRUSTEE, AS THE CASE MAY BE, MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES OF AMERICA (INCLUDING, WITHOUT LIMITATION, THE FIFTH AND FOURTEENTH AMENDMENTS THEREOF), THE VARIOUS PROVISIONS OF THE CONSTITUTION FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, (1) TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY INDENTURE TRUSTEES OR CO-INDENTURE TRUSTEE, AS THE CASE MAY BE, OF ANY POWER OF SALE HEREIN PROVIDED, EXCEPT SUCH NOTICE (IF ANY) AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED TO SECURE DEBT OR APPLICABLE LAW, AND (2) CONCERNING THE APPLICATION, RIGHTS OR BENEFITS OF ANY STATUTE OF LIMITATION OR ANY MORATORIUM, REINSTATEMENT, MARSHALLING, FORBEARANCE, APPRAISEMENT, VALUATION, STAY, EXTENSION, HOMESTEAD, EXEMPTION OR REDEMPTION LAWS; (C) ACKNOWLEDGES THAT OWNER TRUSTEES OR INDIVIDUAL OWNER TRUSTEE, AS THE CASE MAY BE, HAVE READ THIS DEED TO SECURE DEBT AND ANY AND ALL QUESTIONS OF OWNER TRUSTEES OR INDIVIDUAL OWNER TRUSTEE, AS THE CASE MAY BE, REGARDING THE LEGAL EFFECT OF THIS DEED TO SECURE DEBT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO OWNER TRUSTEES OR INDIVIDUAL OWNER TRUSTEE, AS THE CASE MAY BE, AND OWNER TRUSTEES OR INDIVIDUAL OWNER TRUSTEE, AS THE CASE MAY BE, HAVE CONSULTED WITH COUNSEL OF ITS CHOICE PRIOR TO EXECUTING THIS DEED TO SECURE DEBT; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY OWNER TRUSTEES OR INDIVIDUAL OWNER TRUSTEE, AS THE CASE MAY BE, AS PART OF A BARGAINED-FOR LOAN TRANSACTION AND THAT THIS DEED TO SECURE DEBT IS VALID AND ENFORCEABLE BY INDENTURE TRUSTEES OR CO-INDENTURE TRUSTEE, AS THE CASE

     MAY BE, AGAINST OWNER TRUSTEES OR INDIVIDUAL OWNER TRUSTEE, AS THE CASE MAY BE, IN ACCORDANCE WITH ALL THE TERMS AND CONDITIONS HEREOF.



                                         _______________________________________
                                              INITIAL

                        SPECIAL STATE LAW ADDENDUM WITH


                      RESPECT TO PROPERTY LOCATED IN TEXAS



     THIS SPECIAL STATE LAW ADDENDUM is executed in connection with and amends and is attached to and incorporated into that certain Indenture, Mortgage and Deed of Trust, Assignment of Rents and Security Agreement dated as of March 2, 1994 (the "Indenture") among REAL ESTATE FINANCE TRUST 1995-K, a Delaware business trust and the BANK OF NEW YORK and TODD N. NIEMY, Indenture Trustees.



     To the extent that the Indenture covers property located in the state of Texas it is amended and modified in the following manner:



     1. Title to the property is held in the name of Wilmington Trust Company as the Trustee of the Owner Trust (the "Owner Trustee") and therefore the grantor of this Deed of Trust is the Owner Trustee and all references to the Owner Trust are amended to refer to the Owner Trustee.



     2. The granting clause of the Deed of Trust which begins on page 2 with "NOW THEREFORE, . . ." and continues through the colon on page 3 shall be deleted and replaced with the following:



         NOW, THEREFORE, THIS INDENTURE WITNESSETH, that (A) to secure (i) the payment of the principal of, and interest on and all other amounts in respect to the Mortgage Notes from time to time Outstanding and (ii) the performance and observance of the covenant herein contained and the performance and observance by the Owner Trustee of all of its covenants and provisions contained herein and (only with respect to the Property encumbered hereby) in the Indenture Documents to which it is a party for the benefit of the Holders and the Indenture Trustees and (iii) all future advances and readvances that may subsequently be made to the Owner Trustee by the Indenture Trustees, evidenced by the Mortgage Notes, and all renewals and extensions thereof, provided, however, nothing contained herein shall create an obligation on the part of the Indenture Trustees to make future advances or readvances to the Owner Trustee and (iv) all fees of the Indenture Trustees and charges and expenses of collection incurred by the Indenture Trustees, including court costs and reasonable attorneys' fees, and (B) in consideration of the premises and of the purchase of the Mortgage Notes by the purchasers thereof, the Owner Trustee has executed and delivered this Indenture; and the Owner Trustee has irrevocably granted, and by these presents and by the execution and delivery hereof and of the Mortgage Notes, the Owner Trustee does hereby irrevocably grant bargain, convey, warrant, assign, collaterally assign, mortgage, pledge, sell, alien, remise, release, transfer, hypothecate, deliver, set over and confirm (the foregoing acts being referred to herein as simply the "Grant"), to Mortgage Trustee and Mortgage Trustee's substitutes and successors in trust upon the terms herein set forth to the extent that it constitutes real property and to the extent that it does not constitute real property, grants, conveys, assigns, transfers, mortgages, and pledges to and creates a security interest in favor of the Indenture Trustees (x) for the benefit and security of the Holders of the Mortgage Notes, without priority of any over the others, and (y) upon the issuance of any Refinancing Mortgage Notes, for the benefit of the Holders of such Refinancing Mortgage Notes (on a parity with the Holders of the Mortgage Notes hereafter issued Outstanding), all right, title and interest of the Owner Trustee (but only to the extent conveyed to the Owner Trustee under the Operative Documents and only to the extent described in this Indenture) in and to its interest in, to and under all of the property, rights, privileges and franchises described in the following Granting Clauses, exclusive, however of all Excepted Rights and Excepted Payments (collectively, described as the "Indenture Estate"), to wit:



     3. The "To Have and To Hold" paragraph on page 5 is deleted and replaced with the following:



         TO HAVE AND TO HOLD the Indenture Estate and all parts thereof unto the Mortgage Trustee and the Mortgage Trustee's substitutes or successors, but in trust, nevertheless for the benefit and security of the Holders for the use and purposes and with the power and authority and subject to the terms and conditions mentioned and set forth in this Indenture.



     4. The paragraph that begins at the bottom of page 6 and continues on to page 7 is deleted and replaced with the following:



         The Owner Trustee (sometimes herein referred to as "Grantor") does hereby warrant and represent that it has not mortgaged, assigned or pledged, and hereby covenants that it will not mortgage, assign or pledge, as long as this Indenture shall remain in effect and shall not have been terminated pursuant to Section 13.01 hereof, any of its estate, right, title or interest described in this Indenture, to anyone other than the Mortgage Trustee for the benefit of the Indenture Trustees. With respect to such estate, right, title and interest described in this Indenture, the Grantor will not, except as provided in this Indenture or with respect to Excepted Rights and Payments, (i) enter into any agreement terminating, amending or supplementing any of the Indenture Documents, or execute any waiver or modification of, or consent under, the terms of any of the Indenture Documents (or, if Grantor's interest in the Land is a leasehold, surrender its interest under the Ground Lease) or accept a surrender of the Company's interest under the Lease or subordinate the lease, (ii) accept any payment from the Company under any Indenture Document, (iii) settle or compromise any claim arising under any of the Indenture Documents or (iv) submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Indenture Documents to arbitration thereunder. For purposes of subsequent references herein, this paragraph shall be regarded as the seventh paragraph following the Habendum Clause.



     5. The following definition is added between the definition of Mortgage Notes and Officers Certificate on page 13:



         Mortgage Trustee means ______________ and his substitutes or successors as Mortgage Trustee as established pursuant to the terms of this Indenture.



     6.  Paragraph (d) on page 29 is deleted and replaced with the following:



         (d) Any transfer or attempted transfer by the Owner Trustee of all or any part of the Indenture Estate, except in compliance with the terms hereof, shall entitle the Indenture Trustees to accelerate the Mortgage Notes and declare the same to be immediately due and payable.



     7. Subparagraph (g) on page 51 is hereby deleted in its entirety and replaced with the following:



         The Indenture Trustees may require the Mortgage Trustee to sell all or part of the Indenture Estate, at public auction, to the highest bidder, for cash, at the county courthouse of the county in Texas in which the Indenture Estate or any part thereof is situated, between the hours of 10:00 o'clock a.m. and 4:00 o'clock p.m. on the first Tuesday of any month, after giving notice of the time, place and terms of said sale and of the property to be sold, by posting written notice thereof at the courthouse door of the county in which the sale is to be made and by filing said notice with the County Clerk of said county at least twenty-one (21) days preceding the date of the sale, and if the property to be sold is in more than one county, a notice shall be posted at the courthouse door and filed with the County Clerk of each county in which the property to be sold is situated. In addition, the Indenture Trustees shall, at least twenty-one (21) days preceding the date of sale, serve written notice of the proposed sale by certified mail on each debtor obligated to pay the debt secured hereby according to the records of the Indenture Trustees. Service of such notice shall be completed upon deposit of the notice, enclosed in a postpaid wrapper, property addressed to such debtor at the most recent address as shown by the records of the Indenture Trustees, in a post office or official depository under the care and custody of the United States Postal Service. The affidavit of any person having knowledge of the facts to the effect that such service was completed shall be prima facie evidence of the fact of service. Any notice that is required or permitted to be given to the Owner Trustee must be addressed to the Owner Trustee at the Owner Trustee's address as stated above. Any notice that is to be given by certified mail to any other debtor may, if no address for such other debtor is shown by the records of the Indenture Trustees, be addressed to such other debtor at the address of the Owner Trustee, as is shown by the records of the Indenture Trustees. Notwithstanding the foregoing provisions of this paragraph, notice of such sale given in accordance with the requirements of the applicable laws of the State of Texas in effect at the time of such sale shall constitute sufficient notice of such sale. Mortgage Trustee may sell all or any portion of the Indenture Estate, together or in lots or parcels, and may execute and deliver to the purchaser or purchasers of such property good and sufficient deeds of conveyance of fee simple title with covenants of general warranty made on behalf of the Owner Trustee. In no event shall Mortgage Trustee be required to exhibit, present or display at any such sale any of the personalty described herein to be sold at such sale. The Mortgage Trustee making such sale shall receive the proceeds thereof and shall apply the same in accordance with the terms of this Indenture. Payment of the purchase price to the Mortgage Trustee shall satisfy the obligation of the purchaser at such sale therefor, and such purchaser shall not be responsible for the application thereof. The sale or sales by Mortgage Trustee of less than the whole of the Indenture Estate shall not exhaust the power of sale herein granted, and Mortgage Trustee is specifically empowered to make a successive sale or sales under such power until the whole of the Indenture Estate shall be sold; and if the proceeds of such sale or sales of less than the whole of the Indenture Estate shall be less than the aggregate of the indebtedness secured hereby and the expenses thereof, this Indenture and the lien, security interest and assignment hereof shall remain in full force and effect as to the unsold portion of the Indenture Estate, just as though no sale or sales had been made; provided, however, that the Owner Trustee shall never have any right to require the sale or sales of less than the whole of the Indenture Estate, but the Indenture Trustees shall have the right, at their sole election, to request Mortgage Trustee to sell less than the whole of the Indenture Estate. At such sale (1) Owner Trustee hereby agrees, in its behalf and in behalf of its heirs, executors, administrators, successors, personal representatives and assigns, that any and all recitals made in any deed of conveyance given by Mortgage Trustee with respect to the identity of Indenture Trustees, the occurrence or existence of any default, the acceleration of the maturity of any of the indebtedness, the request to sell, the notice of sale, the giving of notice to all debts legally entitled thereto, the time, place, terms, and manner of sale, and receipt, distribution and application of the money realized therefrom, or the due and proper appointment of a substitute trustee, and, without being limited by the foregoing, with respect to any other act or thing having been duly done by Indenture Trustees or by Mortgage Trustee hereunder, shall be taken by all courts of law and equity as prima facie evidence that the statements or recitals state facts and are without further question to be so accepted, and the Owner Trustee hereby ratifies and confirms every act that Mortgage Trustee or any substitute mortgage trustee hereunder may lawfully do in the premises by virtue hereof, and (2) the purchaser may disaffirm any easement granted, or rental, lease or other contract made in violation of any provision of this Indenture, and may take immediate possession of the Indenture Estate free from, and despite the terms of, such grant of easement and rental or lease contract. Indenture Trustees may bid and become the purchaser of all or any part of the Indenture Estate at any trustee's or foreclosure sale hereunder, and the amount of Indenture Trustees' successful bid may be credited on the indebtedness secured hereby.



         In the event of a trustee's sale hereunder and if at the time of such sale, the Owner Trustee or any other party occupies the portion of the Indenture Estate so sold or any part thereof, such occupant shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Indenture Estate so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such property.



         If, for any reason, Indenture Trustees prefer to appoint a substitute trustee hereunder, Indenture Trustees may, from time to time, by written instrument, appoint one or more substitute trustees, who shall succeed to all the estate, rights, powers, and duties of the original Mortgage Trustee named herein. Such appointment may be executed by anyone acting in a representative capacity, and such appointment shall be presumed to have been executed with appropriate authority, absent proof to the contrary.

                    SPECIAL STATE LAW ADDENDUM (CALIFORNIA)


                                       To


                 Indenture, Mortgage, Deed of Trust, Assignment


                        of Rents and Security Agreement



         This Addendum modifies and supplements the Indenture, Mortgage and Deed of Trust, Assignment of Rents and Security Agreement to which it is appended.



         A. This document is renamed an Indenture, Mortgage, Assignment of Rents, Security Agreement and Fixture Filing.



         B.   Granting Clause Third is amended and restated as follows:



                             Granting Clause Third



              Subject and subordinate to the provisions of Article XVI (Assignment of Rents and Leases): All Basic Rent and Additional Rent (including amounts payable under [ARTICLES 37 AND 38] of the Lease and Trustee Expenses); all payments, receipts and other consideration of any sort whatsoever payable under the Lease, including any of the same payable to the Owner Trust, as Lessor under the Lease, as a result of or in respect of any casualty, condemnation or economic obsolescence relating to the Property, any termination of the Lease, whether by reason of the Company's default thereunder or otherwise, including any property delivered in substitution of the Property; and all other right, title and interest of the Owner Trust, as Lessor under the Lease (including all extended and renewal terms under the Lease) and such other rights, title and interest as are described in Article XVI, subject to application of certain monies in accordance with Article V hereof.



         C.   Granting Clause Fourth is Amended and Restated as follows:



                             Granting Clause Fourth



              All of the Owner Trust's right, title and interest in, to and under (a) all general intangibles relating to design, development, operation, management and use of the Property, (b) all certificates of occupancy, zoning variances, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the development, use, operation or management of the Property (except for any such permits and approvals that are not transferable by law), (c) all construction, service, architectural and other similar contracts concerning the design, construction, management, operation, occupancy and/or use of the Property, (d) all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, engineering reports and similar materials relating to any portion of or all of the Property; (e) all payment and performance bonds or warranties or guarantees relating to the Property; and (f) all instruments, accounts and general intangibles which evidence or reflect any debt arising on account of the Leases, which is owed by any tenant under a Lease to Owner Trust, or its assignees.



         D. The introductory paragraph of Section 16.01 of Article XVI (Assignment of Leases and Rents), is amended and restated as follows:



              SECTION 16.01. Making of Assignment. The Owner Trust by these presents does hereby absolutely and irrevocably assign, transfer, set over and convey to the Indenture Trustees, all the following-described properties, whether now owned or held or hereafter acquired, exclusively and without any reservation thereof unto the Indenture Trustees (except as herein otherwise expressly provided), exclusive, however, of all Excepted Payments and Rights and only to the extent the same have been conveyed to the Owner Trust pursuant to the Operative Documents.

STATE OF _______________________)
                                ) SS.
COUNTY OF ______________________)



On _______________________ 1995, before me, _______________, personally appeared ___________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), an that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.



WITNESS my hand and official seal.



Signature _________________________________      (Seal)

                                                         Draft of March 31, 1995
Kmart Store No.: [STORE NO.]~
[TOWN, STATE]~


                                EXHIBIT A-[1/2]~
                      FORM OF MORTGAGE NOTE 1995-K-[1/2]~

THIS MORTGAGE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND NO RESALE, TRANSFER OR OTHER DISPOSITION OF THIS MORTGAGE NOTE SHALL BE MADE UNLESS THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS ARE COMPLIED WITH OR SUCH RESALE, TRANSFER OR OTHER DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. NONE OF THE OWNER TRUSTEES, THE OWNER TRUST, THE INDENTURE TRUSTEES, THE REMAINDERMAN OR THE COMPANY IS OBLIGATED TO REGISTER THE OFFER OR SALE OF THIS MORTGAGE NOTE UNDER THE SECURITIES ACT OR ANY OTHER SECURITIES LAW.


No. [1/2]~                                                 $[K-1/K-2 PRINCIPAL]~


                  [RATE]~% MORTGAGE NOTE DUE [MATURITY DATE]~
         REAL ESTATE FINANCE TRUST 1995-K-__, A DELAWARE BUSINESS TRUST


Interest Rate                                                      Maturity Date

[RATE]~%                                                    DUE [MATURITY DATE]~


     Real Estate Finance Trust 1995-K-__, a Delaware business trust (the "Owner Trust") of which Wilmington Trust Company and William J. Wade are acting not in their respective individual capacities but solely as Owner Trustees (herein in such capacities called the "Owner Trustees") under that certain Trust Agreement dated as of March __, 1995, between the Owner Participant named therein and the Owner Trustees (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), hereby promises to pay to [PASS THROUGH TRUSTEE K-1/K-2]~, as trustee of that certain Pass Through Trust 1995-K-[1/2]~ created by that certain Pass Through Trust Agreement dated as of March __, 1995, or registered assigns (collectively, the "Holder"), the principal sum of $[K-1/K-2 PRINCIPAL]~, in installments on the Installment Payment Dates set forth in the reverse hereof with the final installment due and payable on the Maturity Date specified above in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on the principal outstanding from time to time, semiannually on each Interest Payment Date which shall be January 5 and July 5 of each calendar year commencing July 5, 1995 in like coin or currency at the rate per annum set forth above from the date of issuance hereof or from the most recent date to which interest has been paid or duly provided for. The Record Date for each Installment Payment Date, Interest Payment Date and Redemption Date shall be the 15th day preceding each such date whether or not such date is a Business Day. The Holder at the close of business on any Record Date with respect to any Installment Payment Date or Interest Payment Date shall be entitled to receive the Installment Payment Amount or interest, if any, payable on such Installment Payment Date or Interest Payment Date notwithstanding any transfer or exchange of this Mortgage Note subsequent to the Record Date and prior to such Installment Payment Date or Interest Payment Date. Notwithstanding the provisions of the preceding sentence, any Installment Payment Amount or any interest payable on this Mortgage Note which is not punctually paid or duly provided for on any Installment Payment Date or Interest Payment Date (herein called, respectively, a "Defaulted Installment" and "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date by virtue of his having been such Holder; and such Defaulted Interest may be paid by the Owner Trust, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Owner Trust shall make payment of any Defaulted Installment or Defaulted Interest to the Person in whose name this Mortgage Note is registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the manner provided in Section 2.04 of the Indenture. Notice of the proposed payment of such Defaulted Installment or Defaulted Interest and the special record date therefor shall be mailed by first-class mail, postage prepaid, to the Holder at its address as it appears in the Register, not less than 10 days prior to such special record date. Upon the mailing of such notice, such Defaulted Installment or Defaulted Interest shall be paid to the Person in whose name this Mortgage Note is registered on such special record date and shall no longer be payable pursuant to the following clause (2).

          (2) The Owner Trust may make, or cause to be made, payment of any Defaulted Installment or Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Pass Through Certificates may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Owner Trust to the Corporate Indenture Trustee (as defined below) of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Corporate Indenture Trustee.

If any amount payable under this Mortgage Note, or under the Indenture, falls due on a day that is not a Business Day, then such sum shall be payable on the next succeeding Business Day, without additional interest thereon for the period of such extension; subject to the foregoing, if any principal or premium payable under this Mortgage Note or under the Indenture is not paid or duly provided for when due, then interest shall accrue on such sum until payment thereof has been made.

     This Mortgage Note is one of the Mortgage Notes issued and to be issued under that certain Indenture, Mortgage and Deed of Trust, Assignment of Rents and Security Agreement dated as of April __, 1995 (herein as amended, supplemented or modified from time to time called the "Indenture"), among the Owner Trust, The Bank of New York (the "Corporate Indenture Trustee"), and Todd N. Niemy (the "Co-Indenture Trustee", the Corporate Indenture Trustee and the Co-Indenture Trustee being referred to collectively as the "Indenture Trustees"). The Indenture Estate (as defined in the Indenture) secures the indebtedness evidenced by the Mortgage Notes.

     Payment of the principal of, premium, if any, and interest on this Mortgage Note will be made in immediately available funds by wire transfer to an account in the United States designated by the Holder hereof not later than the date provided therefor or the reverse side hereof, provided that the final installment of principal of this Mortgage Note shall be payable only upon presentation and surrender of this Mortgage Note.

     Wilmington Trust Company, William J. Wade, The Bank of New York, and Todd
N. Niemy are not acting individually hereunder, but solely as trustees of the Owner Trust and as Indenture Trustees, respectively. Limitations on the obligations of the Owner Trust, and the trustees thereof, are set forth in
Section 2.05 of the Indenture.

     Reference is made to the further provisions set forth on the reverse hereof. Such provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Mortgage Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Mortgage Note has been executed on behalf of the Owner Trust by the manual or facsimile signature of one of the officers of the Corporate Owner Trustee and authenticated on behalf of the Corporate Indenture Trustee by the manual signature of one of the officers of the Corporate Indenture Trustee, in each case as specified in Sections 2.02 and 2.03 of the Indenture.

     Nothing contained herein or in the Indenture shall be construed as creating any liability under this Mortgage Note of the Owner Trust or any beneficiary of the Owner Trust, or any of their respective affiliates or any of their respective officers, directors, shareholders, partners, venturers, trustees (except for the Owner Trustees which are governed by the immediately following paragraph), beneficiaries, employees or agents (the Owner Trust and such other Persons being collectively called "Lessor Parties"), individually or personally, except as otherwise specifically provided herein and in the Indenture. All such liability, if any, is expressly waived by the Holder by its acceptance of this Mortgage Note, for itself and for each person now or hereafter claiming by, through or under the Holder, and that, so far as any Lessor Party, individually or personally, is concerned, the Holder and any person claiming by, through or under the Holder shall look solely to the right, title and interest of the Owner Trust in the Indenture Estate or, with respect to the Owner Participant, to the right, title and interest of the Owner Participant in the Indenture Estate, except as provided in the Participation Agreement for the performance of any obligation under this Mortgage Note and the satisfaction of any liability arising therefrom. For purposes of this paragraph, the Owner Trust shall be deemed to include any permitted successors to the Owner Trust's interest in the Property.

     The Holder of this Mortgage Note, by its acceptance hereof, expressly understands and agrees that (i) this Mortgage Note is executed and delivered by Wilmington Trust Company not individually or personally but solely as Corporate Owner Trustee on behalf of the Owner Trust under the Trust Agreement, in the exercise of the powers and authority conferred and vested in it as the Corporate Owner Trustee, (ii) each of the undertakings and agreements herein made on the part of the Owner Trust (other than those specifically in the Indenture made by Wilmington Trust Company in its individual capacity) are made and intended not as personal undertakings and agreements by Wilmington Trust Company but are made and intended for the purpose for binding only the Trust Estate (as defined in the Trust Agreement) created by the Trust Agreement,
(iii) nothing herein contained shall be construed as creating any liability on the part of Wilmington Trust Company or William J. Wade, individually or personally, to perform any covenant either expressed or implied contained herein or in the Indenture, all such liability, if any, being expressly waived by the Holder by its acceptance of this Mortgage Note, for itself and for any person claiming by, through or under the Holder and (iv) under no circumstances (except in respect of those representations, warranties, undertakings and agreements made by Wilmington Trust Company, in its individual capacity) shall Wilmington Trust Company or William J. Wade, be personally liable for the payment of any Indebtedness (as defined in the Indenture) or expenses of the Owner Trustees or the Owner Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustees or the Owner Trust under this Mortgage Note or the other Indenture Documents (as defined in the Indenture).

     Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Indenture.

     IN WITNESS WHEREOF, the Owner Trust has caused this Mortgage Note to be duly executed in its name by an officer of the Corporate Owner Trustee thereunto duly authorized.

Date:  April __, 1995

                                 Real Estate Finance Trust 1995-K-__,
                                 a Delaware business trust,

                                 By:  Wilmington Trust Company, not in its
                                      individual capacity but solely as
                                      Corporate Owner Trustee



                                      By:_______________________________________
                                              Authorized Officer

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Mortgage Notes referred to in the within-mentioned Indenture.

Dated:  April __, 1995
                                      The Bank of New York, not in its
                                      individual capacity but solely as
                                      Corporate Indenture Trustee



                                      By:_______________________________________
                                            Authorized Signatory

                                   [Reverse]

     On each Installment Payment Date, the principal payable on this Mortgage Note shall be equal to the Installment Payment Percentage specified on Schedule I hereto for such Installment Payment Date multiplied by the initial principal amount of this Mortgage Note which is set forth on the face hereof (an "Installment Payment Amount"), subject to earlier redemption, in whole or in part, or mandatory tender for purchase described briefly below and more fully described in Article VI of the Indenture.

     As more fully provided in the Indenture, this Mortgage Note is subject to redemption in whole or in part, by notice mailed not less than 20 days prior to the applicable Redemption Date (unless, if this Mortgage Note is held by a Pass Through Trustee (as defined in the Indenture), a different method shall be acceptable to such Holder), under the circumstances set forth in Section 6.02 of the Indenture at a redemption price (the "Redemption Price") set forth below.

     The Corporate Indenture Trustee shall give prompt notice of any such redemption by first-class mail (unless, in the case of Mortgage Notes held by a Pass Through Trustee, a different method is acceptable to such Holder) to Holders stating the Redemption Date, the Redemption Price, the principal amount to be redeemed if less than the entire unpaid principal amount hereof, and the place or places where the Mortgage Notes may be surrendered if the entire principal amount hereof is to be redeemed.

     The Redemption Price of each Mortgage Note shall be equal to the unpaid principal amount hereof together with interest accrued thereon to the Redemption Date; together with, in certain circumstances more fully described in the Indenture, a premium, equal to the Make-Whole Premium (as defined in, and calculated by an Independent Investment Banker in accordance with, the Indenture).

     Any redemption of this Mortgage Note only in part shall be effected by the payment to the Holder (without the necessity of presentation or surrender of this Mortgage Note on the part of the Holder) of the amount necessary to effect such redemption in accordance with Article VI of the Indenture and the Corporate Indenture Trustee shall note on its records the fact of such payment and the amount of the principal amount of, and each remaining Installment Payment Amount of, this Mortgage Note remaining unpaid after such payment.
Such notation, in the absence of manifest error, shall be conclusive evidence of the amount of such payment and the remaining unpaid principal amount, and each remaining Installment Payment Amount of, of this Mortgage Note and shall be binding upon the Holder and all subsequent Holders of this Mortgage Note issued upon registration of a transfer thereof or in exchange therefor. As a result of any such redemption in part, each subsequent Installment Payment Amount shall, effective as of the Installment Payment Date immediately following the Redemption Date, automatically (without further act) be reduced (but not below zero) by the percentage that the total aggregate unpaid principal portion of the redemption amount of this Mortgage Note and the other Mortgage Notes issued pursuant to the Indenture being redeemed bears to the total aggregate unpaid principal amount of this Mortgage Notes and the other Mortgage
Note issued pursuant to the Indenture immediately before such redemption.

     Under Section 3.08 of the Indenture, the Company is, under certain circumstances, permitted to assume all of the liabilities and obligations of the Owner Trust under the terms of this Mortgage Note, and liabililities of the Owner Trust under the Indenture. In the event the Company assumes, on a full recourse basis, all of such liabilities and obligations, the lien of the Indenture on the Property (as defined in the Indenture) will continue except as provided in the next sentence. If certain legal opinions described in Section 3.08(b) of the Indenture are rendered, this Mortgage Note and the other Mortgage Notes issued under the Indenture will become general unsecured obligations of the Company, the lien on the Property will be released, and there will be a restatement of the Indenture so it shall thereafter contain terms which are essentially the same (except as provided in the Indenture) as those set forth in the Company's indenture, dated February 1, 1985, by and between the Company and The Bank of New York, as trustee, for certain unsecured debt obligations of the Company. In either event, the Company will execute an assumption of this Mortgage Note. As a result of any such assumption, the Owner Trust will be automatically released from any and all liabilities and obligations hereunder and under the Indenture.

     Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Corporate Indenture Trustee at its principal corporate trust office) for the definitions of capitalized terms used but not defined herein and for a more complete statement of the terms and provisions thereof, including a statement of the properties conveyed, pledged and assigned thereby, the nature and extent of the security, the respective rights of the Owner Trust, the Indenture Trustees and the Holders, and the terms upon which the Mortgage Notes are, and are to be, executed and delivered, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Mortgage Note. In the event of any conflict or inconsistency between the provisions of this Mortgage Note and the Indenture, the Indenture will control.

     All payments of principal, premium, if any, and interest to be made hereunder and under the Indenture (other than payments made in connection with optional redemptions by the Owner Trust and payments made in connection with the exercise of cure rights by the Owner Trust), shall not be required to be made except from the Indenture Estate or the income and proceeds received by the Indenture Trustees therefrom and shall be made in accordance with the terms of Article II of the Indenture. Each Holder hereof, by its acceptance of this Mortgage Note, agrees (x) that except as expressly provided above, it will look solely to the Indenture Estate or the income and proceeds received by the Indenture Trustees therefrom, to the extent available for distribution to the Holder hereof as provided in the Indenture and (y) that neither the Owner Trust nor the Owner Participant is liable, and neither the Owner Trustees nor the Indenture Trustees are liable in their individual capacities, to the Holder hereof or, in the case of the Owner Trust and the Owner Trustees, to the Indenture Trustees, for any amounts payable under this Mortgage Note or the Indenture or, except as provided in the Indenture with respect to the

Owner Trust and the Owner Trustees, or the Indenture Trustees, for any liability under the Indenture.

     If an Indenture Event of Default shall occur and be continuing, subject to the terms of the Indenture the principal of this Mortgage Note may be declared due and payable in the manner and with the effect provided in the Indenture, and the Indenture Trustees may, in certain circumstances, take possession of all or any part of the Indenture Estate and sell all or part of the Indenture Estate at public or private sale, as the Indenture Trustees may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or part of the Indenture Estate as the Indenture Trustees in their sole discretion may determine; provided, however, the Indenture Trustees shall not be obligated to use or operate all or part of the Indenture Estate directly or indirectly by themselves or through agents or representatives or to lease, license or otherwise permit or provide for the use or operation of all or part of the Indenture Estate by others with title remaining in the Indenture Trustees without adequate insurance or indemnification for liability for loss or damage to such Indenture Estate and for public liability and property damage as provided in the Indenture.

     The Indenture provides that in certain events any declaration of acceleration of the Mortgage Notes and its consequences may be rescinded by the Holders of at least a majority in aggregate principal amount of Outstanding Mortgage Notes. Moreover, if, and only if, a Lease Event of Default shall occur, the Indenture Trustees may declare the Lease to be in default, and may, to the exclusion of the Owner Trust, exercise one or more of the remedies of the Lessor provided in the Lease, subject to certain requirements and limitations set forth in the Indenture.

     The Owner Trust may, subject to certain limitations set forth in the Indenture, cure a default by the Company under the Lease arising from the failure of the Company to make any Basic Rent payments under the Lease if such failure shall constitute a Lease Event of Default and the Owner Trust shall not have previously effected on behalf of the Company three such consecutive payments or five such payments cumulatively. The Owner Trust may, subject to certain limitations set forth in the Indenture, cure any other default by the Company in the performance of its obligations under the Lease (i) which can be cured solely by the payment of money by making such payment on behalf of the Company and (ii) other than a default which can be effected by the payment of money, by taking such action as may otherwise be required under any covenant, condition or agreement to be performed or observed by the Company under the Lease.

     The right of the Holder hereof to institute an action for any remedy under the Indenture is subject to certain restrictions specified in the Indenture, except that the right of the Holder of this Mortgage Note to receive payment of the principal of and interest and the premium if any on this Mortgage Note on the respective due dates or the Redemption Price on any Redemption Date, and to institute suit for the enforcement of any such payment, shall not be impaired or affected without the consent of the Holder. Notwithstanding anything to the contrary herein, (i) no Holder shall have the right to enforce any judgment or otherwise exercise remedies against certain indemnity and reimbursement payments to which the Owner Trust or the Owner Participant may be entitled under the terms of the lease of the Property (which are referred to in the Indenture as the "Excepted Rights and Payments"), and (ii) no one or more Holders of the Mortgage Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other Holders of the Mortgage Notes, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under the Indenture, except in the manner therein provided and for the ratable benefit of all the Holders.

     The Mortgage Notes are issuable only as registered Mortgage Notes without coupons in denominations of $1,000,000 and integral multiples thereof (provided that one Mortgage Note maturing on each Maturity Date may be in a different principal amount in order to represent the balance of the principal indebtedness evidenced by all Mortgage Notes maturing on such Maturity Date). So long as any of the Mortgage Notes remain Outstanding, the Corporate Indenture Trustee will maintain an office or agency in New York, New York where the Mortgage Notes may be presented for payment, registration of transfer and exchange as provided in the Indenture. As provided in the Indenture and subject to certain limitations therein, this Mortgage Note is transferable, and upon surrender of this Mortgage Note for registration of transfer at the principal corporate trust office of the Corporate Indenture Trustee, or at the office or agency maintained for such purposes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Owner Trust and the Corporate Indenture Trustee duly executed by, the Holder or his/her attorney-in-fact duly authorized in writing, one or more new Mortgage Notes having the same Maturity Date, Installment Payment Dates, scheduled aggregate Installment Payment Amounts, Interest Payment Dates and interest rate and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. As a condition to any such transfer the Corporate Indenture Trustee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act and shall not permit any transfer if, in the opinion of counsel to the Company or the Owner Trust, the transfer would be required to be registered thereunder.

     As provided in the Indenture and subject to certain limitations therein, the Mortgage Notes are exchangeable for an equal aggregate principal amount of Mortgage Notes having the same Maturity Date, Installment Payment Dates, scheduled aggregate Installment Payment Amounts, Interest Payment Dates, interest rate and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Corporate Indenture Trustee, or at an office or agency maintained for such purpose.

     No service charge to the Holder shall be made for any such registration of transfer or exchange, but the Corporate Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to the due presentment for registration of transfer of this Mortgage Note, the Owner Trust, the Indenture Trustees, any agent of the Owner Trust or the Indenture Trustees, and the Registrar, may deem and treat the person in whose name this Mortgage Note is registered as the absolute owner hereof for all purposes whether or not this Mortgage Note is overdue, and neither the Owner Trust, the Indenture Trustees (nor any agent of the Owner Trust or the Indenture Trustees), nor the Registrar, shall be affected by notice to the contrary.

     Except as provided in the Indenture, the Indenture and the Mortgage Notes shall be construed in accordance with and governed by the laws of the State of New York.

                                   SCHEDULE I


                                 Installment Payment         Installment Payment
                                        Date                     Percentage

                                     ___________                  ________%
                                     ___________                  ________%

                                     ___________                  ________%

                                     ___________                  ________%
                                     ___________                  ________%

                                     ___________                  ________%
                                     ___________                  ________%

                                     ___________                  ________%

                               [Repeat as required]         [Repeat as required]